As submitted to the Securities and Exchange Commission on September 7, 2018

Registration No. 333-226826

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MDJM LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	6531	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite C-1505, Saidun Center

Xikang Road, Heping District, Tianjin

People’s Republic of China
+86-2283520851

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hunter Taubman Fischer & Li LLC
1450 Broadway, 26th Floor
New York, NY 10018
(917) 512-0827

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, NY 10018 212-530-2206	Fang Liu, Esq. Mei & Mark LLP 818 18th Street NW, Suite 410 Washington, DC 20006 (202) 567-6417

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(5)
Ordinary Shares, par value US$0.001 per share(1)(2)	1,600,000	5	$8,000,000	$996
Underwriter’s warrants(3)	160,000	—	—	—
Ordinary Shares underlying underwriter’s warrants(2)(4)	160,000	6.25	$1,000,000	$124.5
Total	1,760,000	—	$9,000,000	$1,120.5

(1)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(3)	No fee required pursuant to Rule 457(g) of the Securities Act.

(4)	Represents underwriter’s warrants to purchase up to an aggregate of 10% of the Ordinary Shares sold in the offering, at an exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriter’s warrants is $1,000,000 (which is equal to 125% of $800,000. The Ordinary Shares underlying the underwriter’s warrants are exercisable within five years after the effective date of the registration statement, commencing 180 days from the closing of the offering at any time, and from time to time, in whole or in part.

(5)	Previously paid

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

As submitted to the Securities and Exchange Commission on September 7, 2018

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED SEPTEMBER 7, 2018

1,200,000 Ordinary Shares

(minimum offering amount)

1,600,000 Ordinary Shares

(maximum offering amount)

MDJM LTD

This is an initial public offering of ordinary shares of MDJM Ltd. We are offering on a best efforts basis our ordinary shares. US$0.001 par value per share (“Ordinary Shares”).

Prior to this offering, there has been no public market for our Ordinary Shares. We expect the initial public offering price will be $5 per Ordinary Share. We are in the process of applying to list our ordinary shares and have reserved the symbol “MDJH” for purposes of listing our Ordinary Shares on the NASDAQ Capital Market under the symbol “MDJH.”

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as used in the Jumpstart Our Business Startups Act of 2012, and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Risk Factors” and “Prospectus Summary— “Implications of Our Being an “Emerging Growth Company” on pages 13 and 17, respectively.

	Minimum offering amount				Maximum offering amount
	Per ordinary share		Total		Per ordinary share		Total
Initial public offering price	US$	5	US$	6,000,000	US$	5	US$	8,000,000
Commissions to the underwriter (7%) for sales to investors introduced by the underwriter(1)	US$	0.375	US$	420,000	US$	0.375	US$	560,000
Proceeds to our company before expenses(1)(2)	US$	4.625	US$	5,580,000	US$	4.625	US$	7,440,000

(1)	We have agreed to pay Network 1 Financial Securities, Inc. (the “Underwriter”) a fee equal to 7% of the gross proceeds of the offering from investors introduced by the Underwriter and a fee equal to 5% of the gross proceeds of the offering from investors introduced by us. The calculation above is based on the assumption that all shares sold in this offering were to investors introduced by the Underwriter. Proceeds to the company will be higher if any shares sold in this offering were to investors introduced by us. We have agreed to grant to the Underwriter warrants equal to 10% of the aggregate number of the ordinary shares sold in the offering and a corporate finance fee of 2% of the gross proceeds of the offering. See “Underwriting” in this prospectus for more information regarding our arrangements with the Underwriter.
(2)	The total estimated expenses related to this offering are set forth in the section entitled “Discounts, Commissions and Expenses.”

The underwriter is selling our Ordinary Shares in this offering on a best efforts basis. The underwriter is not required to sell any specific number or dollar amount of Ordinary Shares but will use its best efforts to sell the Ordinary Shares offered. One of the conditions to our obligation to sell any securities through the underwriter is that, upon the closing of the offering, the Ordinary Shares would qualify for listing on the Nasdaq Capital Market.

We do not intend to close this offering unless we sell at least the minimum number of Ordinary Share, at the price per Ordinary Share set forth above, to result in sufficient proceeds to list our Ordinary Shares on the Nasdaq Capital Market. The offering may terminate on the earlier of (i) any time after the minimum offering amount of our Ordinary Shares is raised, or (ii) 90 days from the effective date of this prospectus, or the expiration date. If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us after deducting certain escrow fees. The proceeds from the sale of the Ordinary Shares in this offering will be payable to “CST&T MDJM Ltd. Escrow Account” and will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing trust bank account until the minimum offering amount is raised. If we do not raise the minimum offering amount of $6 million, we will not conduct a closing of this offering and will return to investors all amounts previously deposited by them in escrow, without interest or deduction.

 Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [●], 2018.

3

About this Prospectus

We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Through and including, [●] 2018 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•	“we”, “us”, or the “Company” or the “Group” are to one or more of MDJM LTD (“MDJM”), and its Affiliated Entities, as the case may be;

•	“Affiliated Entities” are to our subsidiaries and Mingda Tianjin and its subsidiaries and branch offices;

•	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•	“Group” are to MDJM, its subsidiaries, and the Consolidated VIE and its consolidated affiliates as a whole;

•	“Mingda Tianjin” or “Consolidated VIE” are to Tianjin Mingda Jiahe Real Estate Co. Ltd., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements between WFOE and Mingda Tianjin;

•	“MDJH Hong Kong” are to the Company’s wholly owned subsidiary, MDJCC Limited, a Hong Kong corporation;

•	“primary real estate market” are to the market for newly constructed and completed residential and commercial real properties, “primary real estate agency services” are to agency services provided for the primary real estate market, “secondary real estate market” are to the market for all residential and commercial real properties other than those for sale in the primary real estate market, and “secondary real estate brokerage services” are to brokerage services provided for the secondary real estate market;

•	“shares”, “Shares” or “Ordinary Shares” are to the Ordinary Shares of the Company, par value US$0.001 per share;

•	“VIE” are to variable interest entity;

•	“WFOE” are to Beijing Mingda Jiahe Techolgy Development Co. Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by MDJH Hong Kong;

•	“Xishe Xianglin” are to Xishe Xianglin (Tianjin) Business Operations & Management Co. Ltd., a limited liability company organized under the laws of the PRC, which is controlled by Xishe who holds 51% equity ownership, and Zhongcai Nongchuang (Beijing) Technology Ltd. Co., a non-related third party of the Company, who holds 49% equity interest; and

•	“Xishe” are to Xishe (Tianjin) Business Management Co. Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by Mingda Tianjin.

Our business is conducted by Tianjin Mingda Jiahe Real Estate Co. Ltd., our VIE entity in the PRC, and its subsidiaries and branch offices, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

4

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Overview

Our Company

Through our variable interest entity (“VIE”), Tianjin Mingda Jiahe Real Estate Co. Ltd. (“Mingda Tianjin”), we are an emerging, integrated real estate services company in China. We primarily provide primary real estate agency services to our real estate developer clients, and provide, on an as-needed basis, real estate consulting services, and independent training services. Currently, our primary market is in the Tianjin Autonomous Municipality, one of the richest cities in the PRC, ranking fifth in 2017 in the PRC based upon GDP per capita, according to source at http://www.fengup.com/phb/cityphb/64644.html. Since 2014, we have expanded our market presence to other first and second tier cities in China including Chengdu of Sichuan province, and Suzhou and Yangzhou of Jiangsu province.

Through our primary real estate agency services, we have sold an aggregate of approximately 0.88 million square meters of primary properties with transaction value totaling approximately RMB12.97 billion (approximately $2 billion) from 2014 to 2017 for real estate development projects in 4 cities in China, with Tianjin being our largest market. Our primary real estate agency services offerings include, integrated marketing planning; advertising planning and execution; and sales planning and execution. Typically, we will sign a marketing and sales agency agreement with property developers to undertake the marketing and sales activities of a specific project. The scope of service varies according to clients’ needs; it could be a full package of all the above services, a combination of any two of the above services or any single service. As of May 23, 2018, the Company has 84 real estate sales professionals employees and retains additional sales associates, as needed, through third-party staffing companies for specific real estate development projects, on behalf of the real estate developers.

For our real estate consulting services, we provide integrated marketing planning; advertising planning and strategy; and sales planning strategy. Our clients include real estate developers, real estate design institutes and agencies, urban planning bureaus of various levels of governments, urban rail transportation companies, as well as urban infrastructure development companies.

For our independent training services, we may be engaged by real estate developer clients to act as an independent third-party training services for the primary agency sales agents engaged by the developers. We delivered this service as a pilot project in 2016 in response to client’s engagement, and began generating revenue in 2018 following our expansion into this service offering.

We have experienced substantial growth since the inception of Mingda Tianjin in 2002. For the fiscal years ended December 31, 2017 and 2016, our revenues were primarily generated from commission-based, primary real estate agency services. Our commission fee is ranged from 0.5% to 1.7% based on final sales value of the properties that we have sold. Our revenue for the fiscal year ended December 31, 2017 was $5,532,244, an increase of 4% from $5,302,030 in 2016. We generated 99.92% and 99.73% of our total revenues through our primary agency sales services in 2017 and 2016, respectively. We generated 0.08% and 0.27% of our total revenues through our consulting services in 2017 and 2016, respectively.

5

Industry Background

The PRC economy has grown significantly since the PRC government introduced economic reforms in the late 1970s. This growth has accelerated since China entered the World Trade Organization in 2001. China’s economic growth, together with an increase in disposable incomes, a rise in urbanization levels, the emergence of a mortgage lending market and government housing reforms, have driven the expansion of China’s real estate market. The primary residential property market in China continues to grow as the large millennial population reaches the age where they buy their first real property, typically with the financial support of their parents, as well as the continued trend of the PRC citizens relying on new residential properties as a financial instrument to ensure the appreciation of their wealth and disposable income.

The real estate services industry in China, which includes primary real estate agency services, secondary brokerage services, mortgage management services and leasing services, has become increasingly specialized as it has grown in size and complexity.

The real estate services industry in China has thus far consisted primarily of the marketing and sale of new properties, which we refer to as primary real estate agency business, with the secondary real estate brokerage business currently representing a smaller but fast-growing portion of the industry. The primary and secondary real estate services markets in China are competitive and fragmented. Competition is based on a real estate services company’s market reputation and its quality and range of services. The PRC government’s macroeconomic policy and various real estate restrictive policy such as the proposed real estate tax during the 2017 National People's Congress and National Committee of the Chinese People's Political Consultative Conference will continue to affect both land acquisition for primary real estate development, as well as the financial cost for PRC citizens to purchase their primary residences and secondary residences used for financial instruments. These in turn will materially affect the primary real estate services markets. The primary residential real estate agency industry in China is highly fragmented. We believe that industry consolidation will become an increasingly prevalent trend.

Competitive Advantages

We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:

•	systematic and effective training of sales associates and support staff;

•	integrated provider of a full range of agency services; and

•	an experienced and stable management team.

Growth Strategies

Our goal is to become a leading real estate primary real estate agency service company in China that provides an end-to-end full range of services to meet the diverse and evolving needs of the real estate industry, and with geographical coverage in major second-tier and third-tier cities on the eastern seaboard of the PRC market, and in central China.

Our primary strategies to achieve our goal include:

•	expand geographic reach and enhance brand recognition,

•	further grow each existing line of business,

•	selectively pursue strategic acquisitions and alliances, and

•	expand service offerings and increase cross-selling opportunities.

6

Corporate Information

Our principal executive offices are located at Saidun Center [C-1505], Xikang Road, Heping District, Tianjin, People’s Republic of China, and our phone number is + 86-2283520851. We maintain a corporate website at http://www.mdjhchina.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus. For more detail on our corporate history please refer to “Business – Corporate History and Structure”.

MDJM LTD
"MDJM"
Cayman Islands, 2018
100%
MDCC LTD
"MDJH Hong Kong"
Hong Kong, 2018
Offshore
100%
Onshore
Beijing Mingda Jiahe Techolgy Development Co. Ltd.
"WFOE"
Beijing, 2018
Contractual Arrangements
Tianjin Mingda Jiahe Real Estate Co. Ltd.
"Mingda Tianjin"
Tianjin, 2002
100%
Xishe (Tianjin) Business Management Co. Ltd.
"Xishe"
Tianjin, 2018
51%
Xishe Xiangling (Tianjin) Business Operations & Management Co. Ltd.
"Xishe Xiangling"
Tianjin, 2018
49%
Zhongcai Nongchuang (Beijing) Technology Ltd. Co.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

7

•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

8

THE OFFERING

Ordinary Shares outstanding	10,380,000 Ordinary Shares

Ordinary Shares offered by us	A minimum of 1,200,000 Ordinary Shares and a maximum of 1,600,000 Ordinary Shares

Best Efforts

The underwriter is selling our Ordinary Shares on a “best efforts” basis. Accordingly, the underwriter has no obligation or commitment to purchase any securities. The underwriter is not required to sell any specific number of dollar amount of Ordinary Shares but will use its best efforts to sell the Ordinary Shares offered.

Ordinary Shares to be outstanding immediately after completion of this offering:

11,580,000 Ordinary Shares if the Ordinary Shares are offered and sold at the minimum offering amount in this offering; or

11,980,000 Ordinary Shares if the Ordinary Shares are offered and sold at the maximum offering amount in this offering.

Price per Ordinary Share	We currently estimate that the initial public offering price will be $5 per share.

Offering Period	The Ordinary Shares are being offered for a period of 90 days commencing on the date of this prospectus. If the minimum offering amount is not raised within 90 days from the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest or deduction of fees. The offering may close or terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount of our Ordinary Shares is raised, or (ii) 90 days from the date of this prospectus although we retain the right to terminate the offering prior to the expiration of the 90-day period. If we raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us.

Escrow Account

The gross proceeds from the sale of the Ordinary Shares in this offering will be deposited in a non-interest bearing escrow account maintained by the escrow agent, Continental Stock Transfer & Trust Company, at 1 State Street, 30th Floor, New York, New York 10004. All check will be deposited directly into the escrow account and all wire transfers will be wired directly to the escrow account. The funds will be held in escrow until the escrow bank, JP Morgan Chase, has advised us and the escrow agent that it has received a minimum of $6,000,000, the minimum offering, in cleared funds. If we do not receive the minimum of $6,000,000 by [●], 2018, all funds will be returned to purchasers in this offering on the next business day after the termination of the offering, without charge, deduction or interest. Prior to [●], 2018, in no event will funds be returned to you unless the offering is terminated. You will only be entitled to receive a refund of your subscription price if we do not raise a minimum of $6,000,000 by [●], 2018. No interest will be paid either to us or to you. See “Underwriting—Deposit of Offering Proceeds.”

9

Listing	We are in the process of applying to list our Ordinary Shares on the NASDAQ Capital Market under the symbol “MDJH.”.

Transfer Agent	Island Stock Transfer

Use of proceeds	We intend to use the proceeds from this offering to for working capital and general corporate purposes, including the expansion of our business. See “Use of Proceeds” on page 38 for more information.

Risk factors

The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 13 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

10

Summary Financial Data

The following tables set forth selected historical statements of operations for the year ended December 31, 2017 and 2016, and balance sheet data as of December 31, 2017 and 2016, which have been derived from our audited financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Statements of Operations Information:

MDJM Ltd and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

For the Years Ended December 31,

	2017	2016

Revenue	$5,532,244	$5,302,030

Operating Expenses:
Selling expenses	263,797	424,824
Payroll and payroll taxes	3,067,837	3,580,791
Rent expenses	115,615	111,708
Depreciation and amortization	7,232	5,590
Provision for doubtful accounts	194,149	-
Other general and administrative	293,931	305,810
Total Operating Expenses	5,300,999	4,428,723

Income from Operations	1,589,683	873,307

Other Income (Expenses):
Government grants	-	436,458
Interest income	32,112	19,015
Other expenses	(58,241)	-
Total Other Income (Expenses) - net	(26,129)	455,473

Income before income tax	1,563,554	1,328,780
Income tax	(396,552)	(332,230)

Net Income	$1,167,002	$996,550

11

Selected Balance Sheet Information:

MDJM Ltd and Subsidiaries

Consolidated Balance Sheets

As of December 31,

	2017	2016

Assets

Current Assets
Cash and cash equivalents	$3,117,740	$1,662,346
Accounts receivable, net of allowance for doubtful accounts $201,647 and $0, respectively	1,633,550	2,222,491
Other receivables	83,053	67,312
Prepaid expenses	299,666	27,955
Prepaid income tax	166,990	303,090
Total Current Assets	5,134,009	4,283,194

Property and Equipment, net	34,067	21,011

Other Assets
Other receivable	-	71,999
Total Other Assets	-	71,999

Deferred tax assets	50,412	-

Total Assets	$5,385,478	$4,376,204

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued liabilities	$473,685	$856,869
Other taxes payable	124,799	166,338
Total current liabilities	598,484	1,023,207

Other payable	-	3,024

Total liabilities	598,484	1,026,231

Stockholders’ Equity:
Ordinary shares: 50,000,000 shares authorized, 10,380,000 shares issued and outstanding, par value: $0.001 per share *	10,380	10,380
Additional paid in capital	2,562,057	2,562,057
Statutory reserve	232,542	108,982
Retained earnings	2,042,081	998,639
Accumulated other comprehensive loss	(60,066)	(330,085)
Total stockholders’ equity	4,786,994	3,349,973

Total liabilities and Stockholders’ Equity	$5,385,478	$4,376,204

*	Prior to the formation of MDJM, Mingda Tianjin issued 10,380,000 ordinary shares to its shareholders. Each shareholder of Mingda Tianjin received MDJM's ordinary share at one to one ratio in connection with entering into the VIE agreements or restructuring. On January 26, 2018, MDJM issued 10,380,000 ordinary shares to entities controlled by the shareholders of Mingda Tianjin. All references to numbers of ordinary shares and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect such issuance of shares on a retrospective basis as at the earliest period presented.

12

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

Our business is susceptible to fluctuations in the real estate market of China.

We conduct our real estate services business primarily in China. Our business depends substantially on the conditions of the PRC real estate market. Demand for private residential real estate in China has grown rapidly in the recent decade but such growth is often coupled with volatility in market conditions and fluctuation in real estate prices. Fluctuations of supply and demand in China’s real estate market are caused by economic, social, political and other factors. Over the years, governments at both national and local levels have announced and implemented various policies and measures aimed to regulate the real estate markets, in some cases to stimulate further development and more purchase of residential real estate units and in other cases to restrict these activities from growing too rapidly. These measures can affect real estate buyers’ eligibility to purchase additional units, their down payment requirements and financing, as well as availability of land to developers and their ability to obtain financing. These measures have affected and may continue to affect the conditions of the China’s real estate market and cause fluctuations in real estate pricing and transaction volume. See “—Risks Related to Our Business—Our business may be materially and adversely affected by government measures aimed at China’s real estate industry.” Furthermore, there may be situations in which China’s real estate industry is so active that real estate developers see a reduced need for marketing initiatives and reduce their spending on such initiatives, which could potentially adversely affect our result of operations. To the extent fluctuations in the real estate market adversely affect real estate transaction volumes or prices, our financial condition and results of operations may be materially and adversely affected.

Our business may be materially and adversely affected by government measures aimed at China’s real estate industry.

The real estate industry in China is subject to government regulations, including measures that are intended to control real estate prices. Since January 2011, PRC government agencies have issued a number of restrictive rules on the real estate market, which include:

•	minimum down payments for the first self-use housing unit purchased by a family must be no less than 20% of the purchase price;

•	minimum down payments for the second housing unit purchased by a family must be no less than 40% of the purchase price, and the loan interest rate must be no less than 110% of benchmark lending interest rate;

•	all municipalities directly under the central government, all provincial capitals and other cities where the local housing prices are deemed to be too high or to have risen too fast, are required to temporarily suspend the sale of housing units to families with registered local permanent residences that already own two or more housing units, families without registered local permanent residences that already own one or more housing units, and families without registered local permanent residences that cannot provide evidence of their local payment of taxes or social insurance premiums for a required period;

13

•	value-added tax is imposed and calculated on the full sales revenues for the sale of all housing units held for less than two years, and for Beijing, Shanghai, Guangzhou and Shenzhen, on the difference between the sales revenue and the amount paid for the housing unit for the sale of non-ordinary housing units which were purchased two or more years ago, and for regions outside of Beijing, Shanghai, Guangzhou and Shenzhen, no value-added tax for the sales of non-ordinary housing units which were purchased two or more years ago;

•	real estate property tax pilot projects were launched in Shanghai and Chongqing. Local regulations require a real property tax to be imposed on certain local housing units purchased on or after January 28, 2011, at a current tax rate of 0.6% in Shanghai and at a tax rate ranging from 0.5% to 1.2% in Chongqing; and

•	governments of most major cities are required to set up and make public their target for controlling the price of local, newly built, residential housing units for the current year within the first season. Accordingly, many cities, including Shanghai, Beijing, Chongqing and Shenzhen, have started such exercise to announce their respective price control targets for each year since 2011.

In late February and March 2013, the PRC government issued the “New Five Policies” for administration of the housing market and detailed implementation rules, which revealed the PRC government’s strong determination to curb the increase of housing prices by requiring more stringent implementation of housing price control measures. For example, in cities where housing unit sales have already been subject to restrictions, if the local housing supply is not sufficient so that the housing prices are rising too fast, local governments are required to take more stringent measures to restrict housing units from being sold to those families who own one or more housing units. Following the request of the central government, Beijing, Shanghai and other major cities in China have announced detailed regulations for the New Five Policies in late March 2013, to further cool down local real estate markets.

To stimulate real property market, the Chinese government has released certain policies to loosen some of the restrictive measures in 2015 and 2016. For example, the Chinese government lowered the percentage of down payment for purchase of houses during 2015 and 2016, and relaxed real property related tax policies in early 2016. Certain cities have also loosened their local housing price control measures in 2015 and 2016. However, following the real estate boom in 2015 and 2016 where the PRC real estate market saw significant and steady property sale price increases, the PRC government has urged local governments to adopt measures to stabilize the real estate market. Since 2016, the local governments of several cities in the PRC have implemented a series of measures designed to stabilize the growth of the property market on a more sustainable level. Such tightening measures have affected some of the cities where we operate, including Zhengzhou, Jinan, Suzhou, Chengdu, Tianjin, Beijing and Changsha. These measures regulate various aspects of the property market, including: (i) land acquisition financing (for example, Zhengzhou has raised the land bidding deposit to 100%), (ii) pre-sale management (for example, Jinan sets new application requirements for pre-sale permits), (iii) sale price restriction (for example, Suzhou requires developers to file sale prices at the price filing systems of relevant authorities), (iv) purchaser qualification (for example, a Jinan regulation provides that local residents are eligible to purchase no more than two residential properties while qualified non-residents are eligible to purchase only one residential property) and (v) purchaser financing (for example, Suzhou has raised down-payment ratios for first and second home owners to 50% and 80% respectively, Tianjin has raised down-payment ratios for second home owners to 60%). These local measures may also cause adverse and material impacts on our business operations and financial results.

Such measures and policies by the government have caused a reduction in transactions in the real estate market. While these measures and policies remain in effect, they may continue to depress the real estate market, dissuade would-be purchasers from making purchases, reduce transaction volume, cause a decline in average selling prices, and prevent developers from raising the capital they need and increase developers’ costs to start new projects.

14

However, the full effect and extent of these policies on the real estate industry and our business will depend in large part on the implementation and interpretation of the circulars by governmental agencies, local governments and banks involved in the real estate industry. The PRC government’s policies and regulatory measures on the PRC real estate sector could limit our access to required financing and other capital resources, adversely affect the property purchasers’ ability to obtain mortgage financing or significantly increase the cost of mortgage financing, reduce market demand for our services and our ability to successfully make sales and obtain relevant commissions, and increase our operating costs. We cannot be certain that the PRC government will not issue additional and more stringent regulations or measures or that agencies and banks will not adopt restrictive measures or practices in response to PRC governmental policies and regulations, which could substantially reduce pre-sales of our properties and cash flow from operations and substantially increase our financing needs, which would in turn materially and adversely affect our business, financial condition, results of operations and prospects.

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

The Chinese economy has slowed down since 2012 and such slowdown may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets, and over the conflicts involving Ukraine and Syria. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition. In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

Failure to maintain or enhance our brands or image could have a material and adverse effect on our business and results of operations.

We believe our “Mingdajiahe” brand is associated with a well-recognized, integrated real estate services company in the local markets that it operates, with consistent high-quality services among real estate developers and other real estate market players such as design institutes, transportation bureaus, and infrastructure bureaus in China. Our brand is integral to our sales and marketing efforts. Our continued success in maintaining and enhancing our brand and image depends to a large extent on our ability to satisfy customer needs by further developing and maintaining quality of services across our operations, as well as our ability to respond to competitive pressures. If we are unable to satisfy customer needs or if our public image or reputation were otherwise diminished, our business transactions with our customers may decline, which could in turn adversely affect our results of operations.

We may not be able to successfully execute our strategy of expanding into new geographical markets in China, which could have a material and adverse effect on our business and results of operations.

We plan to continue to expand our business into new geographical areas in China, such as first-tier, second-tier and third-tier cities in the eastern seaboard area and central China. As China is a large and diverse market, consumer trends and demands may vary significantly by region and our experience in the markets in which we currently operate may not be applicable in other parts of China. As a result, we may not be able to leverage our experience to expand into other parts of China. When we enter new markets, we may face intense competition from companies with greater experience or an established presence in the targeted geographical areas or from other companies with similar expansion targets. In addition, our business model may not be successful in new and untested markets and markets with a different legal and business environment, such as Hong Kong and Macau. Therefore, we may not be able to grow our revenues in the new cities we enter into due to the substantial costs involved. Specifically, pursuant to PRC laws, while real estate service companies are not required to obtain local government approval prior to commencement of operations, they shall make record-filing with the real estate regulatory authorities at the county level or above within 30 days after effecting the SAIC registration, and local governments may impose local regulations with respect to operation eligibility and record-filing deadlines for primary real estate agency service providers to comply with. Typically, local governments impose eligibility standards such as registered capital, minimum number of qualified real estate brokers and/or sales associates, and/or minimum size of the operating premises. For local governments requesting service providers to make record filings, there may be a filing deadline imposed, and if service providers do not comply, may result in fines, penalties and/or the suspension of operation.  If we are not able to meet the operation eligibility requirements, or are not able to, when applicable, timely file with relevant local real estate regulatory authorities in markets we desire to expand to, we may be unable to execute our strategy of expanding into desired new geographical markets in China, which could have a material and adverse effect on our business and results of operations.

15

There is no guarantee that we will be able to win bids from real estate developers at a similar rate as we have in 2017, 2016 and 2015, if the Company is unable to maintain similar bid-winning rates as right now, our results of operations and prospects may be materially and adversely affected.

A substantial part of our revenue comes from our primary real estate agency services. Our ability to generate revenue from our primary real estate agency services depends on our successfully winning bids from real estate developers. In 2017 and 2016, we were able to win 40% and 47% of the total bids we had submitted, respectively. Our bid-winning rate in turn, depends on various factors such as the capability of our competitors, our ability to continue to deliver high quality bidding plans. Additionally, the availability of bids also depends on the general economic environment and the general growth of the PRC real estate market. Although we have been able to maintain a healthy ratio of winning bids, there can be no assurance that we will be able to continue with the current success rate. As such, if we are unable to maintain similar bid-winning rates as right now, our results of operations and prospects may be materially and adversely affected.

There is no guarantee that we will be able to maintain our sales performance as we have in 2017 and 2016.  In the event that our sales performance declines due to factors outside of our control, or due to the deterioration of our performance, our results of operations and prospects may be materially and adversely affected.

A substantial part of our revenue comes from our primary real estate agency service. We generate revenue through commissions paid for by our real estate developer clients. The commission payment plans depend on the total number of units for sale, and the percentage of units we are able to sell. Our commission plans with our real estate developer clients range from fixed commission rates where, regardless of how many units we sell, we are paid the same commission rate, and progressive commission rates, where our commission increases with the number of units we are able to sell. In 2017 and 2016, we have been able to achieve the following commission rates in our sales performance, 1.09% and 0.89%, respectively. Moreover, our sales performance depends on various factors. Some factors are outside of our control, such as the appetite of prospective buyers for the specific real estate projects we are promoting and selling, and general economic environment, PRC government’s restrictive policies on real estate. Our sales performance will also decline if we fail to execute our selling and marketing plans effectively, and as such, our results of operations and prospects may be materially and adversely affected.

If we cannot manage our growth effectively and efficiently, our results of operations or profitability could be adversely affected.

Our revenue for 2017 was $5,532,244, an increase of 4.34% from $5,302,030 in 2016. We intend to continue to expand our services and operations. This expansion has placed, and will continue to place, substantial demands on our managerial, operational, technological and other resources. Our planned expansion will also place significant demands on us to maintain the quality of our services to ensure that our brand does not suffer as a result of any deviations, whether actual or perceived, in the quality of our services. In order to manage and support our growth, we must continue to improve our existing operational, administrative and technological systems and our financial and management controls, and recruit, train and retain additional qualified real estate service professionals as well as other administrative and sales and marketing personnel, particularly as we expand into new markets and launch new business initiatives. We may not be able to effectively and efficiently manage the growth of our operations, recruit and retain qualified personnel and integrate new expansion into our operations. As a result, our quality of service may deteriorate and our results of operations or profitability could be adversely affected.

If we are unable to compete successfully, our financial condition and results of operations may be harmed.

We encounter intense competition in each of our business segments on a national, regional and local level. Competition in the industry is primarily based on quality of services, brand name recognition, geographic coverage, commission rates or service fees, and range of services. Compared to real estate development, providing real estate services does not require significant capital commitments. This low barrier to entry allows new competitors to enter our markets with relative ease. The new competitive landscape has placed additional demands on us to increase the amount of resources we provide to our customers and increase the quality of our services in order to retain our customers. New and existing competitors may offer competitive rates, greater convenience or superior services, which could attract customers away from us, resulting in lower revenues for our operations. Competition among real estate services companies may cause a decrease in commission rates or service fees we receive and higher costs to attract or retain talented employees.

16

While we are one of the largest real estate agency companies in Tianjin, and we are in the process of establishing our market positions in new markets such as Chengdu, Suzhou and Yangzhou, our relative competitive position varies significantly by service type and there is no guarantee that we are able to maintain our leading positions. We may not be able to continue to compete effectively, maintain our current fee arrangements or margin levels or ensure that we will not encounter increased competition.

Our major competitors in the Tianjin market are Shenzhen World Union Real Estate Consultants Co., Ltd., eHouse (China) Holdings Ltd. and Centaline Property Agency Ltd. Our major competitors in the Suzhou market are Birthidea Culture Media Co., Ltd., Tospur Real Estate Consulting Co., Ltd. and Beijing Syswin Lixiang Holding Group. Our major competitors in the Yangzhou market are Centaline Property Agency Ltd., eHouse (China) Holdings Ltd. and Xiamen New Visual Angle Real Estate Planning Agency Co., Ltd.

Some of our competitors may have a broader national presence than us and may have a more established branding recognition than us in major markets, and also may have more financial or other resources than us. Others may have smaller aggregate businesses than us, but may be more established and have greater market presence and brand name recognition on a local or regional basis. We are also subject to competition from other large national and international firms such as World Union Real Estate Consultancy (China) Ltd., Jones Lang LaSalle, Centaline Group and SouFun Holdings Limited. These firms may have more financial or other resources than us. If we fail to compete effectively, our business operations and financial condition will suffer.

Our results of operations and cash flows may fluctuate due to seasonal variations in the real estate market and the non-recurring nature of our services provided to real estate developers.

Our operating income and earnings have historically been lower during the first quarter than other quarters. This results from the relatively low level of real estate activities during the winter and the Chinese New Year holiday period, which falls within the first quarter each year.

We generated a majority of our total revenues from services provided to real estate developers, and expect to continue to rely on real estate developers to generate a significant portion of our revenues for the foreseeable future. Revenues from our services to real estate developers typically are generated on a project-by-project basis. Each project may have several phases that in the aggregate, last for more than 5 years. Developers must first obtain sales permits and the timing of obtaining sales permits varies from project to project and is subject to uncertain and potentially lengthy delays as developers need to obtain a series of other permits and approvals related to the development before obtaining the sales permit. Additionally, whether future phases of a project will be constructed depend on a variety of factors such as the macroeconomic circumstances and the real estate market circumstances, as well as the sales performance of existing phases of a project. As such, there is no guarantee how much service revenues we may generate from each of our developer clients.

It is therefore difficult to predict the interval between the time we sign the agency agreements and the time we launch the sale for the projects. We recognize commission revenue from our primary real estate agency services upon achieving successful sale of an entire project or a phase of a project. Successful sale,” as defined in individual contracts with our developer clients, depends on, among other things, the delivery of the down payment and some purchasers may not deliver the down payments on time. Certain projects may take longer to complete the sales and thus making it difficult for us to forecast revenues and increases period-to-period fluctuations. For our independent training, we typically agree to fixed fee arrangement conditional upon the completion of a project, or a monthly consulting fee payment. For some of our consulting projects in relation to real estate design, sales and marketing strategy, land acquisition and property development, we may agree to a fixed fee arrangement conditional upon the delivery of a final product, such as providing a market study report or sales and marketing strategy report, or a monthly consulting fee payment. Because such consulting projects may take anywhere from a month to a year to perform, the timing of recognizing revenues from such projects may cause fluctuations in our quarterly revenues and even our annual revenues. Furthermore, difficulty in predicting when these projects will begin and how long it will take for us to complete them makes it difficult for us to forecast revenues.

17

In addition, we have in the past entered into, and expect to continue to enter into, contracts from time to time with developers requiring us to pay deposits, which has from time to time resulted in our operating with negative cash flows or, if we fail to recover such deposits, could have a material and adverse effect on our liquidity, financial condition and results of operations.

Our sales, revenues and operations will be affected if the prospective buyers are not able to secure mortgage financing on attractive terms, if at all.

A majority of the residential properties purchasers of the projects we serve rely on mortgages to fund their purchases. If the availability or attractiveness of mortgage financing is reduced or limited, many of our prospective buyers may not desire or be able to purchase our properties and, as a result, the sales progress of the property projects we serve will slow down and take longer to complete, and thus our business, liquidity and results of operations could be adversely affected. Among other factors, the availability and cost of mortgage financing may be affected by changes in PRC regulations or policies or changes in interest rates.

The circulars issued by the PRC State Council and related measures taken by local governments and banks have restricted and may continue to restrict the ability of purchasers to qualify for or obtain mortgage financing. Since January 26, 2011, for a household purchasing a second residential household property with mortgage financing, the down payment must be at least 60% of the purchase price and the interest rate for the mortgage on such property must be at least 1.1 times the benchmark interest rate. The notice of the General Office of the PRC State Council promulgated on February 26, 2013 authorized local counterparts of the PBOC to further increase down payment ratios and interest rates for loans to purchase second properties in accordance with the price control policies and targets of the corresponding local governments.

On September 29, 2014, the PBOC and the CBRC issued the Circular of PBOC and CBRC on Further Improving Financial Services for Housing, among other incentive policies, which specifies that the minimum down payment is 30% of the purchase price for purchasers of a first residential property for their households, and the minimum loan interest rate is 70% of the benchmark rate, to be decided by banking financial institutions in light of risk conditions. For purchasers of a second residential property for their households who have paid off the loan that financed their first house and reapply for a loan to finance an ordinary commodity house for the purpose of improving their living conditions, the loan policies for a first house will apply.

In light of the weakening in the property market in China, on March 30, 2015, the PBOC, the MOHURD and CBRC jointly issued the Circular on Issues concerning Individual Residential Mortgage Policies in an effort to stimulate the market. The circular reduces the minimum down payment ratios from 30% to 20% for first home buyers who use the housing provident fund for their purchase and from 60% to 40% for second home buyers with outstanding mortgages who apply for another mortgage. In addition, the circular provides that home buyers who use the housing provident fund for their home purchase are only required to pay a minimum down payment of 30% for their purchase of a second house if all loans are settled on their first home. Further, on August 27, 2015, the MOHURD, the Ministry of Finance of the PRC (the “MOF”) and the PBOC jointly issued the Circular on Adjusting the Minimum Down Payment for the Purchase of Houses by Individuals on the Housing Provident Fund Loans, which provides that home buyers who use the housing provident fund for their home purchase are only required to pay a minimum down payment of 20% for their purchase of a second house if all loans are settled on their first home.

On February 1, 2016, the PBOC and the CBRC jointly issued a notice which provides that in cities where restrictions on purchase of residential property are not being implemented, the minimum down payment ratio for a personal housing commercial loan obtained by a household for purchasing its first ordinary residential property is, in principle, 25% of the property price, which can be adjusted down by 5% by local authorities. For existing residential property household owners who have not fully repaid previous loans and are further obtaining personal housing commercial loans to purchase an additional ordinary residential property for the purpose of improving living conditions, the minimum down payment ratio must not be no less than 30% which is lower than the previous requirement of no less than 40%.

18

For instance, in March 2017, Tianjin promulgated new rules regarding housing fund loans, which increased the minimum down payment to 60% of the purchase price for a household purchasing a second residential household property with housing fund loans, and commercial mortgage for personal residential properties at more than 25 years (not including 25 years) are temporarily suspended, capping such mortgage terms at 25 years.

In October 2016, Suzhou increased the minimum down payment for first home owners seeking second owner but has no outstanding real estate mortgages to 50%, and first home owners seeking second owner but has outstanding real estate mortgages to 80%; and additionally, suspending commercial mortgages to personal purchases of real estate property by owners of more than two residents.

Effective in December 2017, Yangzhou increased the wait period of resale of residential property by one year, and suspended sale of residential property to owners of three or more residential properties in Yangzhou.

In November 2016, Chengdu adjusted the minimum housing provident fund down payment ratio to 30% for first time home-owners, and for first-home-owners with no outstanding mortgage balances; to 40% for first-home-owners with outstanding mortgage balances; and no provident fund mortgages will be provided to families that owns at least two homes. In October 2016, Chengdu adjusted the commercial down payment ratio to 40% for first home-owners seeking to buy additional personal real estate properties.

We cannot predict how long these policies will continue or what other action, if any, the banks in cities in which we operate may take.

In addition, from 2013, PRC banks have tightened the conditions on which mortgage loans are extended to home buyers by comparing the anticipated monthly repayment of the mortgage loan with the individual borrower’s monthly income and other measures. Therefore, mortgage loans for home buyers have been subject to longer processing periods or even denied by the banks. We monitor our homebuyers’ outstanding mortgage loans on an ongoing basis via our management reporting procedures and have taken the position that contracts with underlying mortgage loans with processing periods exceeding one year cannot be recognized as revenue under the percentage of completion method. As a result, we reversed contracted sales of the amounts related to apartments for which mortgage loans with processing periods exceeding one year when recognizing revenue under the percentage of completion method.

Our reliance on a concentrated number of real estate developers may materially and adversely affect us.

Revenues derived from services we rendered to the top ten clients in 2017 and 2016, accounted for approximately 91% and 93%, respectively, of our total revenues. Revenues derived from services we rendered to our top four clients accounted for approximately 77% in 2017 and to our top three clients for approximately 57% in 2016. We do not have cooperation agreements or other partnership agreements with our top clients. In the future, we cannot guarantee that we will be able to win bids for primary agent sales services with real estate developers of similar calibers who would provide us with similar revenues, or require our services at the same level, or they may experience financial or other difficulties that prevent them from making timely delivery of their properties under development. Should these real estate developers terminate or substantially reduce their agency services contract with us and we fail to find alternative real estate developers to provide us with revenue-generating business, or if any of them fail to make timely delivery of their properties under development, our financial condition and results of operations may be materially and adversely affected.

We face long cycles to settle our accounts receivable and customer deposits, which could materially and adversely affect our results of operations.

As part of the industry practice, many of our developer clients elect to settle our commission and other service fees only upon the completion of the entire project or a phase of a project. Our working capital levels are therefore affected by the time lag between the time we actually make sales, bill our clients and collect the funds owed to us. This also results in large accounts receivable balances. As of December 31, 2017, our accounts receivable balance, net of allowance for doubtful accounts, totaled approximately $1,633,550. Some of our developer clients require us to pay an upfront and refundable deposit as demonstration of our financial strength and commitment to provide high quality service, and refund such deposits subject to certain pre-determined criteria at a date specified in the agency contracts. Developer clients requesting an upfront and refundable deposit is not the standard market practice, and we currently only have one developer client who has made such a request for two ongoing projects, in the aggregate of RMB410,000 (approximately US$61,500). The deposits paid to the developer client is a relatively small amount compared to our total current asset amounted to US$5,134,009 and US$4,283,194 for the fiscal year ended December 31, 2017 and 2016, respectively, and as such, we believe such deposits do not materially impact our operations, and we do not expect future deposit requests to materially impact our business operations and revenues. The deposits paid to the developer client are fully refundable at the earliest of the following events: payable within the first month of the following year when annual primary agency service fee generated by us in the previous year reaches more than four times of the deposit paid, payable within 30 business days of completion of our primary real estate agency service  or upon expiration of the relevant agency service agreement.

19

We may be subject to liabilities in connection with real estate agency activities.

As a real estate sales agent, we and our licensed employees are subject to statutory obligations not to sell properties that fail to meet the statutory sales conditions or provide false statements on the conditions of any property in any advertisement. We must present clients with relevant title certificates or sales permits of the properties and the related letter of authorization. Failure to fulfill these obligations could subject us or our employees to litigation from parties who purchased, sold or leased properties we brokered. We or our employees may become subject to claims by other participants in real estate transactions claiming that we or our employees did not fulfill our statutory obligations as brokers. Additionally, if we were to be found to have sold residential property that fail to meet the statutory sales conditions, we are subject to various fines ranging from RMB 20,000 to 30,000, or provide false statements on the conditions of any property in any advertisement, we are subject to various fines in proportion to the advertisement income. See “Business—Regulations.”

If we fail to hire, train and retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected.

We place substantial reliance on the real estate industry experience and knowledge of our senior management team as well as their relationships with other industry participants. Mr. Siping Xu, our chairman and chief executive officer, is particularly important to our future success due to his substantial experience and reputation in the real estate industry. We do not carry, and do not intend to procure, key person insurance on any of our senior management team. The loss of the services of one or more members of our senior management team due to their departure, or otherwise, could hinder our ability to effectively manage our business and implement our growth strategies. Finding suitable replacements for our current senior management could be difficult, and competition for such personnel of similar experience is intense. If we fail to retain our senior management, our business and results of operations could be materially and adversely affected.

Our real estate service professionals interact with our customers on a daily basis. They are critical to maintaining the quality and consistency of our services and our brand and reputation. It is important for us to attract qualified managerial and other employees who have experience in real estate related services and are committed to our service approach. There may be a limited supply of qualified individuals in some of the cities in China where we have operations and other cities into which we intend to expand. We must hire and train qualified managerial and other employees on a timely basis to keep pace with our rapid growth while maintaining consistent quality of services across our operations in various geographic locations. We must also provide continuous training to our managerial and other employees so that they are equipped with up-to-date knowledge of various aspects of our operations and can meet our demand for high-quality services. If we fail to do so, the quality of our services may decrease in one or more of the markets where we operate, which in turn, may cause a negative perception of our brand and adversely affect our business.

Any failure to protect our trademarks and other intellectual property rights could have a negative impact on our business.

We believe our trademarks and other intellectual property rights are critical to our success. Any unauthorized use of our trademarks and other intellectual property rights could harm our competitive advantages and business. Historically, China has not protected intellectual property rights to the same extent as the United States or the Cayman Islands, and infringement of intellectual property rights continues to pose a serious risk of doing business in China. Monitoring and preventing unauthorized use is difficult. The measures we take to protect our intellectual property rights may not be adequate. Furthermore, the application of laws governing intellectual property rights in China and abroad is uncertain and evolving, and could involve substantial risks to us. If we are unable to adequately protect our brand, trademarks and other intellectual property rights, we may lose these rights and our business may suffer materially.

20

As internet domain name rights are not rigorously regulated or enforced in China, other companies have incorporated in their domain names elements similar in writing or pronunciation to the “Mingdajiahe” trademark or their Chinese equivalents. This may result in confusion between those companies and our company and may lead to the dilution of our brand value, which could adversely affect our business.

If we fail to obtain or keep licenses, permits or approvals applicable to the various real estate services provided by us, we may incur significant financial penalties and other government sanctions.

Due to the broad geographic scope of our operations and the wide variety of real estate services we provide, we are subject to numerous national, regional and local laws and regulations specific to the services we perform. Pursuant to the applicable regulations regarding real estate agency and brokerage businesses, a real estate broker is required to conduct a filing with the real estate administrative authority within 30 days after issuance of its business license. We have completed such filings with the relevant local real estate administrative authorities for Tianjin Mingda, and are in the process of filing or preparing the relevant documents for the record filings submission with respect to our Suzhou Branch Office and Yangzhou Branch Office. The requirements of local real estate administrative authorities for such filing vary and we cannot assure you that we will be able to complete such filing in a timely manner or at all.

If we fail to properly file records or to obtain or maintain the licenses and permits for conducting our businesses, the relevant branch office or subsidiary may be ordered to cease conducting the relevant real estate services and be subject to warning, fines and revocation of its licenses. Given the large size and scope of real estate sale transactions, both the difficulty of ensuring compliance with the multiple levels of licensing regimes and the possible loss resulting from non-compliance are significant.

Moreover, our Consolidated VIE, Mingda Tianjin, its consolidated subsidiaries and consolidated branch offices, are required to obtain and maintain applicable licenses or approvals from different regulatory authorities in order to provide their current services, including an ICP license for our www.mingdapartner.com website located in the PRC. Specifically, Mingda Tianjin, Suzhou Branch Office, Yangzhou Branch Office, each engaged in providing primary real estate agency services, are either required to maintain applicable primary real estate brokerage licenses or submit for record filing with the relevant local regulatory authorities. These licenses are essential to the operation of the relevant business segments and are generally subject to review by the relevant governmental authorities. Our Consolidated VIE, its consolidated subsidiaries and consolidated branch offices may also be required to obtain additional licenses.

If we fail to properly obtain or maintain the licenses and permits or complete the filing and registrations required to conduct our business, our affected subsidiaries, Consolidated VIE and its consolidated subsidiaries and consolidated branch offices in China may be warned, fined, have their licenses or permits revoked, or ordered to suspend or cease providing certain services, or subjected to other penalties, including confiscation of revenues, sanctions or liabilities, which in turn could materially and adversely affect our business, financial condition and results of operations.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. As we are an “emerging growth company,” we are expected to first include a management report on our internal controls over financial reporting in our annual report in the second fiscal year end following the effectiveness of our initial public offering. As such, these requirements are expected to first apply to our annual report on Form 20-F for the fiscal year ending on December 31, 2019. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting is effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.

21

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. We planned to remedy our material weaknesses and other control deficiencies in time to meet the deadline imposed by Section 404 of the Sarbanes-Oxley Act. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls over financial reporting. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our Ordinary Shares. Furthermore, we anticipate that we will incur considerable costs and devote significant management time and efforts and other resources to comply with Section 404 of the Sarbanes-Oxley Act.

We will incur increased costs as a result of being a public company.

Once we become a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company prior to our initial public offering. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC and Nasdaq, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we incur ongoing additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years. China’s overall economy and the average wage in China are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and its amendments that became effective in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. Besides, pursuant to the Labor Contract Law and its amendments, dispatched employees are intended to be a supplementary form of employment and the fundamental form should be direct employment by enterprises and organizations that require employees. Further, it is expressly stated in the Interim Provisions on Labor Dispatch that became effective on March 1, 2014 that the number of seconded employees an employer uses may not exceed 10% of its total labor force and the employer has a two-year transition period to comply with such requirement. Our VIE and its consolidated subsidiaries and consolidated branch offices had used seconded employees for their principal business activities. The transition period ended on February 29, 2016, and those PRC subsidiaries have taken steps to decrease the number of seconded employees. If the relevant PRC subsidiaries are deemed to have violated the limitation on the use of seconded employees under the relevant labor laws and regulations, we may be subject to fines and incur other costs to make required changes to our current employment practices.

22

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Our success depends substantially on the continued retention of certain key personnel and our ability to hire and retain qualified personnel in the future to support our growth and execute our business strategy.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. While we depend on the abilities and participation of our current management team generally, we rely particularly upon Mr. Siping Xu, our chairman and chief executive officer who is responsible for the development and implementation of our business plan. The loss of the services of Mr. Siping Xu for any reason could significantly adversely impact our business and results of operations. Competition for senior management and senior technology personnel in the PRC is intense and the pool of qualified candidates is very limited. We cannot assure you that the services of our senior executives and other key personnel will continue to be available to us, or that we will be able to find a suitable replacement for them if they were to leave.

Because we are a Cayman Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

We are incorporated in the Cayman Islands and conduct our operations primarily in China. Substantially all of our assets are located outside of the United States and the proceeds of this offering will primarily be held in banks outside of the United States. In addition, all of our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may not permit you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

Since our chief executive officer will own at least 85.14% of our Ordinary Shares following the sale of the maximum offering, he will have the ability to elect directors and approve matters requiring shareholder approval by way of ordinary resolution or special resolution.

Mr. Siping Xu, our Chief Executive Officer, and Chairman, is currently the beneficial owner of 10,200,000, or 98.27% of our outstanding Ordinary Shares, which are directly held by MDJH LTD, an entity 100% owned by Mr. Xu. If we sell the minimum number of Ordinary Shares, Mr. Xu will have the right to vote 88.08% of the Ordinary Shares; if we sell the maximum number of Ordinary Shares, Mr. Xu will have the right to vote 85.14% of the Ordinary Shares. As result, Mr. Xu will be able to exert significant voting influence over fundamental and significant corporate matters and transactions. He is expected to have the power to elect all directors and approve all matters requiring shareholder approval without the votes of any other shareholder. He is expected to have significant influence over a decision to enter into any corporate transaction and has the ability to prevent any transaction that requires the approval of shareholders, regardless of whether or not our other shareholders believe that such transaction is in our best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our Ordinary Shares or prevent our shareholders from realizing a premium over the then-prevailing market price for their Ordinary Shares.

The proposed tariffs by the U.S. government and the potential of a trade war between the U.S. and China, and on a larger scale, internationally, may dampen global growth. If the U.S. government, in the future, subjects the services that we provide to proposed tariffs, our business operations and revenues may be negatively impacted.

The U.S. government has recently proposed, among other actions, imposing new or higher tariffs on specified products imported from China to penalize China for what it characterizes as unfair trade practices and China has responded by proposing new or higher tariffs on specified products imported from the United States. On April 3, 2018, the Office of the United States Trade Representative published a notice of determination and request for public comment under Section 301 under the Trade Act of 1974 (the "Notice") concerning the proposed imposition of an additional 25% tariff on specified products from China, which products comprise approximately $50 billion in annual trade value for calendar year 2018. In response, China has proposed tariffs on a number of U.S. goods, on a much smaller scale, in the current time. Based on our analysis of the list of products set forth in the Notice, we expect that the proposed tariffs will not have a material direct impact on our business operations, as we are based in the PRC, and deliver services to customers exclusively located within the PRC market. However, the proposed tariffs may cause the depreciation of the RMB currency and a contraction of certain PRC industries that will likely be affected by the proposed tariffs. As such, there may be potential decrease in the spending powers of our target real estate property buyers and/or a negative impact on the operation of our developer clients, which in turn, may lead to a contraction of the PRC real estate market. As such, we may have access to fewer business opportunities and our operation may be negatively impacted. In addition, future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our business and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

23

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Share.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting. Prior to filing the registration statement of which this prospectus is a part, we were not subject to these rules. As a result, we do not have in place effective disclosure controls and procedures or internal controls over financial reporting. We are not subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of the internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We do not presently have the financial resources or personnel to develop or implement systems that would provide us with the necessary information on a timely basis so as to be able to implement financial controls. As a result, we may not discover any problems in a timely manner and current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from disclosure and other requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. See “Implications of Our Being an “Emerging Growth Company.”

Risks Relating to Doing Business in the PRC

There are significant uncertainties under the Draft Foreign Investment Law relating to the status of businesses in China controlled by foreign invested projects primarily through contractual arrangements, such as our business.

On January 19, 2015, MOFCOM published a draft of the PRC Law on Foreign Investment (Draft for Comment), or the Draft Foreign Investment Law. At the same time, MOFCOM published an accompanying explanatory note of the Draft Foreign Investment Law, or the Explanatory Note, which contains important information about the Draft Foreign Investment Law, including its drafting philosophy and principles, main content, plans to transition to the new legal regime and treatment of business in China controlled by foreign invested projects, or FIEs, primarily through contractual arrangements. The Draft Foreign Investment Law utilizes the concept of “actual control” for determining whether an entity is considered to be a foreign-invested project, and defines “control” broadly to include, among other things, voting or board control through contractual arrangements.

The Draft Foreign Investment Law proposes significant changes to the PRC foreign investment legal regime and may have a material impact on Chinese companies listed or to be listed overseas. The Draft Foreign Investment Law would regulate FIEs the same way as PRC domestic entities, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in a “negative list.” The Draft Foreign Investment Law also provides that only FIEs operating in industries on the negative list will require entry clearance and other approvals that are not required of PRC domestic entities. As a result of the entry clearance and approvals, certain FIE’s operating in industries on the negative list may not be able to continue to conduct their operations through contractual arrangements. It also states that entities established in China but controlled by foreign investors will be treated as FIEs, while entities set up outside of China which are controlled by PRC persons or entities, would be treated as domestic projects after completion of market entry procedures. The MOFCOM, and the National Development and Reform Commission, or NDRC, promulgated the Catalogue of Industries for Guiding Foreign Investment, or the Catalogue, as amended on March 10, 2015, which came into effect on April 10, 2015, and as further amended on June 28, 2017 and came into effect on July 28, 2017 (the “2017 Catalogue”). According to the 2017 Catalogue, real estate services sector in which the Company is currently engaged in business operations, is not deemed to be either “restricted” or “prohibited” in a “negative list.” However, the MOFCOM and NDRC publish new Catalogues from time to time that may change the scope of the “negative list,” and as such it is uncertain whether future Catalogues may re-classify real estate services sector in the “negative list.”

24

There is substantial uncertainty regarding the Draft Foreign Investment Law, including, among others, what the actual content of the law will be as well as the adoption and effective date of the final form of the law. As a result, we cannot assure you that the new Foreign Investment Law, when it becomes effective, will not have a material and adverse effect on our ability to conduct our business through our contractual arrangements.

The Draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the Draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on both foreign investors and the FIE subject to the law. Aside from an investment implementation report and an investment amendment report that are required for each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

Further, if we are deemed to have a non-PRC entity as a controlling shareholder and the MOFCOM re-classifies the real estate services sector in the “negative list,” the provisions regarding control through contractual arrangements could reach our VIE arrangement, and as a result Mingda Tianjin could become subject to restrictions on foreign investment, which may materially impact the viability of our current and future operations. Specifically, we may be required to modify our corporate structure, change our current scope of operations, obtain approvals or face penalties or other additional requirements, compared to entities which do have PRC controlling shareholders. Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of Draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

It is uncertain whether we would be considered as ultimately controlled by Chinese parties. Mr. Siping Xu, our chairman and chief executive officer and a PRC citizen, beneficially and indirectly owns 98.27% of our outstanding voting securities. It is uncertain, however, if these factors would be sufficient to give Mr. Siping Xu control over us under the Draft Foreign Investment Law. Moreover, the Draft Foreign Investment Law has not taken a position on what actions will be taken with respect to the companies currently employing a VIE structure, whether or not these companies are controlled by Chinese parties, while it is soliciting comments from the public on this point. If the enacted version of the Draft Foreign Investment Law mandate further actions, such as MOFCOM market entry clearance or certain restructuring of our corporate structure and operations there may be substantial uncertainties as to whether we can complete these actions in a timely manner, if at all, and our business and financial condition may be materially and adversely affected.

25

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

We conduct all of our operations and all of our revenue is generated in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our website.

Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.

Although the PRC government has been pursuing a number of economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC. Because of the nature of our business, we are dependent upon the PRC government pursuing policies that encourage private ownership of businesses. Restrictions on private ownership of businesses would affect the securities business in general and businesses using real estate service in particular. We cannot assure you that the PRC government will pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitable.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

26

Regulations relating to offshore investment activities by PRC residents may limit our ability to acquire PRC companies and could adversely affect our business.

In July 2014, SAFE promulgated the Circular on Issues Concerning Foreign Exchange Administration Over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents Via Special Purpose Vehicles, or Circular 37, which replaced Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or Circular 75. Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, referred to in Circular 37 as a “special purpose vehicle” for the purpose of holding domestic or offshore assets or interests. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. Under these regulations, PRC residents’ failure to comply with specified registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant PRC entity, including the payment of dividends and other distributions to its offshore parent, as well as restrictions on capital inflows from the offshore entity to the PRC entity, including restrictions on its ability to contribute additional capital to its PRC subsidiaries. Further, failure to comply with the SAFE registration requirements could result in penalties under PRC law for evasion of foreign exchange regulations.

Mr. Siping Xu, Yang Li, Xia Ding, Qiang Ma, Liang Zhang, Zhengyuan Huang, Meina Guo, Mengnan Wang, Jie Zhang, and Lei Cai (each, a “Beneficial Owner,” and together, the “Beneficial Owners”), who are our beneficial owners and are PRC residents, have completed the initial foreign exchange registrations. However, as the promulgation of Circular 37 is relatively recent, it is unclear how these regulations will be interpreted and implemented. We cannot assure you that our ultimate shareholders who are PRC residents will in the future provide sufficient supporting documents required by the SAFE or complete the required registration with the SAFE in a timely manner, or at all. Any failure by any of our shareholders who is a PRC resident, or is controlled by a PRC resident, to comply with relevant requirements under these regulations could subject us to fines or sanctions imposed by the PRC government, including restrictions on WFOE’s ability to pay dividends or make distributions to us and on our ability to increase our investment in the WFOE.

Although we believe that our agreements relating to our structure are in compliance with current PRC regulations, we cannot assure you that the PRC government would agree that these contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

Because our business is conducted in RMB and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currently of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our Ordinary Shares offered by this prospectus are offered in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities would determine that we should be classified as a PRC “resident enterprise.”

27

If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our ordinary shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our Ordinary Shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our Ordinary Shares.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the PRC EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Our PRC subsidiary is wholly-owned by our Hong Kong subsidiary. Moreover, under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These beneficial owner of the relevant dividends, and (2) the corporate shareholder to receive dividends from the PRC subsidiary must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, projects or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining the “beneficial owner” status. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the relevant Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority. As of the date of this prospectus, we have not commenced the application process for a Hong Kong tax resident certificate from the relevant Hong Kong tax authority, and there is no assurance that we will be granted such a Hong Kong tax resident certificate.

Even after we obtain the Hong Kong tax resident certificate, we are required by applicable tax laws and regulations to file required forms and materials with relevant PRC tax authorities to prove that we can enjoy 5% lower PRC withholding tax rate. MDJH HK intends to obtain the required materials and file with the relevant tax authorities when it plans to declare and pay dividends, but there is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received from MDJH HK.

Our contractual arrangements with Mingda Tianjin and its shareholders may not be effective in providing control over Mingda Tianjin.

All of our current revenue and net income is derived from Mingda Tianjin, its subsidiaries and branch offices. We do not have an equity ownership interest in Mingda Tianjin but rely on contractual arrangements with Mingda Tianjin to control and operate its business and the business of its subsidiaries and branch offices. However, these contractual arrangements may not be effective in providing us with the necessary control over Mingda Tianjin and its operations. Any deficiency in these contractual arrangements may result in our loss of control over the management and operations of Mingda Tianjin, which will result in a significant loss in the value of an investment in our company. We rely on contractual rights through our VIE structure to effect control over and management of Mingda Tianjin and its subsidiaries and branch offices, which exposes us to the risk of potential breach of contract by the shareholders of Mingda Tianjin. In addition, as our chief executive officer Mr. Siping Xu, prior to the closing of this offering, owns 98.27% of Mingda Tianjin’s outstanding equity, it may be difficult for us to change our corporate structure if such shareholder refuses to cooperate with us.

28

Because we conduct our business through Mingda Tianjin, a VIE entity, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be adversely affected.

We operate our business through Mingda Tianjin, a VIE entity, the equity of which is principally owned by Mr. Siping Xu, our chief executive officer and principal stockholder, through a series of contractual agreements, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of Mingda Tianjin are treated as our assets and liabilities and the results of operations of Mingda Tianjin are treated in all respects as if they were the results of our operations. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between WFOE and Mingda Tianjin.

On or around September 2011, various media sources reported that the China Securities Regulatory Commission (the “CSRC”) had prepared a report proposing pre-approval by a competent central government authority of offshore listings by China-based companies with variable interest entity structures that operate in industry sectors subject to foreign investment restrictions. However, it is unclear whether the CSRC officially issued or submitted such a report to a higher level government authority or what any such report provides, or whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or what they would provide.

If WFOE, Mingda Tianjin or their ownership structure or the contractual arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or WFOE or Mingda Tianjin fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of WFOE or Mingda Tianjin;

•	discontinuing or restricting the operations of WFOE or Mingda Tianjin;

•	imposing conditions or requirements with which we, WFOE, or Mingda Tianjin may not be able to comply;

•	requiring us, WFOE, or Mingda Tianjin to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our Ordinary Shares in the equity of Mingda Tianjin;

•	restricting or prohibiting our use of the proceeds from our initial public offering to finance our business and operations in China; and

•	imposing fines.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable, and Mingda Tianjin will not be treated as a VIE entity and we will not be entitled to treat Mingda Tianjin’s assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, revenue and net income of Mingda Tianjin from our balance sheet, which would most likely require us to cease conducting our business and would result in the delisting of our Ordinary Shares from Nasdaq Capital Market and a significant impairment in the market value of our Ordinary Shares.

29

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.

The failure to comply with PRC regulations relating to mergers and acquisitions of domestic projects by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.

On August 8, 2006, MOFCOM, joined by the CSRC, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the State Administration for Industry and Commerce (the “SAIC”), and SAFE, jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Projects by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006, and as amended on June 22, 2009. This regulation, among other things, have certain provisions that require offshore special purpose vehicles formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The application of the M&A Rules with respect to our corporate structure remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules. Thus, it is possible that the appropriate PRC government agencies, including MOFCOM, would deem that the M&A Rules required us or our entities in China to obtain approval from MOFCOM or other PRC regulatory agencies in connection with WFOE’s control of Mingda Tianjin through contractual arrangements. If the CSRC, MOFCOM, or another PRC regulatory agency determines that government approval was required for the VIE arrangement between WFOE and Mingda Tianjin, or if prior CSRC approval for overseas financings is required and not obtained, we may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure our current corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

30

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy. For example, Mingda Tianjin’s ability to remit its profits to us or to engage in foreign-currency-denominated borrowings, may be conditioned upon compliance with the SAFE registration requirements by Mr. Siping Xu, principal shareholder of the Registrant and the VIE Entity, over whom we may have no control.

Our contractual agreements with Mingda Tianjin are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements.

As all of our contractual arrangements with Mingda Tianjin are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. Disputes arising from these contractual arrangements between us and Mingda Tianjin will be resolved through arbitration in China, although these disputes do not include claims arising under the United States federal securities law and thus do not prevent you from pursuing claims under the United States federal securities law. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these contractual arrangements, through arbitration, litigation and other legal proceedings remain in China, which could limit our ability to enforce these contractual arrangements and exert effective control over Mingda Tianjin. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over Mingda Tianjin, and our ability to conduct our business may be materially and adversely affected.

Risks Relating to this Offering and the Trading Market

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We plan to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market. However, an active public market for our Ordinary Shares may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected. Our Ordinary Shares will not be listed on any exchange or quoted for trading on any over-the-counter system.

We are offering our Ordinary Shares on a best efforts basis and may be unable to sell any shares. Because this is a best efforts possibility that we may not be able to sell the minimum offering amount of Ordinary Shares. In the event that we do not raise the minimum offering amount of Ordinary Shares prior to [●], 2018, all funds raised will be promptly returned to the investors, without interest or deduction. If we successfully raise the minimum offering amount of Ordinary Shares, we will be able to execute our business plan as described.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriter, and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

31

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering and upon completion of the offering, you will incur immediate dilution of US$4.11 and US$3.99 per share, based on an assumed initial public offering price of US$5 and respectively, a minimum amount of offering is raised, and a maximum amount of offering is raised. See “Dilution.” In addition, you may experience further dilution to the extent that additional ordinary shares are issued upon exercise of outstanding warrants or options we may grant from time to time.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 10,380,000 shares of Ordinary Shares is outstanding before the consummation of this offering and 11,580,000 shares of Ordinary Shares are expected to be outstanding immediately after the consummation of this offering if the minimum offering amount is raised, and 11,980,000 Ordinary Shares will be outstanding immediately after the consummation of this offering if the maximum offering amount is raised. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the underwriter and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and other operating results;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

32

•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	lawsuits threatened or filed against us; and

•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. As an “emerging growth company” pursuant to the JOBS Act, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance increased disclosure requirements.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future.

33

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rule requires listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may, follow home country practice in lieu of the above requirements, or we may choose to comply with the Nasdaq requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Since a majority of our board of directors will not consist of independent directors, fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control.

Some provisions of our amended and restated memorandum and articles of association, which will become effective upon the completion of this offering, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

•	provisions that authorize our board of directors to issue shares with preferred, deferred or other special rights or restrictions without any further vote or action by our shareholders; and

•	provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

Our board of directors may decline to register transfers of ordinary shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, by the Companies Law (2018 Revision) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s amended and restated articles of association. Our amended and restated articles of association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least twenty-one clear days is required for the convening of our annual general shareholders’ meeting and at least fourteen clear days notice any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in the Company.

34

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•	At least 75% of our gross income for the year is passive income; or

•	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2018 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating Mingda Tianjin as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with Mingda Tianjin, and as a result, we are treating Mingda Tianjin as our wholly-owned subsidiary for U.S. federal income tax purposes. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value. Therefore, the income and assets of Mingda Tianjin should be included in the determination of whether or not we are a PFIC in any taxable year.  However, if we are not treated as owning Mingda Tianjin for United States federal income tax purposes, we would likely be treated as a PFIC.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”

Our pre-IPO shareholders will be able to sell their shares upon completion of this offering.

Our pre-IPO shareholders, the Beneficial Owners, may be able to sell their shares under Rule 144. Because these shareholders have paid a lower price per share than participants in this offering, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering.

35

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•	our ability to execute our growth, and expansion, including our ability to meet our goals;

•	current and future economic and political conditions;

•	our ability to compete in an industry with low barriers to entry;

•	our ability to provide participants in projects using our platform with a secure and acceptable payment method;

•	our ability to continue to operate through our VIE structure;

•	our capital requirements and our ability to raise any additional financing which we may require;

•	our ability to attract clients, win primary agency sale bids, and further enhance our brand recognition; and

•	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•	our ability to retain the services of Mr. Siping Xu, our chief executive officer;

•	trends and competition in the real estate services industry; and

•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the real estate services industry in China. These industry data include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The real estate services industry may not grow at the rate projected by industry data, or at all. The failure of this industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the real estate and real estate service industries subject any projections or estimates relating to the growth prospects or future condition of our industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

36

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Hunter Taubman Fischer & Li LLC as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of Cayman Islands, and Beijing Jingsh Law Firm, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier, has further advised us that it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. Furthermore, there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. However, a judgment obtained in the United States may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands.

Beijing Jingsh Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Beijing Jingsh Law Firm has advised us further that there are no treaties between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

37

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial public offering price of US$5 per Ordinary Share, of approximately $5,465,000 if we sell the minimum number of Ordinary Shares and approximately $7,311,667 if we sell the maximum number of Ordinary Shares.

We plan to use the net proceeds we receive from this offering for the following purposes:

	Use of net proceeds (Minimum offering amount)	Use of net proceeds (Maximum offering amount)
Marketing to promote our business	US$900,000	US$1,200,000
Recruit additional employees	US$600,000	US$800,000
Enhance our information technology systems	US$1,500,000	US$2,000,000
General working capital	US$3,000,000	US$4,000,000

The principal purposes of this offering is to provide us with funds to develop our business. The net proceeds from this offering will be used for working capital and other general corporate purposes, including marketing, hiring additional employees, enhancing our information technology systems. We may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments ..Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or the market value of our Ordinary Shares. In view of the foregoing, in purchasing Ordinary Shares, you will be entrusting your funds to our management with little specific information as to how the proceeds will be utilized. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

38

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, MDJH HK.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to MDJH HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. See “Taxation — People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from Mingda Tianjin to WFOE, pursuant to contractual arrangements between them, and the distribution of such payments to MDJH HK as dividends from Mingda Tianjin. Certain payments from our Mingda Tianjin to WFOE are subject to PRC taxes, including business taxes and VAT. In addition, if Mingda Tianjin or its subsidiaries or branches incur debt on their own behalves in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, MDJH HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. MDJH HK intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to MDJH HK. See “Risk Factors — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

39

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2017:

•	on an actual basis; and

•	on an as adjusted basis, giving effect to the issuance and sale of the Ordinary Shares by us in this offering at both the minimum offering amount and the maximum offering amount at the initial public offering price of US$5 per Ordinary Share, after deducting the estimated underwriting discounts and commissions to the underwriter and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2017
	Actual	As adjusted (Minimum offering amount)	As adjusted (Maximum offering amount)
	US$	US$	US$
Equity
Share capital US$0.001 par value, 50,000,000 ordinary shares authorized, 10,380,000 ordinary shares issued and outstanding (2); 11,580,000 ordinary shares issued and outstanding, as adjusted to reflect the minimum issuance, and ordinary shares issued and outstanding, as adjusted to 11,980,000 reflect the maximum issuance	10,380	11,580	11,980
Additional paid-in capital(1)	2,562,057	8,025,857	9,872,124
Statutory reserves	232,542	232,542	232,542
Retained earnings	2,042,081	2,042,081	2,042,081
Accumulated other comprehensive loss	(60,066)	(60,066)	(60,066)
Total equity	4,786,994	10,251,994	12,098,661
Total capitalization	4,786,994	10,251,994	12,098,661

(1)	Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter expense allowance and other expenses. We expect to receive net proceeds of (a) approximately $5,465,000 if minimum offering is raised ($6,000,000 offering, less underwriting fee of $460,000 and offering expenses of approximately $75,000) or (b) approximately $7,311,667 if maximum offering is raised ($8,000,000 offering, less underwriting fee of $613,333 and offering expenses of approximately $75,000). The additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter expense allowance and other expenses.

(2)	Prior to the formation of MDJM, Tianjin Mingda issued 10,380,000 founder shares to its shareholders. Each shareholder of Tianjin Mingda received MDJM's ordinary share at one to one ratio in connection with entering into the VIE agreements or restructuring. On January 26, 2018, MDJM issued 10,380,000 ordinary shares to entities controlled by the shareholders of Mingda Tianjin s. All references to numbers of ordinary shares and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect such issuance of shares on a retrospective basis as from the earliest period presented.

The actual and as adjusted information set forth in the table excludes:

warrants to purchase up to 600,000 Ordinary Shares issuable to the underwriter in connection with this offering if the minimum offering is raised, and up to 800,000 Ordinary Shares issuable to the underwriter in connection with this offering if the maximum offering is raised.

40

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share based on our presently outstanding Ordinary Shares.

Dilution to New Investors if the Minimum Offering Amount is Sold

Our net tangible book value as of December 31, 2017 was US $4,786,994, or US$0.46 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the initial public offering price per Ordinary Share and after deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

After giving effect to our sale of 1,200,000 Ordinary Shares offered in this offering based on the initial public offering price of US$5 per Ordinary Share after deduction of the estimated commissions to the underwriter and the estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2017 would have been US$10,251,994, or US$0.89 per outstanding Ordinary Share and US$0.89 per Ordinary Share. This represents an immediate increase in net tangible book value of US$0.43 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of US$4.11 per Ordinary Share to investors purchasing Ordinary Shares in this offering.

Dilution to New Investors if the Maximum Offering Amount is Sold

Our net tangible book value as of December 31, 2017 was US $4,786,994, or US$0.46 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the initial public offering price per Ordinary Share and after deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

After giving effect to our sale of 1,600,000 Ordinary Shares offered in this offering based on the initial public offering price of US$5 per Ordinary Share after deduction of the estimated commissions to the underwriter and the estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2017 would have been US$12,098,661, or US$1.01 per outstanding Ordinary Share and US$1.01 per Ordinary Share. This represents an immediate increase in net tangible book value of US$0.55 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of US$3.99 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	Minimum		Maximum
Initial public offering price per Ordinary Share	US$	5.00	US$	5.00
Net tangible book value per Ordinary Share as of December 31, 2017	US$	0.46	US$	0.46
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	US$	0.89	US$	1.01
Ordinary Share		11,580,000		11,980,000
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	US$	4.11	US$	3.99

The following table summarizes, on an as adjusted basis as of December 31, 2017, the differences between existing shareholders and the new investors with respect to the alternative minimum and maximum offering assumptions, such number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration			Average price per ordinary
MINIMUM OFFERING	Number	Percent	Amount		Percent	share
	(US$ in thousands)
Existing shareholders	10,380,000	89.64%	US $	2,572,437	30.01%	US $	0.25
New investors	1,200,000	10.36%	US $	6,000,000	69.99%	US $	5.00
Total	11,580,000	100.00%	US $	8,572,437	100.00%

	Ordinary Shares purchased		Total consideration			Average price per ordinary
MAXIMUM OFFERING	Number	Percent	Amount		Percent	share
	(US$ in thousands)
Existing shareholders	10,380,000	86.64%	US $	2,572,437	24.33%	US $	0.25
New investors	1,600,000	13.36%	US $	8,000,000	75.67%	US $	5.00
Total	11,980,000	100.00%	US $	10,572,437	100.00%

The as adjusted information as discussed above is illustrative only.

41

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

FACTORS AND TRENDS AFFECTING OUR RESULTS OF OPERATIONS

Our operating results are subject to general conditions typically affecting the real estate services industry, including changes in governmental policies and laws affecting real estate and real estate financing, uneven economic growth and development across different regions of China, supply of and demand for housing and other types of property in local markets, entry barriers and competition from other real estate services companies and increases in operating costs and expenses due to inflation and other factors. Unfavorable changes in any of these general conditions could negatively affect our transaction volume and the transaction value of the properties whose sale we facilitate and otherwise adversely affect our results of operations. Our operating results are more directly affected by company-specific factors, including our revenue growth and ability to effectively manage our operating costs and expenses.

BUSINESS OVERVIEW

We conduct substantially all of our business through our variable interest entity, Mingda Tianjin, its branch offices and its subsidiaries. We primarily provide primary real estate agency services to our real estate developer clients, and provide, on an as-needed basis, real estate consulting services, and independent training services. Currently, our primary market is in the Tianjin Autonomous Municipality, one of the richest cities in the PRC, ranking sixth in the PRC based upon GDP per capita.  Since 2014, we have expanded our market presence to other first and second tier cities in China including Chengdu of Sichuan province, and Suzhou and Yangzhou of Jiangsu province.

Our goal is to become one of the leading real estate primary real estate agency service company in China that provides end-to-end full services to meet the diversity needs of the PRC real estate industry, and with geographical coverage in major second-tier and third-tier cities on the eastern seaboard of the PRC market, and in central China.

For the fiscal years ended December 31, 2017 and 2016, our revenues were primarily generated from commission-based, primary real estate agency services. Our primary real estate agency services offerings include integrated marketing planning; advertising planning and execution; and sales planning and execution. Typically, we will sign a marketing and sales agency agreement with property developers to undertake the marketing and sales activities of a specific project. The scope of service varies according to clients’ needs; it could be a full package of all the above services, a combination of any two of the above services or any single service. Our commission fee ranged from 0.5% to 1.7% based on final sales value of the properties that we have sold.

We acquire our service projects primarily via bidding. As a result of our sales performance and relationships with existing and prior real estate develop clients, we have secured a number of cases from former clients on subsequent phases of projects.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenues and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. The most significant estimates and assumptions include the collection of accounts receivable, and the useful lives and impairment of property and equipment, the valuation of deferred tax assets and the provisions for income taxes. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe critical accounting policies as disclosed in this Form F-1 reflect the more significant judgments and estimates used in preparation of our consolidated financial statements. We believe there have been no material changes to our critical accounting policies and estimates.

42

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”). It clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable, other receivables, prepaid expenses, prepaid income tax, deferred tax assets, accounts payable and accrued liabilities, income tax payable and other taxes payable approximate their fair value based on the short-term maturity of these instruments.

Segment Information

The Group uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. All of the Group's operations are considered by the chief operating decision maker to be aggregated in one reportable operating segment. Currently, all of the Group’s customers are in the People’s Republic of China and all income is derived from commission-based service and minimal consulting and other services, which represented less than 1% of total revenue.

Revenue Recognition

The Group recognizes revenue when there is persuasive evidence of an arrangement, service has been rendered, the sales price is fixed or determinable and collectability is reasonably assured. Revenues are recorded, net of sales related taxes.

The Company accounts for underwriting sales in accordance with ASC 976-605 “Accounting for Sales of Real Estate” (“ASC 976-605”). The commission revenue on underwriting sales is recognized when sales have been consummated, generally when title is transferred, and the Company no longer has substantial continuing involvement with the real estate asset sold. If the Company provides certain rent guarantees or other forms of support where the maximum exposure to loss exceeds the gain, it defers the related commission income and expenses by applying the deposit method. In future periods, the commission income and related expenses are recognized when the remaining maximum exposure to loss is reduced below the amount of income deferred.

43

Commission revenue from property brokerage is recognized when the property developer and the buyer complete a property sales transaction, and the property developer grants confirmation to us to be able to invoice them accordingly. The time when we receive the commission is normally at the time when the property developer receives from the buyer a portion of the sales proceeds in accordance with the terms of the relevant property sales agreement, or the balance of the bank loan to the buyer has been funded or recognized under the sales schedule or other specific items of agency sales agreement with developer. At no point does the Company handle any monetary transactions nor act as an escrow intermediary between the developer and the buyer.

Revenue from marketing consultancy services is recognized when services are provided to clients, fees associated to services are fixed or determinable, and collection of the fees is assured. Revenue from consulting services was less than 1% of our total revenue in both 2017 and 2016.

Government Subsidies

Government subsidies include cash subsidies received by the Company’s subsidiaries in the PRC from local governments.

In recognizing the benefit of government subsidies in accordance with U.S. GAAP, the Company considers intended use of and restrictions of the subsidy, the requirements for the receipt of funds, and whether or not the incentive is given for immediate financial support, or to encourage activities such as land development in specified area. Each grant is evaluated to determine the propriety of classification on the consolidated statements of operations and consolidated balance sheets. If the government subsidies are more general in nature or driven by business performance measures, the government subsidies are classified as revenue. Otherwise, the government subsidies are classified as other income (expenses)

During the year of 2016, Mingda Tianjin, a VIE received non-refundable government subsidies of $436,458 (RMB 2, 900,000). During the year of 2017, the Company has not received any such subsidiaries. The subsidies was given by local government as a reward for the Company listed in the Chinese New Over the Counter System successfully in 2015. The Group recorded the subsidies received as other income in the consolidated financial statements.

Income Taxes

Tianjin Mingda, its subsidiaries and branch offices are subject to all of the applicable income tax laws of the PRC.

Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities, and their reported amounts in the financial statements, net operating loss carry forwards and credits by applying enacted statutory tax rates applicable to future years when the reported amounts of the asset or liability are expected to be recovered or settled, respectively. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Group only recognizes tax benefits related to uncertain tax positions when such positions are more likely than not of being sustained upon examination. For such positions, the amount of tax benefit that the Group recognizes is the largest amount of tax benefit that is more than fifty percent likely of being sustained upon the ultimate settlement of such uncertain position. There were no such tax liabilities be recognized in the accompanying consolidated financial statements. The Group records interest and penalties as a component of income tax expense. There were no such interest and penalties as of and for the years ended December 31, 2017 and 2016.

44

RESULTS OF OPERATIONS

Revenues

	2017	2016	Change in $	Change in %
Revenue	$5,532,244	$5,302,030	$230,214	4%

The revenue for 2017 was $5,532,244, an increase of 4% from $5,302,030 in 2016. The percentage of year to year increased slightly in 2017 as compared to the percentage increased in 2016, which primarily resulted from cool down of real estate market due to Chinese government’s tightening policies and regulations implemented on real estate market in China.

Starting from 2009, Chinese central and local government issued and implemented series regulations and policies to curb the fast expanding market of real estate in PRC. Such measures and policies by the government have negatively affected the real estate market and caused a reduction in transactions in the real estate market. While these measures and policies remain in effect, they may continue to depress the real estate market, dissuade would-be or prospect buyers from making purchases, reduce transaction volume, cause a decline in average selling prices, and prevent developers from raising the capital they need and increase developers’ costs to start new projects.

Since there is a time lag from signing sales contract to finalizing sales and recognizing our revenue, normally between three to six months depending on the time for the buyers to close the mortgage from the banks, part of our 2017 revenue was from 2016 signed sales contract, which the developers and buyers completed the transactions in 2017, hence we completed our revenue recognition process and accordingly recognized the revenue in 2017.

Following table summarized our signed sales contract in square meters and sales value of real estate projects during 2017 and 2016, respectively.

Years	2017	2016
Signed sales contract in square meters	117,627	321,835
Signed sales contract in RMB	1,785,098,040	4,830,854,858
Exchange Rate	6.7588	6.6444
Signed sales contract in US$	$264,114,642	$727,056,598

Operating Expenses

The following table summarized our operating expenses for the years ended December 31, 2017 and 2016:

Operating expenses	2017	2016	Change in $	Change in %
Selling expenses	$263,797	$424,824	$(161,027)	(38%)
Payroll and payroll taxes	3,067,837	3,580,791	(512,954)	(14%)
Rent expenses	115,615	111,708	3,907	3%
Depreciation and amortization	7,232	5,590	1,642	29%
Provision for doubtful accounts	194,149	-	194,149	100%
Other general and administrative	293,931	305,810	(11,879)	(4%)
Total operating expenses	$3,942,561	$4,428,723	$(468,162)	(11%)

The operating expenses for 2017 were $3,942,561, a decrease of $486,162, or 11%, from $4,428,723 in 2016.

During 2017, our selling expense was $263,797, a decrease of $161,027, or 38% from $424,824 in 2016. We spent less selling expense due to cooling down Chinese real estate market in 2017.

45

During 2017, our payroll and payroll taxes was $3,067,837, a decrease of $512,954, or 14% from $3,580,791 in 2016. The decrease in payroll and payroll taxes was also resulted from cooling down of the Chinese real estate market. Our employee compensation was in connection with the performance of sales. Sales related compensation, such as bonus, commission were reduced due to lesser sales activities such as lesser signed sales contracts in 2017.

Provision for doubtful accounts was $194,149 in 2017, compared to $0 in 2016. As of December 31, 2017, we reserved 20% of accounts receivable balance from one customer since we did not receive payment from this customer since May 2017. We also reserved 20% of accounts receivable from another customer due to the estimation that the sold residence units may not be fully collectible.

All 2016 accounts receivable balance were collected in subsequent period and therefore, no allowance for doubtful accounts made as of December 31, 2016.

Net Income

	2017	2016	Change in $	Change in %
Revenues	$5,532,244	$5,302,030	$230,214	4%
Operating expenses	(3,942,561)	(4,428,723)	486,162	-11%
Income from operations	1,589,683	873,307	716,376	82%
Government grants	-	436,458	(436,458)	-100%
Interest income	32,112	19,015	13,907	69%
Other expense	(58,241)	-	(58,241)	100%
Income before income tax	1,563,554	1,328,780	234,774	18%
Provision for income tax	(396,552)	(332,230	(64,322)	19%
Net income	$1,167,002	$996,550	$170,452	17%

Our net income was $1,167,002 in 2017, an increase of $170,452, or 17%, compared to net income of $995,550 in 2016. The increase in net revenue were mainly due to increase in revenue and decrease in selling expense as discussed in above.

LIQUIDITY AND CAPITAL RESOURCES

In 2017, our principal sources of cash were revenues from our agency sales. Most of our cash resources were used to fund our revenue related expenses, such as salaries and commissions paid to the sales force, daily administrative expenses and the maintenance of regional offices.

As of December 31, 2017, we had cash and cash equivalents of $3,117,740 and other working capital of $4,702,515, which are all held in PRC. Management believes that the Company will generate sufficient cash flows to fund its operations and to meet its obligations on timely basis for the next twelve months by successful implementation of its business plans.

Under applicable PRC regulations, foreign invested enterprises, or FIEs, in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign invested enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

46

In addition, all of our businesses and assets are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These currency exchange control procedures imposed by the PRC government authorities may restrict the ability of our PRC subsidiary to transfer its net assets to the Parent Company through loans, advances or cash dividends.

The current PRC Enterprise Income Tax (“EIT”) Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement.

The following table sets forth a summary of changes in our working capital from December 31, 2016 to December 31, 2017:

			December 31, 2016 to December 31, 2017
	December 31, 2017	December 31, 2016	Change in $	Change in %
Working capital:
Total current assets	$5,300,999	$4,283,194	$1,017,805	24%
Total current liabilities	598,484	1,023,207	-424,723	-41%
Working capital (deficit)	$4,702,515	$3,259,987	$1,442,528	44%

Working capital was $4,702,515 as of December 31, 2017, an increase of $1,442,258, or 44%, compared to $3,259,987 as of December 31, 2016. The increase in working capital was primarily due to increase in cash of $1,455,394 and decrease in accounts payable and accrued liabilities in 2017.

Because the exchange rate conversion is different for the consolidated balance sheets and the consolidated statements of cash flows, the changes in assets and liabilities reflected on the consolidated statements of cash flows are not necessarily identical with the comparable changes reflected on the consolidated balance sheets.

Cash Flows for the Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

Comparison of cash flows results for the years ended December 31, 2017 and 2016 are summarized as follows:

	2017	2016	Increase / (Decrease)
Net cash provided by operating activities	$1,313,460	$498,301	$815,159
Net cash used in investing activities	(19,659)	(18,283)	(1,376)
Net cash provided by financing activities	-	27,692	(27,692)
Effect of changes of foreign exchange rate	161,593	(105,204)	266,797
Net increase in cash	$1,455,394	$402,506	$1,052,888

Operating activities

Net cash provided by operating activities during 2017 was $1,313,460, consisting of net income of $1,167,002, noncash adjustments of $202,594 and net changes in our operating assets and liabilities of $56,136, which mainly included a decrease in accounts receivable of $516,593, resulted from collection of previous years accounts receivable; a decrease in other receivable of $103,603; an increase in prepaid expense of $297,392; an increase in deferred tax assets of $48,537; a decrease in accounts payable and accrued expenses of $430,286, resulted from less bonus were accrued in 2017; an increase in income tax payable of $150,636, resulted from higher taxable income in 2017; and a decrease in other tax payable of $50,753.

47

Net cash provided by operating activities during 2016 was $498,301, consisting of net income of $996,550, noncash adjustments of $5,590 and net changes in our operating assets and liabilities of $503,839, which mainly included an increase in accounts receivable of $520,116, resulted from our increased sales in 2016; an increase in other receivable of $69,312; an increase in prepaid expense of $19,184; an increase in accounts payable and accrued expenses of $309,566, resulted from accrued bonus in 2016; a decrease in income tax payable of $205,787; a decrease in other taxable of $2,167; and an increase in other payable of 3,161.

Investing activities

The purchase of office equipment and software was $19,659 and 18,283 in 2017 and 2016, respectively.

Financing activities

In 2016, the Group received $27,692 (RMB 80,000) from issuance of VIE’s ordinary shares.

As of December 31, 2017, the Company had no long term nor short-term debt. Management believes that the Company will generate sufficient cash flows to fund its operations and to meet its obligations on timely basis for the next twelve months by successful implementation of its business plans.

CONTRACTUAL OBLIGATIONS AND OFF-BALANCE SHEET ARRANGEMENTS

Contractual Obligations

Lease Commitments

The Group entered several leases agreement for office spaces located at Tianjin and Yangzhou city in China. Total monthly rent payable is RMB 64,444, or $9,903 per month under operating leases. The detail of the each respective lease is summarized as following:

	Address	Location	Usage	From	To	Monthly Rent (RMB)	Monthly Rent ($US)
1	#36 N. Sports Institute	Tianjin	Registered Office	10/1/2016	9/30/2021	¥1,100	$169
2	RM 1304, C. Sandun Center	Tianjin	Office	1/1/2017	12/31/2018	21,314	3,275
3	RM 1305, C. Sandun Center	Tianjin	Office	1/1/2017	12/31/2018	25,216	3,875
4	RM 1306, C. Sandun Center	Tianjin	Office	1/1/2018	12/1/2018	14,721	2,262
5	RM 709, #23, Industrial Center	Yangzhou	Office	11/1/2017	10/31/2018	2,093	322
						¥64,444	$9,903

As of December 31, 2017, the future minimum rent payable under non-cancelable operating leases were:

For the year ended December 31,	Rental amount
2018	$120,037
2019	2,028
2020	2,028
2021	1,521
Total	$125,614

48

For the years ended December 31, 2017 and 2016, total rent expense was $98,995 and $92,884, respectively. Property management and utility expenses were $16,620 and $18,824, in 2017 and 2016, respectively.

Legal Proceeding

Except for the following disclosure, we are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

On January 3, 2018, Mingda Tianjin filed a civil complaint in Jizhou District People's Court, Tianjin City (the “Jizhou Court”), alleging a breach of contract against Tianjin Huacheng Century Investment Co. Ltd. (the “Defendant’). Mingda Tianjin and the Defendant entered into a Sales Agency Service Contract on May 1, 2014, as supplemented on November 23, 2015, pursuant to which Mingda Tianjin was expected to provide sales agency services to the Defendant for real estate projects developed by the Defendant. Mingda Tianjin stated that it has performed its duty fully in accordance with the Sales Agency Service Contract and its accompanying agreements signed by both parties. However, since November 2015, the Defendant has defaulted on sales agency fees and retention fees earned by Mingda Tianjin pursuant to the Sales Agency Service Contract, for an aggregate amount of RMB2,792,854, approximately $429,700. Despite Mingda Tianjin’s repeated efforts to demand payment by the Defendant of the outstanding agency sales fees and retention fees, the Defendant had failed to make the relevant payments. Mingda Tianjin then sought relief from the Jizhou Court for the following claims, (a) for the Defendant to pay to Mingda Tianjin’s the accrued sales agency fees, retention fees and loss due to overdue payment in the aggregate of RMB3,050,893.7, approximately $469,368, and (b) for the Defendant to be responsible for the relevant litigation fees. Mingda Tianjin and the Defendant reached a civil mediation agreement as approved by the Jizhou Court by agreeing that the defendant will pay Mingda Tianjin the sales agency fee by installments, with the first installment of RMB500,000, approximately $76,900 due by or before February 9, 2018, the second installment of RMB1,146,427, approximately $176,400 due by or before October 31, 2018, and the third installment of RMB1,146,427, approximately $176,400 due by or before December 31, 2018. Any delay in payment of any of the three installment will be considered a default and all outstanding installment payments shall be automatically accelerated and due immediately, with Mingda Tianjin’s option to enforce all outstanding payments by the Defendant in the Jizhou Court. Mingda Tianjin agreed to be responsible for the litigation fees for both parties in connection with this claim, in the amount of RMB15,604, approximately $2,400. Mingda Tianjin retains the right to appeal the mediation agreement.

The first installment of $76,900, which was received in 2018, was included in section of accounts receivable of the accompanying consolidated financial statements. The Company did not recognize the second and third installments totaled approximately $352,800, due to the uncertain of the collectability.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency forward contracts. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Foreign Currency Exchange Rate Risk

All of our operations are in China. Thus, our revenues and operating results may be impacted by exchange rate fluctuations between RMB and US dollars. For the years ended December 31, 2017 and 2016, we had unrealized foreign currency translation gain of $270,019 and unrealized foreign currency translation loss of $210,781, respectively, because of changes in the exchange rate.

Inflation

The effect of inflation on our revenue and operating results was not significant.

Recent Accounting Pronouncements

We consider the applicability and impact of all Accounting Standards Updates (“ASUs”). The ASUs not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on our consolidated financial position and/or results of operations.

49

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers and supersedes and replaces nearly all existing GAAP revenue recognition guidance, including industry-specific guidance. The authoritative guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. The five steps are: (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations; and (v) recognize revenue when or as each performance obligation is satisfied. The authoritative guidance applies to all contracts with customers except those that are within the scope of other topics in the FASB ASC. The authoritative guidance requires significantly expanded disclosures about revenue recognition and was initially effective for fiscal years and the interim periods within these fiscal years beginning on or after December 15, 2016. In August 2015, the FASB issued ASU 2015-14 “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.” This standard defers for one year the effective date of ASU 2014-09. The deferral will result in this standard being effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017. The Group will implement this standard effective January 1, 2018. We currently assessed that the adoption of this authoritative guidance will have no material impact on our consolidated financial statements.

February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. This update requires an entity to recognize lease assets and lease liabilities on the balance sheet and to disclose key information about the entity’s leasing arrangements. ASU 2016-02 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2018, with early application permitted. A modified retrospective approach is required. The Group is in the process of evaluating the impact on its consolidated financial statements upon adoption.

In August 2016, the FASB issued ASU 2016-15, an update to ASC Topic 230, Statement of Cash Flows to provide guidance for areas where there is diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, with early adoption permitted. We are evaluating the impact of ASU 2016-15 but do not believe that the adoption will have a material impact on our consolidated financial statements.

50

INDUSTRY

INDUSTRY BACKGROUND

Growth of the Real Estate Industry in China

China’s real estate industry has grown rapidly in recent years. According to National Bureau of Statistics of China (NBSC), the total gross floor area, or GFA, of primary properties sold in China grew at a compound annual growth rate, or CAGR, of 29.76% from 2013 to 2017, even amidst general contractionary real estate policies in the PRC in 2016 and 2017. The increase in the total GFA of properties sold, accompanied by an increase in the average primary property price, gave rise to a corresponding increase in primary property sales revenues, which grew at a CAGR of 7.44% for the same period.

The following table sets forth a summary of certain data regarding China’s real estate industry for the periods indicated.

						CAGR %
	2013	2014	2015	2016	2017	(2013-2017)
Total GFA of primary properties sold (in millions of square meters)	130,550.59	120,648.54	128,494.97	15,734.53	169,408	5.34%
Average price of primary properties sold (RMB per square meter)	6,237.26	6,323.47	6,792.56	7,475.55	7,892.25	4.81%
Total revenues from primary property sales (in billions of RMB)	8,142.44	7,629.81	8,728.66	11,763.37	13,370.1	10.42%
Total revenues from primary residential property sales (in billions of RMB)	6,769.77	6,240.79	7,276.44	9,907	11,026.49	10.24%

Source: NBSC

Real Estate Transactions in Tianjin	2013	2014	2015	2016	2017	CAGR% (2013-2017)
Total CFA of primary properties sold in Tianjin (in millions of square meters)	14.73	12.1	15.74	27.24	15.32	0.78
Average price of primary properties sold (USD per square meter)	1,771.79	1,766.86	1,892.48	2,050.44	2,293.9	6.12
Total revenues from primary property sales (in billions of USD)	26.1	21.38	29.79	55.85	35.14	5.3
residential property sales (in billions of USD)	19.71	15.66	23.19	43.44	25.92	5.62

Source: https://www.tason.net/Default.aspx?t=6b21682c-97ef-42b3-8d37-aca3c86d5b15

The rapid growth of the real estate industry in China is primarily attributed to the following factors:

•	Growth of the Chinese economy;

•	Growing trend toward urbanization and increasingly affluent urban population; and

•	Governmental reform of the real estate sector.

51

Growth of the Chinese Economy

China’s economy has undergone significant and astonishing growth since the reform policies were put in place in the early 1980s. According to the website World Economy, http://www.8pu.com/, the gross domestic product in nominal terms, or nominal GDP, of China grew from $9.49 trillion in 2013 to $12.72 trillion in 2017, representing a CAGR of 6.03%, and is expected to reach $15.66 trillion in 2020, representing a CAGR of 4.12% from 2018 to 2020. As a result of this economic growth, disposable income per capita has increased at a CAGR of 7.24% from 2013 to 2017 and for 2016-2020 and 2021-2025, disposable income per capita for urban populations is expected to increase at CAGR of 7.0% and 6.3%, respectively. The following table sets forth a summary of certain data regarding China’s economic growth for the periods indicated:

						CAGR %
	2013	2014	2015	2016	2017	(2013-2017)

Nominal GDP (in trillion of $) USD	9.49	10.28	10.7	10.94	12.72	6.03
Nominal GDP per capita (in $) USD	7,155.48	7,774.78	7,991.22	8,115.38	9,248.13	5.26
Disposable Income per capita (in $) USD	2,978.32	3,273.24	3,494.79	3,585.11	3,843	5.23

Source: World Economy, http://www.8pu.com/.

The following table sets forth a summary of certain projections regarding China’s economic growth for the periods indicated.

						CAGR %
	2018	2019	2020	2021	2022	(2018-2022)

Nominal GDP (in billions of $)	13.87	14.75	15.66	16.61	17.59	4.86
Nominal GDP per capita (in $)	9,974	10,551	11,146	11,758	12,386	4.42
Disposable Income per capita (in $)

Source: World Economy, http://www.8pu.com/.

Accelerating Trend toward Urbanization and Increasingly Affluent Urban Population

Substantial economic growth in China during the past decades has led to an increasing rate of urbanization. According to the China City Statistics Yearbook (2017), China had over 128 cities with a population of over four million and over 231 cities each with annual GDP of over RMB80 billion ($10 billion) as of the end of 2016. The growing urbanizing trend and increasingly affluent urban population are expected to continue to support substantial demand for private housing accommodations in urban areas in China.

						CAGR %
	2013	2014	2015	2016	2017	(2013-2017)

Urban population (in millions)(1)	731.11	749.16	771.16	792.98	813.47	2.15%
Total population (in millions)(1)	1360.72	1367.82	1374.62	1382.71	1390.08	0.42%
Urbanization rate(%)(1)	53.73%	54.77%	56.10%	57.35%	58.52%	1.72%
Disposable income per capita in urban households (in $)(2)	4304.96	4681.53	4963.06	5059.32	5385	4.57%

52

(1)	Source: NBSC.

(2)	Source: http://fxtop.com/en/historical-exchange-rates.php?MA=1.

The markets that we currently operate in have experienced steady economic growth from 2013 to 2017. One of the markets that we operate in has achieved nominal GDPs per capita considerably higher than the national average. The following table sets forth a summary of nominal GDPs per capita for the following cities that we currently operate in:

						CAGR %
Nominal GDP per capita (in $)	2013	2014	2015	2016	2017	(2013-2017)

Tianjin(1)	16,282.49	17,079.63	17,176.33	17,315.75	17,784.31	1.78%
Chengdu(1)	10,406.12	11,416.23	11,910.54	11,659.42	12,910.34	4.41%
Suzhou(1)	19,871.01	21,083.56	21,788.15	21,938.94	23,992.98	3.84%
Yangzhou(1)	11,840.82	13,416.22	14,271.76	14,935.40	16,653.77	7.06%
National average	7,155.48	7,774.78	7,991.22	8,115.38	9,248.13	5.26%

(1)	Source: NBSC

Governmental Reforms in the Real Estate Sector

The real estate sector remained part of a centrally planned economy until the PRC government initiated economic reforms in the late 1980s to transition the sector to a market-oriented system. Prior to the reform, the State owned most of China’s urban properties and was responsible for developing, allocating and exchanging housing units and other related resources for its urban populations.

In 1988, the PRC constitution was amended to state that, although the State retains ownership of all land, long-term land use rights with terms up to 70 years may be transferred. This amendment to the PRC constitution opened the real estate sector to private ownership of land use rights and set the stage for the development of a real estate market. Land use rights are the highest level of right in land that a private person is permitted to have under PRC law. To obtain land use rights, a private purchaser typically enters into a land use rights grant agreement with the relevant local government and pays a land premium to the government. In consideration for the land premium, the purchaser has the exclusive right to occupy, use, develop, lease, transfer and mortgage the land for the term of the land use right without the need to pay additional land premiums to the government. The State does not have the right to interfere with or take back the land use rights, except it may exercise power of eminent domain in instances warranted by public policy, in which case it will compensate the holder of the land use rights based on the years the rights have been held, the level of improvements made on the land and the actual use of the land.

The PRC government promulgated rules in 1994 requiring companies to establish housing purchase benefit plans for their urban employees. Jointly funded by employers and employees, these plans provide substantial financial assistance to employees with their home purchases. By 1998, the PRC government ended its practice of allocating and exchanging housing units for its urban population. In 1999, as a further step to stimulate the housing market, commercial banks began to offer mortgage loans to average individual buyers of properties and extended the maximum mortgage terms to 30 years and the maximum financed portion to 80%. As a result of these and other measures designed to encourage home ownership among China’s urban population, the strong growth of the Chinese economy and the trend towards urbanization, the real estate sector has grown at a rapid pace.

53

China’s real estate industry experienced rapid growth after the PRC government opened the real estate sector to private ownership. To prevent the potential over-heating of the real estate market in certain cities and to discourage property speculation, the PRC government announced, starting in 2003, a series of measures aimed at standardizing land transfer procedures, encouraging supply of housing units for average families and discouraging speculative investment in real estate, in order to achieve long-term, more sustainable growth in the real estate industry, more balance in the macro-economy and more parity between the coastal cities and the rest of China.

For example, in 2004, the PRC government imposed a measure requiring that developers finance from internal sources at least 35% of the total projected capital outlay for projects other than affordable housing, an increase from the previously required 20%. In 2005, further measures were introduced to discourage speculation in real estate properties: In certain fast-growing markets, the minimum down payment was increased, the preferential mortgage interest rate for residential housing was eliminated and a business tax of 5% was imposed on the proceeds from sales that occur within two years of purchase. The resale of unfinished properties was banned. The PRC government supplemented these measures with additional regulations on land supply, and bank financing in 2006.

According to the PRC Property Rights Law effective on October 1, 2007, the term of the land use rights of the land for residential use may be automatically renewed upon its expiration without further payment. This new law is expected to foster further development of the PRC residential real estate market.

In 2014, the PRC government promulgated and issued the Interim Regulation on Real Estate Registration, implementing a unified registration system for management of real estate registration information.

In 2017, the China Banking Regulatory Commission (CBRC) issued the Guiding Opinions on Enhancing the Quality and Efficiency of the Banking Sector to Serve the Real Economy, through which it stipulated that PRC banking and financial institutions must classify, regulate and implement city-specific policies and measures to implement differentiated housing credit policies. Additionally, the CBRC Guiding Opinions strictly forbid illegal fund flows into the real estate market, along other illegal activities such as down payment loans. Such measures were designed to suppress real estate bubbles in hottest real estate cities in China.

CBRC supports the implementation of the central government's interpretation that housings are to be used to meet the people’s basic housing needs while at the same time resolutely crack down on real estate speculative activities, preventing housing prices from rising too fast. By limiting the expansion of real estate construction, the government can suppress the rising of real estate prices. The establishment of a unified registration system for management of real estate registration information, along with the prohibition of capital from illegally flowing into the real estate market and cracking down on illegal investment activities such as “down payment loans, have also constrained and limited real estate speculation and housing prices. Such measures, however, have brought adverse effect upon real estate companies’ financial conditions and have in turn brought negative impact upon the development scale of real estate development companies.

On May 9, 2018, staff from the Ministry of Housing and Urban-Rural Development (HURD Ministry) and the officials from Chengdu Government and Taiyuan Government met to discuss matters related to regulation of the PRC real estate market, where the staff emphasized the importance of “housing should be used for residential purposes, not for commercial exploitation” as guiding principle in creating and issuing local real estate regulations, to ensure the long-term healthy growth of the PRC real estate market. Previously, staff from the HURD Ministry met with officials from Xi’an, Haikou, Sanya, Changchun, Harbin, Kunming, Dalian, Guiyang, Xuzhou and Foshan on the same matters. Following the meeting with the staff of HURD Ministry, Chengdu municipal government issued Notice on Further Improving the Regulation Policies of the Real Estate Market in Chengdu on May 15, 2018 (the “Chengdu Notice”). Pursuant to Chengdu Notice, real estate properties, including new and second-handed commercial housing, can only be resold by parties who have obtained the real estate certificates for over 3 years. At the time of purchasing a second real estate property in Chengdu, individuals are required to have made social security payments for over 12 months or 24 months, and own no more than one real estate property in Chengdu.

54

If the PRC government policies relating to the real estate market continue the current retraction trend where the government promulgates policies aimed at restricting leveraging real estate properties as hedging, financial, or investment tools, our Company’s business operation, majorly consists of real estate agency sales service for new residential properties, may also be negatively impacted. The Company’s income, which primarily depends upon commissions, may also be negatively impacted. Under a broader regulatory scheme covered by new regulations on capital management introduced in 2018, such legal, regulatory, and policy restrictions on real estate development will likely be enforced and the central government’s supervision upon such matters will be more stringent and comprehensive. If housing prices continue to rise irrationally, the central government may continue to introduce more stringent policies to curb rising real estate prices.

For additional information on recent regulatory developments in China, see “Risk Factors — Risks Related to Our Business — Our business may be materially and adversely affected by government measures aimed at China’s real estate market” elsewhere in this prospectus.

Primary Residential Property Market in the PRC

The PRC primary residential property sector has grown significantly in recent years, with increased real estate investment, higher sales volumes and rising average sales prices. The growth of the primary residential property market has contributed to an increase in home inventory. The table below shows selected data for the primary residential property market in China from 2013 to 2017.

	2013	2014	2015	2016	2017	Compound Annual Growth Rate
Investment in residential property development (in billions of RMB)	5,895.07	6,435.21	6,459.52	6,870.38	7,514.8	4.97%
GFA of primary residential properties sold (in millions of square meters)	1,157.23	1,051.88	1,124.12	1,375.4	1,448.3	6.29%
Sales revenue from primary residential properties (in billions of RMB)	6,769.78	6,240.79	7,276.45	9,907	11,026.49	15.72%
ASP of primary residential properties (RMB per square meter)	5,850	5,933	6,473	7,203	7,613	7.53%

On April 17, 2017, NBS reported that the investment in real estate development increased by 9.1% compared to the year before. China’s GDP grew at a rate of 6.9% during the first quarter of 2017, amounting to RMB18,068.3 billion. The number of unsold commercial residential properties was still decreasing. The total floor areas of sold commercial residential properties increased by 19.5% compared to the year before, and the sales revenue went up by 25.1% compared to the year before.

Based upon to the principle that “housing should be used for residential purposes, not for financial exploitation,” in 2017, local governments tightened their regulations of real estate markets. By the end of December 2017, 90 cities around the country published a total of approximately 200 regulatory policies, and 35 different counties in the PRC published approximately 41 regulatory policies. The Hainan and Hebei chose to regulate at the provincial level by promulgating provincial policies. Real estate government regulations issued in 2017 were of longer durations compared to those of previous years, and involved a larger number of local governments, with stricter regulations.

55

According to an analysis conducted by Big Data Magazine on December 21, 2017, the PRC government is expected to continue its strict regulation over the PRC real estate market, in hope of stabilizing the PRC real estate market and keeping the risk of real estate bubbles low.

Emergence and Growth of Real Estate Services Companies in China

As the real estate industry in China grows in size and complexity, it has become increasingly specialized. Professional real estate services companies emerged in response to the specialization trends in China’s real estate industry in the mid-90’s.

The growth of real estate services companies was further accelerated as a growing number of real estate developers expanded from local and regional participation to nationwide operations and started to focus their resources on their core competencies and outsource property marketing and sales functions to brand-name professional real estate services companies who have, or are in the process of building, corresponding nationwide coverage. Developers retain professional real estate services companies for consulting, strategizing, marketing, sales and other services throughout the project development, marketing and sales process, especially when these developers enter into new and unfamiliar local markets.

Primary Real Estate Agency Services

The real estate services industry in China has thus far consisted primarily of the marketing and sale of new properties. The primary real estate agency services market in China is competitive and fragmented, with market participants ranging from companies with national presence and local companies handling projects on an ad hoc basis. We believe that competition is based primarily on a real estate services company’s market research capability, quality of service, and ability to provide a full range of services. Top real estate services companies have a visible competitive advantage on service contracts that encompass the entire project development, marketing and sales process, as competition for these projects is based primarily on a real estate services company’s market research capability and ability to provide a full range of services. Top real estate services companies have a visible competitive advantage.

China’s current real estate sales have focused primarily on newly developed properties. Sales revenues generated from the secondary real estate brokerage services market represent a small portion of the total real estate sales revenues.

As development in the primary real estate market slows in more mature markets, sales activities are expected to shift to the secondary real estate market, as is witnessed in the United States and other developed countries.

Real Estate Consulting Services

The real estate consulting services market in China is at an early stage of development. Sales, marketing and other commercial data relating to transferable land use rights or development projects are scattered among various governmental agencies and private parties with varying degrees of transparency. In most cases, developers and buyers searching for market data need to collect data from multiple sources, resulting in partial, incomplete or conflicting data without reconciliation or analysis. Some developers have developed ad hoc information systems to serve their internal research needs. We believe most of these systems are rudimentary, lack the functionality and depth to meet their own needs and are unsuitable for commercialization and utilization by third parties.

As a result, we believe there is a strong market demand for professional real estate services companies that can provide consolidated real estate information and analysis of unprocessed real estate market data covering a broad range of geographic markets in China. As it takes considerable effort and capital for any real estate services company to build an information database system with high functionality and put together a team of researchers who possess market and industry expertise to analyze unprocessed data for market consumption, those services companies that have made these investments have first mover advantages in this new industry.

56

Recent Governmental Measures Affecting the Real Estate Industry

China’s policymakers have been concerned about the potential overheating in the property market and the risk of a potential sudden and sharp correction that would rock the economy.

In 2016 and 2017, the PRC government signaled through talks by the premier, Mr. Jinping Xu and other tentative real estate restrictive policy such as the proposed real estate tax during the 2017 National People's Congress (NPC) and National Committee of the Chinese People's Political Consultative Conference (CPPCC), intended to cool off the potential overheating in the real estate market. As of the date of this prospectus, no definitive regulations related to the proposed real estate tax has been promulgated or published.

Meanwhile, the local governments in many cities which have seen the sharpest price rises have rolled out a series of restrictions in 2017 on buying and ownership. In the markets that we operate, there have been the following changes and restrictions.

For instance, in March 2017, Tianjin promulgated new rules regarding housing fund loans, which increased the minimum down payment to 60% of the purchase price for a household purchasing a second residential household property with housing fund loans, and commercial mortgage for personal residential properties at more than 25 years (not including 25 years) are temporarily suspended, capping such mortgage terms at 25 years.

In October 2016, Suzhou increased the minimum down payment for first home owners seeking second owner but has no outstanding real estate mortgages to 50%, and first home owners seeking second owner but has outstanding real estate mortgages to 80%; and additionally, suspending commercial mortgages to personal purchases of real estate property by owners of more than two residents.

Effective in December 2017, Yangzhou increased the wait period of resale of residential property by one year, and suspended sale of residential property to owners of three or more residential properties in Yangzhou.

In November 2016, Chengdu adjusted the minimum housing provident fund down payment ratio to 30% for first time home-owners, and for first-home-owners with no outstanding mortgage balances; to 40% for first-home-owners with outstanding mortgage balances; and no provident fund mortgages will be provided to families that owns at least two homes. In October 2016, Chengdu adjusted the commercial down payment ratio to 40% for first home-owners seeking to buy additional personal real estate properties.

Many home buyers in the PRC require either the housing provident fund mortgage or personal commercial mortgage to purchase homes, either their first or additional homes. We believe the foregoing policies by the central government and relevant local governments will increase the cost of purchasing first and additional homes, and increased down payment rations will further restrict the home purchase of families or individuals owning multiple real estate properties. As such, we believe that the foregoing measures will likely lead to a reduction in demand for new homes.

57

BUSINESS

Overview

Through our variable interest entity, Tianjin Mingda Jiahe Real Estate (Co. Ltd.) (“Mingda Tianjin”), we are an emerging, integrated real estate services company in China. We primarily provide primary real estate agency services to our real estate developer clients, and provide, on an as-needed basis, real estate consulting services, and independent training services. Currently, our primary market is in the Tianjin Autonomous Municipality, one of the richest cities in the PRC, ranking sixth in the PRC based upon GDP per capita. Since 2014, we have expanded our market presence to other first and second tier cities in China including Chengdu of Sichuan province, and Suzhou and Yangzhou of Jiangsu province.

Our real estate agency services offerings include providing primary agency sales services to residential real estate developers at any stages of the development and sale of a residential real estate project. Since our inception in 2002, we have successfully completed the sale of 54 unique residential real estate projects, with 34 projects reaching 100% sale completion status. We typically serve large and mid-sized real estate developers, such as China Merchants Property Development Co. Ltd., the Municipal Government of Binhai, Tianjin Metro Resources Investment Co., Ltd., Jingrui Real Estate (Group) Co., Ltd. Tianjin Real Estate Development (Group)Co., Ltd. Tianjin Teda Development Co., Ltd., Tianjin City Investment Binhai Real Estate Management Co., Ltd., Chengdu Huashuo Real Estate Co., Ltd., Yunnan Hengcheng Real Estate Co., Ltd., Yangzhou Wanyun Construction Development Co., Ltd., Suzhou Eastern City Sunan Land Purchase Co., Ltd., or promising emerging local developers in the markets that we operate. We primarily generate revenue through sales commissions which are either fixed or progressive. We generated 99.73% and 99.92% of our total revenues through our primary agency sales services in 2016 and 2017, respectively. We have traditionally provided exclusive primary agency sales service where we are the exclusive sales agent. While we expect the exclusive sales agent arrangement to continue to be the main part of our business, since 2016 we have strategically bid on and won real estate projects as co-sale agents, where we collaborate with other primary agency sales service providers to act as co-agents in a sale. In 2017 and 2016, 21.66% and 11.97%, respectively, of our revenues were derived from sales in real estate projects where we acted as co-agents providing primary agency sales service to our developer clients. We believe that co-sale opportunities allow us to tap into developer clients we have not previously collaborated, or who utilized their traditional primary sales agents.

We also provide, on an as-needed basis, real estate consulting services with respect to any stages or a combination of stages of the development and sale of a residential real estate project. Types of real estate consulting services that we are capable of providing include consulting, marketing strategy planning and strategy, and advertising services and sales strategies. We provide stand-alone real estate consulting services to clients based upon a consulting service plan we created that tailors to each client’s specific challenges and needs. We charge service fees based upon a monthly fixed charge, as well as a project completion fee in some circumstances. We generated 0.27% and 0.08% of our total revenues through our consulting services in 2016 and 2017, respectively.

For our independent training services, we may be engaged by existing or prior real estate developer clients to act as an independent third-party training services to the primary agency sales agents the developers have engaged. We started a pilot project in 2016 for this service offering, and began generating revenue in 2018 following our expansion into this service offering. In this role, we strive to leverage our expertise and experience in researching and creating sales programs and strategies uniquely tailored to each project and establishing and operating a sales project from end to end to evaluate the performance of another sales team, and if needed, create sales strategy, training and operating manuals for a sales team, as well as establishing the operating frameworks of a successfully-run sales program. Through our independent third-party training service services, we intend to establish our reputation in new local markets which are key to our contemplated expansion on a national level.

We have experienced substantial growth since we commenced operations in 2002. Our gross income was $5,532,244 and $5,302,030 for the years ended December 31, 2017 and 2016, respectively. Our net income after income tax was $1,167,002 and $996,550 for the years ended December 31, 2017 and 2016, respectively.

58

Corporate History and Structure

On January 26, 2018, we established a holding company, MDJM LTD (formerly known as MDJLEAD LTD.), under the laws of the Cayman Islands (“MDJM”). MDJM owns 100% of MDJCC Limited, a Hong Kong Company incorporated on February 9, 2018 (“MDJH Hong Kong”).

On March 9, 2018, WFOE was incorporated pursuant to PRC laws as a wholly foreign owned enterprise. MDJH Hong Kong holds the 100% equity interest in WFOE. On October 20, 2017, 2018, Xishe was incorporated pursuant to PRC laws as a limited company. Mingda Tianjin holds the 100% equity interest in Xishe.

On March 9, 2018, Xishe Xianglin was incorporated pursuant to PRC laws as a limited company. Xishe holds 51% of equity interest in Xishe Xianglin, and the remaining 49% is held by a non-related third-party, Zhongcai Nongchuang (Beijing) Technology Ltd. Co.

We operate through our variable interest entity, Mingda Tianjin, and its subsidiaries and branch offices. Mingda Tianjin was established in 2002 a limited company established pursuant to PRC laws, and began generating revenue in 2005. Since the inception of Mingda Tianjin, we have consolidated our business practice, consistently expanded our business operation beyond primary sales agency service to include stand-alone consulting services and more recently in 2016, launched independent third-party evaluation and training services, deepened our expertise and connection first in our native Tianjin market and then in other prominent second-and third-tier cities such as Chengdu, where we completed our first local project in 2014, Suzhou where we first registered Tianjin Mingda’s branch office (the “Suzhou Branch Office”) in 2017 and Yangzhou where we maintain an office and first registered Tianjin Mingda’s branch office to (the “Yangzhou Branch Office”) in 2017. Neither the Suzhou Branch Office nor the Yangzhou Branch Office are an independent legal entities from Tianjin Mingda. Each of the Suzhou Branch Office and the Yangzhou Branch Office is established pursuant to the local regulations that require non-local enterprises engaged in real estate service operations to register branch offices in local jurisdictions. The Suzhou Branch Office and Yangzhou Branch Office both started generating revenue in January 2018.

Mingda Tianjin’s shareholders include certain corporate entities controlled by PRC residents.

Pursuant to PRC laws, each entity formed under PRC law shall have certain business scope as submitted to the Administration of Industry and Commerce or its local counterpart. Pursuant to specific business scopes, approval by the relevant competent regulatory agencies may be required prior to commencement of business operations. As such, WFOE’s business scope is to primarily engage in technology development, provision of technology service, technology consulting; development of computer software and hardware, computer network technology, game software; provision of enterprise management and related consulting service, human resource consulting service and intellectual property consulting service. Since the sole business of WFOE is to provide Mingda Tianjin with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal to Mingda Tianjin’s net income after the deduction of the required PRC statutory reserve, such business scope is necessary and appropriate under the PRC laws. Mingda Tianjin, on the other hand, is also able to, pursuant to its business scope, provide real estate primary agency sales and real estate consulting businesses. Mingda Tianjin is approved by the competent regulatory body in Tianjin that regulates real estate brokerage services, to engage in real estate service and brokerage operations.

Mingda Tianjin started offering real estate agency sales service in 2002. Mr. Siping Xu controls 98.27% of Mingda Tianjin prior to this offering. We control Mingda Tianjin through contractual agreements, which are described under “Business — Contractual Agreements between WFOE and Mingda Tianjin.” MDJM is a holding company with no business operation other than holding the shares in MDJH Hong Kong, also a pass-through entities with no business operation. WFOE is exclusively engaged in the business of managing the operation of Mingda Tianjin.

59

The following diagram illustrates our corporate structure, including our principal subsidiaries, as of the date of this prospectus:

Contractual Arrangements between WFOE and Mingda Tianjin

Neither we nor our subsidiaries own any equity interest in Mingda Tianjin. Instead, we control and receive the economic benefits of Mingda Tianjin’s business operation through a series of contractual arrangements. WFOE, Mingda Tianjin and its shareholders entered into a series of contractual arrangements, also known as VIE Agreements, on April 28, 2018. The VIE agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Mingda Tianjin, including absolute control rights and the rights to the assets, property and revenue of Mingda Tianjin.

According to the Exclusive Business Cooperation Agreement, Mingda Tianjin is obligated to pay service fees to WFOE approximately equal to the net income of Mingda Tianjin after deduction of the required PRC statutory reserve.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Mingda Tianjin and WFOE, WFOE provides Mingda Tianjin with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Mingda Tianjin granted an irrevocable and exclusive option to WFOE to purchase from Mingda Tianjin, any or all of Mingda Tianjin’s assets at the lowest purchase price permitted under PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to Mingda Tianjin by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, the plus amount of the services fees or ratio decided by the board of directors of WFOE based on the value of services rendered by WFOE and the actual income of Mingda Tianjin from time to time, which is approximately equal to the net income of Mingda Tianjin after the deduction of the required PRC statutory reserve.

60

The Exclusive Business Cooperation Agreement shall remain in effect for ten years unless it is terminated by WFOE with 30-day prior notice. Mingda Tianjin does not have the right to terminate that agreement unilaterally. WFOE may unilaterally extend the term of that agreement with prior written notice.

The CEO of WFOE, Mr. Siping Xu, is currently managing Mingda Tianjin pursuant to the terms of the Exclusive Business Cooperation Agreement. WFOE has absolute authority relating to the management of Mingda Tianjin, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. The Exclusive Business Cooperation Agreement does not prohibit related party transactions. Upon establishment of the audit committee at the consummation of this offering, the Company’s audit committee will be required to review and approve in advance any related party transactions, including transactions involving WFOE or Mingda Tianjin.

Share Pledge Agreement

Under the Share Pledge Agreement between WFOE, and Siping Xu, Yang Li, Xia Ding, Qiang Ma, Liang Zhang, Meina Guo, Zhenyuan Huang, Mengnan Wang, Jie Zhang and Lei Cai , together holding 100% shares of Mingda Tianjin (“Mingda Tianjin Shareholders”), the Mingda Tianjin Shareholders pledged all of their equity interests in Mingda Tianjin to WFOE to guarantee the performance of Mingda Tianjin’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the Share Pledge Agreement, in the event that Mingda Tianjin or its shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The Mingda Tianjin Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Mingda Tianjin Shareholders further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Share Pledge Agreement is effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Mingda Tianjin. WFOE shall cancel or terminate the Share Pledge Agreement upon Mingda Tianjin’s full payment of fees payable under the Exclusive Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Mingda Tianjin’s obligations under the Exclusive Business Cooperation Agreement, (2) make sure the Mingda Tianjin Shareholders do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE control over Mingda Tianjin. In the event Mingda Tianjin breaches its contractual obligations under the Exclusive Business Cooperation Agreement, WFOE will be entitled to foreclose on the Mingda Tianjin Shareholders’ equity interests in Mingda Tianjin and may (1) exercise its option to purchase or designate third parties to purchase part or all of their equity interests in Mingda Tianjin and in this situation, WFOE may terminate the VIE agreements after acquisition of all equity interests in Mingda Tianjin or form new VIE structure with the third parties designated by WFOE; or (2) dispose the pledged equity interests and be paid in priority out of proceed from the disposal in which case the VIE structure will be terminated.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Mingda Tianjin Shareholders irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in Mingda Tianjin. The option price is equal to the capital paid in by the Mingda Tianjin Shareholders subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this prospectus, if WFOE exercised such option, the total option price that would be paid to all of the Mingda Tianjin Shareholders would be approximately $1,637,223.97, which is the aggregate registered capital of Mingda Tianjin. The option purchase price shall increase in case the Mingda Tianjin Shareholders make additional capital contributions to Mingda Tianjin, including when the registered capital is increased upon Mingda Tianjin receiving the proceeds from our initial public offering.

61

Under the Exclusive Option Agreement, WFOE may at any time under any circumstances, purchase, or have its designated person to purchase, at its discretion, to the extent permitted under PRC law, all or part of the shareholders’ equity interests in Mingda Tianjin. The Exclusive Option Agreement, together with the Share Pledge Agreement, Exclusive Business Cooperation Agreement, and the Power of Attorney, enable WFOE to exercise effective control over Mingda Tianjin.

The agreement remains effective for a term of ten years and may be renewed at WFOE’s election.

Powers of Attorney

Under each of the Powers of Attorney, the Mingda Tianjin Shareholders authorize WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Mingda Tianjin.

The term of each of the Powers of Attorney is the same as the term of the Exclusive Option Agreement. The Powers of Attorney is irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the Mingda Tianjin Shareholders are shareholders of Company.

Competitive Strengths

We believe that the following strengths enable us to capture opportunities in the rapidly growing real estate industry in China and differentiate us from our competitors:

•	Systematic and Effective Training. We believe a sales staff who can provide high-quality professional services consistently and an effective management team are critical to our successful expansions into new markets and the enhancement of our brand name. We have leveraged our in-house, experienced real estate experts to design and implement systematic training programs for new and existing sales staff to ensure they are equipped with knowledge of the standard protocols and best practices of various aspects of our business, as well as our demand for high-quality services. Once a sales team is assigned to a new project, each member of the team continues to receive on-the-job training specific to the project and the local real estate market. We perform periodic review of the performance of our sales staff and promote capable staff to management positions. In order to develop a management talent pool to manage and support our growth, we have also designed systematic training programs for our managerial employees at different levels on how to manage sales process and their sales staff. Our managerial employees are also encouraged to attend our real estate seminars and workshops to enhance their knowledge of the real estate industry in China. We believe that our systematic and effective training distinguishes us from our competitors and has contributed to our growth. Through systematic training across our organization, we hope to have a continuous supply of highly qualified real estate managerial and sales professionals to manage and support our anticipated expansion into new markets and strengthen our competitive position in existing markets.

•	Integrated Provider of a Full Range of Services. Our full range of services enable us to engage developer clients at early stages of their property development process. From providing feasibility studies prior to submissions of bids for development projects, consulting and strategizing at the inception of a proposed development project to marketing and sale of completed properties, we are capable of providing comprehensive one-stop services to our developer clients at various stages of the real estate development and sales process. Our sales force in the secondary real estate brokerage services market also promotes residual unsold units from the primary real estate agency services market, thereby enhancing our services to our developer clients in the primary real estate market and increasing transaction volume in the secondary real estate market. Furthermore, our in-house research capability, through our market research and development center, enhance our real estate consulting and information services and create a significant competitive advantage for us. They also allow us to attract developer clients at an early stage of the project and build an on-going relationship with them. As a result of our ability to provide a full range of real estate services, we increase our value and attractiveness to our clients at various stages of the real estate development, marketing and sales process.

62

•	Experienced and Stable Management Team. We have an experienced and stable management team with strong operational experience, execution capability and real estate industry expertise. Most of our senior management team members have participated in China’s real estate industry since its inception and have worked together as a team since our inception in 2002. In particular, our CEO, Mr. Siping Xu, is a well-recognized expert in real estate services with over 18 years of experience in the real estate industry. Our success is also attributed to a stable team of mid-level management, whom we have been able to attract and retain through a combination of performance-linked compensation, career-oriented training and career advancement opportunities. We believe our experienced and stable management team have contributed significantly to our past success and will continue to contribute to our further growth.

Growth Strategies

Our goal is to be the leading real estate services company in China and to provide a wide range of services to meet the diverse and evolving needs of the real estate industry. We intend to execute the following strategies to achieve our goal:

•	Expand Geographic Reach and Enhance Brand Recognition. We plan to provide real estate services and open new sales offices in additional cities in China. Our high quality, deep expertise, and professionally recognized work have allowed us to leverage our independent training services to enter new local markets. We aim to strategically expand our operations to additional cities, covering second tier and third tier cities that are undergoing significant economic growth and real estate development growth but are lacking in professional real estate service providers. Our entrance into new geographic markets will be carried out systematically in response to our real estate developer clients’ needs and market opportunities. We intend to invest in the promotion of our brand when we enter into a new market and to leverage our brand to capture growth opportunities. We intend to hire and train local employees and sales associates who are socially connected to the local markets. By expanding into new markets, we aim to lay the foundation for a nationwide network of sales offices that can provide seamless quality services to our developer clients who operate on national as well as local and regional scales.

•	Further Grow Each Existing Segment of Business. We plan to further grow each existing segment of our business to maximize our revenues and profitability.

➢	Primary real estate agency services. We intend to strengthen our leading position by gaining greater market share in existing markets and capturing market shares in new geographic markets. Our objective is to become the most recognized real estate services company in each of the markets where we operate while expanding into additional second and third-tier cities steadily. We plan to continue to raise the awareness of our brand through our marketing efforts and grow our database of prospective buyers as we expand our geographic coverage, while deepening our network in each local market we operate in.

➢	Real estate consulting services. We intend to further capitalize on our strong research capability, leveraging the expertise of our market research and development center to provide tailored real estate consulting services to assist clients in real estate product development and marketing and sales.

➢	Independent Third-party Training Services. We intend to further strengthen our leading position by devoting a portion of our resources to ensure the high quality of our services delivered to our clients.

63

•	Expand Service Offerings and Increase Cross-selling Opportunities. We offer a wide range of services across the primary real estate markets and the real estate consulting service market. As the real estate industry continues to grow and mature in China, we believe there are significant growth opportunities for new and innovative types of real estate services and we plan to continuously evaluate new growth areas and expand our service offerings to capture opportunities in these areas as they arise and our need to diversify our revenue streams. For example, we are considering expanding our expertise into long-term rental markets and other innovative residential real estate service offerings. We are also in the process of establishing new services where we oversee, manage and build offline and online sales network and provide brand promotion services for various types of real estate related projects and non-real estate projects. We intend to conduct the aforementioned new services through our subsidiaries, Xishe and Xishe Xianglin, by collaborating with the respective real estate developers, local governments that are promoting the relevant projects, and other service providers in the spaces. We intend to promote the cross-selling of our full range of existing and new services and the cross-utilization of our resources through enhanced coordination among different divisions while maintaining centralized management, thereby providing value-added services to our clients’ real estate development, marketing and sales process.

Our services

We generate our revenue primarily through providing primary real estate agency services to our real estate developer clients. All of our real estate developer clients operate in the PRC market. Primary real estate agency services refer to agency services provided for the primary real estate market, newly constructed and completed residential and commercial real properties. Currently, all our primary real estate agency services are for residential projects. In addition to the traditional agency services provided for the primary real estate market, we provide integrated agency services that incorporates any stage(s) in the residential real estate project value chain, that range from planning and design, to marketing and sales, and delivery and after-sale services, where we serve both our real estate developer clients, the prospective property buyers, and the property buyers. Our deep expertise and research and development capabilities in the real estate market with respect to each of the markets that we operate in, as well as our ability to establish, operate, monitor, improve and execute each step of the aforementioned process, have allowed us to achieve significant results in meeting the sales targets of primary real estate residential properties. In conjunction to our primary real estate agency services, for each aspect of the aforementioned process, we also provide real estate consulting services, and independent training service with respect to primary agent sales services. We may offer new complementary services to capture market trends and to serve the evolving needs of our clients.

Our principal business has traditionally been, and we expect will continue in the foreseeable future to be, providing real estate agency sales services. We derive substantially all of our real estate agency service revenues from gross commission income received serving as broker, or sales agents at the closing of real estate transactions. We provide primary real estate agency services to real estate developers of mainly residential properties. For the year ended December 31, 2017, our average residential property broker commission rate was 1.09%, which represents the average/standard commission rate earned by primary sales agents in a homesale transaction.

Through Mingda Tianjin and our two branch offices in Suzhou and Yangzhou, we own and operate a real estate agency sales business in the following local markets, Tianjin, Chengdu, Yangzhou and Suzhou, which represent 97.16%, 2.84%, 0% and 0% of our revenues for the year ended December 31, 2017, respectively. Our Suzhou and Yangzhou branch offices commenced generating revenue in 2018. As of the date of this prospectus, we have 137 employees dedicated to this segment of the business, including 80 sales agents serving in all of our four local markets.

64

From our inception in 2002 to December 31, 2017, we have been engaged by 42 real estate developers for 54 real estate projects, and accordingly, have completed the sale of 14,933 units. For the years ended December 31, 2017 and 2016, we completed the sale of 1,023 units and 2,768 units, respectively. The following table sets forth the total GFA and value of properties sold for the periods indicated:

	For the Years Ended December 31,
	2016	2017

Total GFA of new properties under contract (thousands of square meters)	321.84	111.63
Total value of new properties sold (millions of $)	727,056,598	264,114,642

Service Engagements

For both of our primary agency sales service and our consulting service offerings, we are typically considered by our developer clients and consulting service clients for engagement through a bidding process, where each of the potential bidders submit a detailed service plan and an estimated cost and service fee. The real estate industry has moved away from developer clients working exclusively with a few primary agency sales service providers, which has created opportunities for the Company to expand our market share, and penetrate into new markets with our integrated service offerings and excellent execution of sales and marketing strategies. Additionally, while we expect the majority of our revenues to continue to come from real estate projects where we act as the exclusive primary agency sales service provider, we have begun, in 2016, to gradually increase our bidding for real estate projects that have more than one primary agency sales service providers. We believe that participating as co-agency sales service providers will allow us to work with a wider group of real estate developer clients, and enable us to showcase and demonstrate our tailored sales and marketing strategic plans and our high quality team execution.

We typically enter into the bidding processes of real estate projects in the following two manners. First, we are invited to participate in the bidding process by real estate developer clients that we have previously collaborated, or where developer clients have included our company in their shortlist based upon our reputation. Second, we reach out to real estate projects in the bidding stage based upon the market intelligence we collect.

For our independent training services, our developer clients typically reach out to us and engage our services, based upon our reputation and our past performances as primary real estate service providers to these developer clients.

Primary Agency Sales Service

The following summarizes the specialized technical process we have established to provide an integrated, end-to-end primary agency sales service to our real estate developer clients on a project basis. Our full service offerings cover the entire life cycle of a real estate development project from pre-construction planning to closing of the sales of residential units. Some of our competitors specialize in certain stages of a project, such as sales and marketing. We have grown rapidly and expanded our expertise and service offering to every stage of a residential real estate project, as we believe that covering the entire life cycle provides synergy to the real estate projects. For example, in addition to formulating and executing sales and marketing strategies that are tailored to each real estate project, our team in sales and marketing collects buyer intelligence during their service to the potential buyers, which allows us to stay informed about the nuanced demands of potential buyers in each market that we operate. As such, we provide valuable insight to our developer clients in such planning and design aspects, from the design of the configuration of the residential units, to the market positioning, brand positioning of each residential project.

65

Real Estate Consulting Services

We offer a variety of services to developers who have obtained land development rights. We provide project feasibility studies that include general information on market conditions and trends and information concerning the demographics and the existing and projected amenities in the area where the residential project will be located. We also provide, if needed, a comprehensive analysis of the real estate transaction history of nearby development projects, including average selling price and sale activities, marketing and advertising campaigns employed, amenities and services offered, and demographics targeted by these projects. We then work with developers to define the targeted demographic and determine the floor plan, optimal unit size, price schedule, interior and landscaping design criteria, and services and amenities for each development phase.

Planning and Design

We provide project planning and design services which includes concept and architectural design, budgeting, financial analysis and projections. We believe careful planning is essential to control costs, quality and timing of our projects.

Our in-house design and advertising team work to ensure that our designs comply with PRC laws and regulations, and meet our design and other project objectives as a part of our design management process.

Marketing and Sales

As part of the primary real estate agency sales services provided to our developer clients, we devise customized marketing and sales strategies, establish standardized policies and procedures for the operation and sales team to execute such strategies, and implement and/or supervise the marketing and sales plans to seek to complete the sales targets and provide excellent developer client experiences and prospective buyer experiences. As such, we typically analyze the characteristics of the development project and the target market and advise our developer clients on both the overall marketing and advertising strategy, and specific marketing and advertising plans for various phases of the development. We maintain an internal marketing team for our development projects and maintain an internal sales force and operating as well as hire and train sales associates on a project basis. If needed, we may also select and engage third-party agencies to execute parts of our plans. We believe we have been able to significantly differentiate each project from similar projects in their respective local markets.

Our sales and operating team are also responsible for designing sales offices and sample show rooms tailored to the target buyers and target markets. Our team works with third-party service providers to prepare the advertising, promotion, and selling plans for each project. The sales force and sales associates hired and trained by us at each project will be responsible for following through on the entire sales and leasing process including setting monthly sales or leasing targets, controlling prices, implementing special promotions, monitoring external agency performance, and processing customer feedback.

We have a track record of rolling out attractive and differentiated projects that specifically cater to target buyers in each of the markets that we operate. In 2016, we successfully sold out two projects in Tianjin. In 2017, we successfully sold out four projects in Tianjin, one project in Chengdu, as well as reduced inventory floor area for an additional nine projects.

Delivery and After-Sale Services

We assist buyers in arranging for and providing information relating to financing. We also assist our customers in various title registration procedures relating to their properties, complementing the title registration services provided by the real estate developers. We offer various communication channels to customers to provide their feedback about our products or services. We also seek feedback from buyers regarding after-sale services.

We endeavor to deliver the units to our customers on a timely basis. We closely monitor the progress of construction of our property projects and conduct pre-delivery property inspections to ensure timely delivery. Once a property development has been completed, has passed the requisite government inspections and is ready for delivery, we notify our customers and hand over keys and possession of the properties.

66

We have sold an aggregate of approximately 0.88 million square meters of primary properties with transaction value totaling approximately RMB 12,965.49 million ($2,008.56 million) from 2014 to 2017 for real estate development projects in 4 cities in China, primarily Tianjin. We have approximately 81 real estate sales professionals, including 80 sales agents and 1 sales associate, working for us as employees.

Comprehensive Solution

If needed, we can help our developer clients develop comprehensive plans tailored to their development projects, ranging from overall development strategies and plans to architectural design, marketing and advertising strategies to operating ad profit models. We typically work closely with designated client staff to prepare detailed advice on the entire development and if needed, detailed frameworks for high quality execution of our plans. We also provide solutions to the post-completion and after-sales operation process.

Advertising Services

We also offer real estate advertising design services to our real estate developer clients through our in-house advertising design team. We believe this service also differentiates us from our competitors since a well-designed advertising plan coherently aligned with sales and marketing strategies, and overall development strategies leads to significant project synergy.

Real Estate Consulting Services

For clients who are not engaging us as their primary sales service providers, we are also able to offer stand-alone real estate consulting services that technical process mentioned above. Our real estate consulting services are tailored to meet the needs of our clients at various stages of real estate project development, sales process, and with particular requests and needs. For our real estate developer clients, our services are designed to them formulate solutions to meet their specific needs, from research of the specific markets and prospective buyers, to services designed to facility large-scale development project sales transactions. Major types of our consulting services include (1) project consulting where we offer a variety of services to developers who have obtained land development rights, including project feasibility studies, analysis of the real estate transaction history of nearby development projects, marketing and advertising consulting, and development of comprehensive plans for their projects; (2) detailed operating and sales frameworks tailored to each real estate project that ensure high quality execution of sales and marketing efforts, and the operation of the real estate sales office and post-closing services. Our clients include real estate developers, real estate design institutes and agencies, urban planning bureaus of various levels of governments, urban rail transportation companies, urban infrastructure development companies. We leverage our deep expertise in each step of the process involved in the planning and sale of a real estate project, to provide insights and a detailed plan of execution for our clients. We also provide research analysis and reports such as feasibility analysis, etc. to our clients who have such needs. We typically charge a monthly fee for each project, as well as a project completion fee if needed. In 2016 and 2017, we have not delivered any real estate consulting services independent of our primary agency sales services. We intend to expand on delivering real estate consulting services independent of our primary agency sales services in 2018.

Third-Party Training

For our independent training services, we may be engaged by real estate developer clients to act as an independent third-party training services to the primary agency sales agents the developers have engaged. We started a pilot project in 2016 for this service offering in response to a client’s engagement request, and began generating revenue in 2018 following our expansion into this service offering. Our third-party training services primarily relate to the sales and marketing aspect of a real estate project. In this respect, we have designed this service offering to leverage our deep expertise in each step of the process involved in the sales and marketing of a real estate project, to evaluate the overall framework and execution of plans of the sales agent team. Based upon our evaluation results, we would then formulate remedial plans or new plans, train the existing sales and operation team, and/or monitor their performances.

67

Major Customers

Our customers are primarily real estate developers. We also serve real estate design institutes and agencies, urban planning bureaus of various levels of governments, urban rail transportation companies, and urban infrastructure development companies. We rely on our developer customers for our revenues generated from our services primarily as primary real estate sales provider.

During the year ended December 31, 2017, our top four customers represented approximately 77% of our total net revenues, with 23%, 21%, 19% and 14%, respectively, from Binhai Land Purchase Co., Ltd, Tianjin Jingshang Property Co., Ltd., Tianjin Jiantai Real Estate Development Co., Ltd., and Tianjin Binhai New City Investment Co., Ltd., and the accounts receivable from these four customers were $469,640, $592,788, $22,557 and $196,982, respectively, as of December 31, 2017.

During the year ended December 31, 2016, our top four customers represented approximately 67% of our total net revenues, with 30%, 15%, 12% and 10%, respectively, from Tianjin Chengkai Property Co., Ltd., Binhai Land Purchase Co., Ltd., Tianjin Binhai New City Investment Co., Ltd., Tianjin Taida Development Co., Ltd and the accounts receivable from these four customers were $529,520, $496,084 $0 and $0, respectively as of December 31, 2016.

We have entered into primary sales service agreements with our real estate developer clients that are long-term in nature, with a non-fixed term of the length of the projects, on a project-to-project basis. The terms are typically for multiple years, but vary depending on whether all planned phases of each project are materialized. We depend on our existing real estate developer clients for our revenues and believe we have maintained good client relationship. We have been diligently expanding our network in search for new projects to bid on, so as to maintain our future revenue streams.

While we have not encountered our real estate developer clients terminating our service agreements, we have encountered circumstances where our real estate developer clients refused to pay the related service commissions. See “Legal Proceedings” for detailed information.

Marketing and Brand Promotion

We employ a variety of marketing and brand promotion methods to enhance our brand recognition and attract property buyers, including the following:

Advertisements. We have advertising arrangements with various consumer media outlets in the markets that we operate, including television stations, newspapers and industry publications. We also advertise and distribute informational brochures, posters and flyers at various real estate conferences, exhibitions and trade shows.

Prospective Buyers Database. Since 2002, we have established and maintained a database of all prospective buyers who have visited the sales offices of projects that we acted as primary sales agent. We have developed standardized data collection procedures to ensure the accuracy and timeliness of entry of data into our systems. We have collected real estate related information from such prospective buyers. As such, we regularly follow up with the prospective buyers who meet the target buyer profile of new real estate projects where our well-trained sales staff makes cold calls to prospective buyers. The Company’s collection and use of client information and transaction-related information are subject to Section 111 of General Provisions of the Civil Law of the People's Republic of China, effective as of 2017. The Company believes that it is compliant with the rules and regulations of Section 111 of General Provisions of the Civil Law of the People's Republic of China, effective as of 2017 as of the date of this prospectus.

Additionally, we promote our real estate projects to other real estate agents who are our third-party referral service providers. Our third-party referral providers informally bring prospective buyers to our attention, or invite prospective buyers to visit the sales offices of real estate projects that we are engaged. We do not rely on third-party referrals and this constitute a small part of our operation. Third-party referral service providers are paid a commission if prospective buyers referred by them successfully closes a real estate purchase from projects we service.

68

Competition

The real estate services industry in China is rapidly evolving, highly fragmented and competitive. Contrary to real estate development, real estate services require a smaller commitment of capital resources. This relatively lower barrier of entry permits new competitors to enter our markets quickly and compete with us. While we face competition in each geographic market in which we operate, in the primary real estate agency services market, we believe our comprehensive service offerings, carefully tailored sales strategy and effective execution of sales tactics, as well as our general project running, combined have contributed to our success and allowed us to stay ahead of the curve.

Our competitive position in Tianjin is stronger than our position in other local markets. We are a leading comprehensive real estate services company in Tianjin.

In the primary real estate agency services market, our main competitors include World Union Real Estate Consultancy (China) Ltd., Hopefluent Group Holdings Limited, and B.A. Consulting Company, all of which operate in multiple cities in China. In addition, we compete with local primary real estate agency services providers in each geographic market where we have a presence. Our major competitors in the Tianjin market are Shenzhen World Union Real Estate Consultants Co., Ltd., eHouse (China) Holdings Ltd. and Centaline Property Agency Ltd. Our major competitors in the Suzhou market are Birthidea Culture Media Co., Ltd., Tospur Real Estate Consulting Co., Ltd. and Beijing Syswin Lixiang Holding Group. Our major competitors in the Yangzhou market are Centaline Property Agency Ltd., eHouse (China) Holdings Ltd. and Xiamen New Visual Angle Real Estate Planning Agency Co., Ltd.

In the real estate consulting service market, we compete with other leading international and domestic real estate services companies which provide real estate consulting services, including DTZ International, Jones Lang LaSalle, CB Richard Ellis and First Pacific Savills.

In the independent third-party training service, we believe that we currently do not have any credible competitors as this innovative operation commenced recently.

Competition in the real estate services industry is primarily based on brand recognition, quality and breadth of services and overall client experience, and specifically in primary brokerage service, sales performance. We believe that our reputable “Mingdajiahe” brand, the breadth and quality of our services and our extensive experience, particularly in the primary real estate agency services market, give us competitive advantages over our competitors, especially primary real estate agency services provider who focus exclusively on sales and marketing without the additional value-added services we provide. While many of our competitors may have more financial and other resources than we do, we believe our research capability, our knowledge and experience as well as our execution capability distinguish us from our competitors and allow us to respond more promptly to market changes.

Employees

As of May 23, 2018, we had approximately 137 employees (including 80 sales agents and 1 sales associate) including Tianjin Mingda, the branch offices and the subsidiaries, which are all located in the PRC. None of our employees are subject to collective bargaining agreements governing their employment with us. We believe our employee relations are good.

Seasonality

We currently do not experience seasonality in our operations.

69

Legal Proceedings

Except for the following disclosure, we are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

On January 3, 2018, Mingda Tianjin filed a civil complaint in Jizhou District People's Court, Tianjin City (the “Jizhou Court”), alleging a breach of contract against Tianjin Huacheng Century Investment Co. Ltd. (the “Defendant’). Mingda Tianjin and the Defendant entered into a Sales Agency Service Contract on May 1, 2014, as supplemented on November 23, 2015, pursuant to which Mingda Tianjin was expected to provide sales agency services to the Defendant for real estate projects developed by the Defendant. Mingda Tianjin stated that it has performed its duty fully in accordance with the Sales Agency Service Contract and its accompanying agreements signed by both parties. However, since November 2015, the Defendant has defaulted on sales agency fees and retention fees earned by Mingda Tianjin pursuant to the Sales Agency Service Contract, for an aggregate amount of RMB2,792,854, approximately $429,700. Despite Mingda Tianjin’s repeated efforts to demand payment by the Defendant of the outstanding agency sales fees and retention fees, the Defendant had failed to make the relevant payments. Mingda Tianjin then sought relief from the Jizhou Court for the following claims, (a) for the Defendant to pay to Mingda Tianjin’s the accrued sales agency fees, retention fees and loss due to overdue payment in the aggregate of RMB3,050,893.7, approximately $469,368, and (b) for the Defendant to be responsible for the relevant litigation fees. Mingda Tianjin and the Defendant reached a civil mediation agreement as approved by the Jizhou Court by agreeing that the defendant will pay Mingda Tianjin the sales agency fee by installments, with the first installment of RMB500,000, approximately $76,900 due by or before February 9, 2018, the second installment of RMB1,146,427, approximately $176,400 due by or before October 31, 2018, and the third installment of RMB1,146,427, approximately $176,400 due by or before December 31, 2018. Any delay in payment of any of the three installments will be considered a default and all outstanding installment payments shall be automatically accelerated and due immediately, with Mingda Tianjin’s option to enforce all outstanding payments by the Defendant in the Jizhou Court. Mingda Tianjin agreed to be responsible for the litigation fees for both parties in connection with this claim, in the amount of RMB 15,604, approximately $2,400. Mingda Tianjin retains the right to appeal the mediation agreement.

The first installment of $76,900, which was received in 2018, was included in section of accounts receivable of the accompanying consolidated financial statements. The Company did not recognize the second and third installments totaled approximately $352,800, due to the uncertain of the collectability.

Tax

Mingda Tianjin, Yangzhou Branch Office, and Suzhou Branch Office, as PRC entities, are subject to enterprise income tax (“EIT”) according to applicable PRC tax rules and regulations. Xishe and Xishe Xianglin currently do not have any substantial operating activities, but once it does begin operation, will be subject to EIT according to applicable PRC tax rules and regulations.

PRC enterprises are required to prepay the EIT on a monthly or quarterly basis and to file provisional EIT returns with the tax authorities within 15 days of the end of each quarter based on actual monthly or quarterly profits. Enterprises that have difficulty in paying monthly or quarterly tax based on actual monthly or quarterly profits may make payments based on the monthly or quarterly average taxable income in the preceding calendar year, or by any other methods approved by the relevant tax authorities. Mingda Tianjin together with Yangzhou Branch Office, and Suzhou Branch Office, have filed all quarterly EIT returns based on actual quarterly profits since its inception.

Facilities/Property

Our main operations are based at our corporate office at Suites 1305, 1305 and 1306, Saidun Buildinng, Heping District, Tianjin, PRC. We lease an aggregate of 611.47 square meters of property from an unrelated third party pursuant to three lease agreements of similar terms. Two of the lease agreements are from January 2017 to December 2018  and one for a one-year term from January 1, 2018. The aggregate annual rent is RMB735,012 (approximately $115,932). The lease agreements for the above properties may be renewed upon a 30-day advanced written notice prior to the lease term expiration from the Company upon approval from the landlord  and for preferential renewal under similar terms as the current leases, and may be terminated upon one-month advanced written notice by either party accompanied by termination fee equal to one-month of rent.

We also lease an office in Tianjin from an unrelated third party for an annual rent of RMB 13,200 (approximately $1,987) for a 5-year term beginning on October 1, 2016.  The lease agreement for the forgoing property may be renewed upon a 30-day advanced written notice prior to the lease term expiration from the Company upon approval from the landlord and for preferential renewal under similar terms as the current leases, and may be terminated upon one-month advanced written notice by either party accompanied by termination fee equal to one-month of rent.

Our Yangzhou branch office is located at Suite 798, No. 23, City of Yangzhou Information Service Industry Party, Yangzhou, Suzhou province, PRC. We lease 57.66 square meters of property from an unrelated third party. The lease agreement is for a one-year period from November 1, 2017 to October 31, 2018, and the annual rent is RMB25,116 (approximately $3,720). The lease agreement may be renewed upon written confirmation one month prior to end of the lease term upon approval from the landlord, and may be terminated with a three-month advanced written notice by either party.

70

While we have sales teams operating on developer client sites in two additional local markets, Suzhou and Chengdu, we do not currently maintain local offices in these two markets. We believe our facilities are sufficient for our business operation.

REGULATIONS

We operate our business in China under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the State Administration for Industry and Commerce (the “SAIC”), and their respective local offices, and Ministry of Housing & Urban-Rural Development (the “MHURD”) and their respective local offices. This section summarizes the principal PRC regulations applicable to our business.

Regulations on Real Estate Service Related Activities

The principal regulations governing the real estate service industry in China are (i) the Law on Administration of the Urban Real Estate issued by the Standing Committee of National People’s Congress (“NPCSC”) in July 1994, as amended in 2007 pursuant to Chairman’s Order No. 72, as further amended in 2009 pursuant to Chairman’s Order No. 18, and (ii) the Administrative Measures for Real Estate Brokerage jointly issued by the Ministry of Housing & Urban-Rural Development (“MHURD”), the National Development and Reform Commission (“NDRC”), and the Ministry of Human Resources & Social Security (“MOHRSS”) in 2010, and further amended on March 1, 2016 and effective as of April 1, 2016. Based upon the opinion of our PRC counsel, Beijing Jingsh Law Firm, we are in material compliance with PRC regulations applicable to our business.

Regulation on the Establishment of Real Estate Services Companies

Under applicable regulations, real estate services include real estate consulting services, real estate appraisal services, and real estate brokerage services. Real estate brokerage services include real estate agency sales services that we provide, and as such, we are subject to regulations related to real estate services companies and real estate brokerage companies. Under PRC laws, a company is required to obtain a business license from the SAIC before it can commence business. To qualify as a real estate services company, a company must register with the local offices of SAIC in each locality where it operates. Thus, pursuant to the Administrative Measures for Real Estate Brokerage, we are required to file with the real estate regulatory authorities at the county level or above within 30 days after effecting the SAIC registration. To continue its real estate service operation, a real estate service company or branch offices of a real estate service company must meet certain organizational, financial and operational criteria, such as possessing sufficient funding and employing qualified personnel, as well as, keep proper records and comply with prescribed procedures in delivering its services. While real estate service companies and their branch offices are not required to obtain approval from local real estate regulatory authorities or other local government bodies prior to commencement of operations, local governments may impose different regulations with respect to operation eligibility and deadlines for primary real estate agency service providers and/or their branch offices to meet such eligibility requirements. Typically, local governments may impose eligibility standards including but not limited to registered capital, minimum number of qualified real estate brokers and/or sales associates, and/or minimum size of the operating premises. For local governments requesting service providers to comply with eligibility requirements, there may be a deadline imposed, and service providers’ inability to comply may result in fines, penalties and/or the suspension of operation.

Currently, our primary market is in the Tianjin Autonomous Municipality, and we also operate in Chengdu of Sichuan province, and Suzhou and Yangzhou of Jiangsu province.

The Tianjin government requires a real estate brokerage company to employ at least two licensed real estate brokers.

71

The Yangzhou government requires a real estate brokerage company to have a physical premise of no less than 20 square meters, a registered capital of at least RMB 100,000 (approximately $12,814), and employ at least one full-time real estate broker or 3 full-time real estate broker associates. The Yangzhou government also requires a brokerage firm engaged in servicing commercial houses transactions to have a registered capital of at least RMB 500,000 (approximately $64,070), with three or more full-time real estate brokers, and all sales staff required to qualify as real estate broker associates. Any branch offices of a real estate brokerage or service company are required to meet the same requirements as set forth above. The Yangzhou government also established a database that records any non-compliant history by any real estate brokerage companies, company representatives, and those directly responsible for such non-compliant activities, pursuant to which the relevant companies and personnel may be barred from operating in the real estate market.

The Suzhou government requires a real estate brokerage company to have a physical premise of no less than 15 square meters, maintain adequate capital for its business operations, and employ at least three real estate brokers. Suzhou government also established a database that records any non-compliant history by any real estate brokerage companies, company representatives, and those directly responsible for such non-compliant activities, pursuant to which the relevant companies may have their real estate license revoked, and personnel may be barred from operating in the real estate market.

We are in the process of filing or preparing the relevant documents for the record filings submission with respect to our Suzhou Branch Office and Yangzhou Branch Office. The requirements of local real estate administrative authorities for such filing vary and we cannot assure you that we will be able to complete such filing in a timely manner.

The Chengdu government requires the branch office of a real estate brokerage company to employ at least two real estate brokers.

With respect to our anticipated strategy of expanding into new local markets, we plan to fully comply with local regulations relating to the business operation of real estate service related activities with respect to any new markets we may decide to operate in. We believe that we will be able to fully comply with the relevant record-filing requirements and eligibility requirements with respect to any new markets we may decide to operate in.

Regulation of Real Estate Agency Companies, Brokers and Agents

Pursuant to the Regulatory Measures on the Sale of Commercial Houses promulgated by the Ministry of Construction (“MOC”), effective June 1, 2001, a real estate developer may entrust a real estate service organization as a broker to pre-sell or sell primary residential housing. The regulatory measures provide that the real estate broker must not make any false statements regarding a property to clients and must present clients with relevant title certificates or sale permits of the properties and the related letter of authorization. Thus, according to these regulatory measures, we are not permitted to act as agents to sell primary residential housing for which requisite certificates, permits or authorization letters have not been obtained. Our real estate developer clients typically obtain the requisite certificates, permits or authorization letters needed for the pre-sale sale of primary residential housing.

On December 29, 2006, the MOC and the People’s Bank of China (“PBC”) promulgated the Circular Concerning Strengthening the Management of Real Estate Services and Regulating the Trade Settlement Capital Account, which provided a number of specific directives to regulate the real estate services industry. Under the Circular, we are not permitted to receive cash purchase payments on behalf of our clients in secondary real estate transactions and we are required to establish separate security deposit accounts for our clients in these transactions.

On July 29, 2016, the MHURD, the NDRC, the PBC, the SAIC, the Ministry of Industry and Information Technology ( “MIIT”), State Administration of Taxation (“SAT”), and the China Banking Regulatory Commission (“CBRC”) promulgated and issued the Opinion on Strengthening the Management of Real Estate Services and Promoting the Growth of the Industry (“MHURD Opinion”), effective immediately. Residential real estate buyers typically require mortgage loans, and therefore many real estate brokerage firms have partnered with financial institutions. As such, the MHURD Opinion specifically prohibits real estate brokerage companies from limiting the mortgage loan options of residential real estate buyers, bundling financial services with real estate services, providing down payment loans in violation of PRC laws, or obtaining commissions or kickbacks for directing mortgage loans to specific financial institutions. Moreover, the MHURD Opinion requires filing records with local governments by real estate brokerage and service companies, and providing relevant information on all employees engaged in real estate brokerage services.

72

Violation of the aforementioned regulations may result in fines for a real estate brokerage company, requirement to remedy non-compliance within a specified period of time, a record entered into the database for non-compliant activities or the real estate company being restricted from entering into online contracts or barred from operating in the real estate market.

With respect to the regulation of real estate agents, in August 2004, the SAIC promulgated the Measures of the PRC on Management of Brokers (the “Measures”). Brokers, as defined in the Measures, include individuals, legal persons and other entities that act as intermediary broker or agent in economic transactions for the purpose of obtaining commissions. The local offices of the SAIC are the administrative bodies for brokers, responsible for handling registrations of brokers and supervising their activities. Different types of brokerages are required to obtain corresponding qualification licenses applicable to their respective businesses. Within 20 days after a brokerage employs or dismisses any broker, it must file the broker’s information and the related contracts with the local offices of SAIC. In addition, no brokerage or broker can engage in any activities beyond the permitted business scope or against clients’ interests. In cases of non-compliance, the local offices of SAIC can issue warnings or impose fines up to RMB30,000 ($3,844).

Pursuant to the Interim Regulation on Professional Qualification for Real Estate Brokers and the Implementing Measures on the Examinations of Professional Qualification for Real Estate Brokers issued by the Ministry of Personnel and MOC in December 2001, to practice as a qualified real estate broker an individual must first obtain a qualification certificate for real estate brokers, and then obtain a real estate broker license. An individual broker who fails to obtain the required qualification certificate or license will not be permitted to engage in real estate agency services on our behalf.

However, in August 2014, the MOHRSS promulgated and issued the Notice on Effective Follow-up of the Cancellation of Professional Qualification for Certain Professionals, pursuant to which a real estate broker is no longer required to obtain the relevant qualification certificate before entering the industry. As such, an individual is permitted to engage in real estate agency services on our behalf without the real estate broker license.

In June 2015, the MOHRSS and the MHURD issued the Notice on Issuing “Regulations on the Professional Qualification for Real Estate Brokers” and “Conducting Qualification Examination for Real Estate Professionals,” effective as of July 2015. Regulations on the Professional Qualification for Real Estate Brokers provides that real estate broker associates and real estate brokers are subject to certain examinations in order to qualify to engage in real estate brokerage services. To qualify for the real estate broker associate examinations, an applicant must have obtained a high school diploma or equivalent. To qualify for the real estate broker examinations, an applicant must have either (1) obtained an associate degree and worked in the real estate industry for a specified period of time, or (2) worked in the real estate industry for at least 6 years after obtaining the Certificate of Real Estate Broker Associate. Real estate brokerage professionals are required to register their certificates at the China Institute for Real Estate Appraisers and Agents. Conducting Qualification Examination for Real Estate Professionals provides that to pass the real estate broker associate examinations, individuals must pass both of the two required tests within two consecutive years, and that to pass the real estate broker examinations, individuals must pass all of the four required tests within four consecutive years.

Regulation of Real Estate Consulting Business

For real estate consulting services, as long as the service provider complies with the applicable regulations and rules in the aforementioned Regulation on the Establishment of Real Estate Services Companies and Regulation of Real Estate Agency Companies, Brokers and Agents, there are no further regulations.

73

Regulation of Real Estate Intermediary Service Charges

With respect to real estate brokerage service (including primary agency sales services), the Administrative Measures for Real Estate Brokerage requires real estate brokerage companies to expressly state their service charges. With respect to real estate consulting services, the PRC government issues pricing guidelines. However, specific charges are decided through negotiations between clients and the consulting service providers.

Pursuant to the Notice on Relaxing Restrictions issued by NDRC and MOHURD, real estate intermediary service fees are no longer subject to fee restrictions. The government may issue suggested fee guidance. Local governments retain the power to impose fee restrictions as they see fit. In the markets that we currently operate, the relevant local governments have not imposed fee restrictions.

Regulations on Housing Prices and Real Estate Tax

On January 7, 2010, the general office of the PRC State Council issued a circular to all ministries and provincial-level local governments to control the rapid increase in housing prices in order to attempt to cool down the real estate market in China. The circular reiterated that the purchasers of a second residential property for their households must make down payments of not less than 40% of the purchase price and the real estate developers must commence the sale within the mandated period as set forth in the pre-sale approvals and at the publicly announced prices.

On March 16, 2011, the NDRC issued the Provisions on Selling Real Estate at Expressly Marked Prices, which were implemented on May 1, 2011, to regulate price manipulation and arbitrary price increases by, among other things, requiring developers to re-register with the appropriate government department before increasing real estate prices.

Local government authorities of several municipalities and cities such as Beijing, Zhengzhou, Jinan, Chengdu and Hefei have successively promulgated more detailed regulations to restrict residents who have not resided in the local area for a certain period of time (ranging from 1 year to 5 years, evidenced by their individual income tax payment track records) from purchasing residential property in those areas.

On February 15, 2012, the Ministry of Land and Resources (“MLR”) issued the Circular on Issues Relevant to the Regulation and Control of the Real Property Market,  which provides that governments must strictly maintain the current range of restrictions on the real estate market.

On April 17, 2014, the General office of the PRC State Council issued a notice that, among other things, specifically emphasizes the importance of adopting real estate tax.

Regulations on Real Estate Related Advertisement

On December 29, 2006, MHURD and the PBC jointly promulgated and issued a circular to further strengthen the regulation of the PRC real estate services industry (the “Joint Circular”). According to the Joint Circular, a real estate brokerage company is prohibited from displaying information on properties until entering into a brokerage contract with the relevant clients, and from displaying any false, misrepresented or unverified information. The real estate brokerage company and its brokers shall not conceal transaction price and other transaction information from the parties to such transactions.

74

Advertising Law of the People’s Republic of China, as amended in 2015, and Interim Regulation of Real Estate Advertising, as published in 2015, set forth the regulations for real estate advertisements. Both state that real estate advertisements shall make truthful representations, with the total area of the apartment listed being specified as either building area or built-in building area. Furthermore, the advertisements shall not include any of the following: (1) making the promise that the property will appreciate in value or otherwise provide return on the investment; (2) indicating the location of the property using the traveling time to another specified property as a reference; (3) violating regulations concerning pricing; (4) making misrepresentations on infrastructures, commercial centers, cultural and educational facilities that are still under planning or under construction.

Provisions on Foreign Investment

All limited liability companies and joint stock limited companies incorporated and operating in the PRC are governed by the Company Law of the People’s Republic of China, or the Company Law, which was amended and promulgated by the Standing Committee of the National People’s Congress on December 28, 2013 and came into effect on March 1, 2014. In the latest amendment, paid-in capital registration, minimum requirement of registered capital and timing requirement of capital contribution were abolished. Foreign invested projects must also comply with the Company Law, with exceptions as specified in foreign investment laws.

With respect to the establishment and operation of wholly foreign-owned projects, or WFOE, the MOFCOM, and the National Development and Reform Commission, or NDRC, promulgated the Catalogue of Industries for Guiding Foreign Investment, or the Catalogue, as amended on March 10, 2015, which came into effect on April 10, 2015, and as further amended on June 28, 2017 and came into effect on July 28, 2017. The Catalogue serves as the main basis for management and guidance for the MOFCOM to manage and supervise foreign investments. The Catalogue divides industries for foreign investment into three categories: encouraged, restricted and prohibited. Those industries not set out in the Catalogue shall be classified as industries permitted for foreign investment. According to the Catalogue, real estate service section is neither restricted nor prohibited.

75

On September 3, 2016, the Standing Committee of the National People’s Congress promulgated the Decision of the Standing Committee of the National People’s Congress on Amending Four Laws Including the Law of the People’s Republic of China on Wholly Foreign-owned Enterprises (the “Decision”), which provides record-filing in lieu of administrative approval for the establishments and alterations of foreign invested enterprises (the “FIEs”) not subject to special administrative measures. On October 8, 2016, the MOFCOM issued the Interim Measures for Record-filing for the Establishment and Alteration of Foreign-invested Enterprises (the “Interim Measure”), and the MOFCOM and the NDRC jointly issued a statement (the “Joint Statement”), clarifying that the special administrative measures in this case are implemented by referencing the Catalogue. To be specific, the special administrative measures to be implemented are the restricted and prohibited industry categories as well as encouraged industry categories having shareholding and executive management requirements prescribed in the Catalogue. Since then, FIE establishments and alterations that are not subject to special administrative measures have been changed from a pre-approval system to a more standardized and convenient filing process.

As such, our WFOE, a wholly-foreign owned entity and an FIE, is subject to record-filing. We have made the relevant record filing with the Beijing Chaoyang District Commission of Commerce, as of March 27, 2018. Mingda Tianjin, Xishe, Xishe Xiangling, Suzhou Branch Office, and Yangzhou Branch Office are PRC domestic companies, and as such, are not subject to the FIE record-filing.

PRC Regulation of Intellectual Property Rights

The State Council and the NCAC have promulgated various rules and regulations and rules relating to protection of software in China. Under these rules and regulations, software owners, licensees and transferees may register their rights in software with Copy Protection Center of China or its local branches and obtain software copyright registration certificates. Although such registration is not mandatory under PRC law, software owners, licensees and transferees are encouraged to go through the registration process and registered software rights may be entitled to better protections.

The PRC Trademark Law, adopted in 1982 and revised in 2001 and 2013, respectively, with its implementation rules adopted in 2002 and revised in 2014, protects registered trademarks. The Trademark Office of the SAIC handles trademark registrations and grants a protection term of ten years to registered trademarks.

Regulations on Foreign Currency Exchange

Under the Foreign Currency Administration Rules promulgated in 1996 and revised in 1997 and various regulations issued by State Administration of Foreign Exchange, or SAFE, and other relevant PRC government authorities, Renminbi is convertible into other currencies for the purpose of current account items, such as trade related receipts and payments, interest and dividend. The conversion of Renminbi into other currencies and remittance of the converted foreign currency outside China for the purpose of capital account items, such as direct equity investments, loans and repatriation of investment, requires the prior approval from SAFE or its local office. Payments for transactions that take place within China must be made in Renminbi. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by SAFE or its local office. Unless otherwise approved, domestic enterprises must convert all of their foreign currency proceeds into Renminbi.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, which became effective as of November 1, 2005. According to the notice, a special purpose company, or SPV, refers to an offshore company established or indirectly controlled by PRC residents for the special purpose of carrying out financing of their assets or equity interest in PRC domestic enterprises. Prior to establishing or assuming control of an SPV, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch. The notice applies retroactively. As a result, PRC residents who have established or acquired control of these SPVs that previously made onshore investments in China were required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. These PRC residents must also amend the registration with the relevant SAFE branch in the following circumstances: (1) the PRC residents have completed the injection of equity investment or assets of a domestic company into the SPV; (2) the overseas funding of the SPV has been completed; (3) there is a material change in the capital of the SPV. Under the rules, failure to comply with the foreign exchange registration procedures may result in restrictions being imposed on the foreign exchange activities of the violator, including restrictions on the payment of dividends and other distributions to its offshore parent company, and may also subject the violators to penalties under the PRC foreign exchange administration regulations.

76

Regulations on Loans to and Direct Investment in PRC Entities by Offshore Holding Companies

According to the Provisional Regulations on Statistics and Supervision of Foreign Debt promulgated by SAFE on September 24, 1997 and the Interim Provisions on the Management of Foreign Debts promulgated by SAFE, the National Development and Reform Commission and the Ministry of Finance and effective from March 1, 2003, loans by foreign companies to their subsidiaries in China, which accordingly are foreign-invested enterprises, or FIEs, are considered foreign debt, and such loans must be registered with the local branches of SAFE. Under the provisions, these FIEs must register with the local branches of SAFE within 15 days from the date on which the loan agreements for the foreign debt are executed. In addition, the total amount of the accumulated foreign debt borrowed by an FIE is not allowed to exceed the difference between the total investment and the registered capital of the FIE. In addition, the total amount of accumulated foreign debt borrowed by an FIE is limited to the difference between the total investment and the registered capital of the FIE. Total investment of an FIE is the total amount of capital that can be used for the operation of the FIE, as approved by the MOFCOM or its local counterpart, and may be increased or decreased upon approval by the MOFCOM or its local counterpart. Registered capital of an FIE is the total amount of capital contributions made to the FIE by its foreign holding company or owners, as approved by the MOFCOM or its local counterpart and registered at the SAIC or its local counterpart.

According to applicable PRC regulations on FIEs, capital contributions from a foreign holding company to its PRC subsidiaries, which are considered FIEs, may only be made when the approval by the MOFCOM or its local counterpart is obtained. In approving such capital contributions, the MOFCOM or its local counterpart examines the business scope of each FIE under review to ensure it complies with the Catalogue, which classifies industries in China into three categories: “encouraged foreign investment industries,” “restricted foreign investment industries” and “prohibited foreign investment industries.” None of our PRC subsidiaries is engaged in any of the “restricted foreign investment industries” or “prohibited foreign investment industries” under the Catalogue.

Our PRC subsidiaries and branch offices, such as Mingda Tianjin, Suzhou Branch Office, Yangzhou Branch Office, Xishe Xianngling, and Xishe are FIEs subject to the regulations discussed above.

Regulations on Employee Share Options

Under the Implementation Rules of the Administrative Measures for Individual Foreign Exchange, or the Individual Foreign Exchange Rules, issued on January 5, 2007 by the SAFE, PRC citizens who are granted shares or share options by an overseas listed company according to its employee share option or share incentive plan are required, through the PRC subsidiary of such overseas listed company or any other qualified PRC agent, to register with the SAFE and complete certain other procedures related to the share option or other share incentive plan. Foreign exchange income received from the sale of shares or dividends distributed by the overseas listed company may be remitted into a foreign currency account of such PRC citizen or be exchanged into Renminbi. Our PRC citizen employees who have been granted share options, or PRC option holders, will be subject to the Individual Foreign Exchange Rules upon the listing of our Ordinary Shares on Nasdaq. If we or our PRC citizen employees fail to comply with these regulations, we or our PRC option holders may be subject to fines and legal sanctions.

Regulations on Dividend Distribution

The principal regulations governing dividend distributions by wholly foreign owned enterprises and Sino-foreign equity joint ventures include:

•	The Wholly Foreign Owned Enterprise Law (1986), as amended;

•	The Wholly Foreign Owned Enterprise Law Implementing Rules (1990), as amended;

77

•	the Sino-foreign Equity Joint Venture Enterprise Law (1979), as amended; and

•	the Sino-foreign Equity Joint Venture Enterprise Law Implementing Rules (1983), as amended.

Under these regulations, wholly foreign owned enterprises and Sino-foreign equity joint ventures in China may pay dividends only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. Additionally, a wholly foreign-owned enterprise is required, as other enterprises subject to PRC laws, to set aside at least 10% of its after-tax profits each year, if any, to fund statutory reserve funds until the cumulative amount of such funds reaches 50% of its registered capital. For each of our PRC subsidiaries that has achieved profit under the PRC accounting standards, it has set aside at least 10% of its after-tax profits to meet the statutory reserve requirements. A wholly foreign-owned enterprise may, at its discretion, allocate a portion of its after-tax profits calculated based on the PRC accounting standards to staff welfare and bonus funds. None of our PRC subsidiaries has set aside its after-tax profits, if any, to fund these discretionary staff welfare and bonus funds. We have not implemented any policy or plan for our PRC subsidiaries to maintain discretionary staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. These requirements apply to Mingda Tianjin.

Regulation on Overseas Listing

On August 8, 2006, six PRC regulatory agencies, namely, the MOFCOM , the State Assets Supervision and Administration Commission, the State Administration for Taxation, SAIC, CSRC, and SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rule, which became effective on September 8, 2006. This New M&A Rule requires, among other things, that offshore SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies controlled by PRC companies or individuals, obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, CSRC published a notice on its official website specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.

While the application of this new regulation remains unclear, we believe, based on the advice of our PRC counsel, Beijing Jingsh Law Firm, that CSRC approval is not required in the context of this offering based on their interpretation of the New M&A Rule and other existing regulations. Beijing Jingsh Law Firm’s legal opinion regarding this new M&A Rule is being filed as an exhibit to our registration statement on Form F-1 of which this prospectus is a part and is available at the website of the United States Securities and Exchange Commission, or the SEC, at www.sec.gov. See “Risk Factors — Risks Related to Doing Business in China — The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under a recently adopted PRC regulation. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors which could make it more difficult to pursue growth through acquisitions.”

MANAGEMENT

Set forth below is information concerning our directors, executive officers and other key employees. Effective as of May 18, 2018, Xia Ding, Qiang Ma, Liang Zhang, Zhengyuan Huang, Meina Guo, Mengnan Wang, Jie Zhang, and Lei Cai have formally resigned as our directors.

The following individuals are members of the Board and executive management of the Registrant. The Company's register of directors and officers will be updated to reflect (i) Siping Xu holding the positions of chief executive officer and chairman and (ii) Mengan Wang holding the position of chief financial officer.

Name	Age	Position(s)
Siping Xu	40	Chief Executive Officer; Chairman and Director
Mengnan Wang	38	Chief Financial Officer
Chunhui Sun *	31	Independent Director Nominee
Liding Sun *	46	Independent Director Nominee
Yang Li	39	Director
Wei Guan *	48	Independent Director Nominee

*	This individual has indicated his assent to occupy such position upon closing of this offering.

Mr. Siping Xu has been our Company’s Chief Executive Officer (“CEO”) and Chairman of the Board since January 26, 2018. Mr. Xu has served as Tianjin Mingda’s Chairman of the Board since September 2015 and served as the general manager of Tianjin Mingda from September 2002 to August 2015. From May 1998 to December 2000, Mr. Xu worked in the Finance Department of Tianjin Tenglong Real Estate Co., Ltd. From January 2001 to August 2002, Mr. Xu served as the development manager for Tianjin Jiezuo Real Estate Co., Ltd. Mr. Xu holds a bachelor’s degree in accounting and computer management from Tianjin University.

Mr. Mengnan Wang has been our Chief Financial Officer (“CFO”) since January 26, 2018, and the CFO and Chairman of the Supervisory Board of Mingda Tianjin since September 2015. From September 2002 to September 2015, Mr. Wang served as the Manager of Finance for Tianjin Mingda Real Estate Co., Ltd. In 2016, Mr. Wang obtained the certificate of ICMA. Mr. Wang is an experienced professional who has been working in the area of finance for 17 years. Mr. Wang holds a Bachelor’s degree in Computer Science from Tianjin University of Commerce.

Mr. Chunhui Sun is an independent director nominee of the Company. Since 2015, Mr. Sun has worked for Bohai Securities Co., Ltd. in the investment banking department as a project manager, and has focused on the areas of IPO, new OTC market offering, refinancing, and corporate bonds. Mr. Sun was the director and the lawyer for the public offerings of Tianjin Xinyu Construction Development Co., Ltd and Denair Energy Saving Technology (Shanghai) Co., Ltd on National Equities Exchange and Quotations (NEEQ). Mr. Sun served as the director for the acquisition of Tianjin Shiji Tianyuan Group Co., Ltd by Wuxi Huaguang Boiler Co., Ltd. Mr. Sun also participated in the IPO of Tianjin Eman Technology Co., Ltd. Further, Mr. Sun advised Tianjin Heping State Owned Asset Management Co., Ltd on its capital restructuring and corporate bond issuance. Mr. Sun holds a Master’s degree from Nankai University.

Mr. Yang Li has served as our director since January 26, 2018. He has also served as the general manager and director of Tianjin Mingda since September 2015. From May 2011 to September 2015, Mr. Li served as the deputy general manager of marketing for Tianjin Mingda. From January 2008 to April 2011, Mr. Li was the department director of eHouse China Tianjin Company. From June 2005 to August 2007, Mr. Li served as a department manager for Tianjin Yuxuan Consultant Co., Ltd. Li holds a bachelor’s degree in engineering from Tianjin University of Science and Technology.

Mr. Liding Sun is a director nominee of the Company. Mr. Sun has been the director of software development at CoreIp Solutions, a technology solutions consulting firm offering technology solutions across multiple industries since January 2011. Mr. Sun holds a Master’s degree and a Bachelor’s degree in Computer Science, both from UCLA.

Mr. Wei Guan is an independent director nominee of the Company. Mr. Guan co-founded Beijing Jingguanxuan Marketing Development Co., Ltd. as one of its shareholders and has served as its deputy managing director since October 2015. From March 1997 to October 2015, Mr. Guan worked for the Boutique Shopping Guide newspaper and its World magazine as an engineer. Mr. Guan received his bachelor’s degree from Capital University of Economics and Business in 1993. Mr. Guan received his postgraduate degree in Regional Economics from the Renmin University of China in 2001. Mr. Guan received his master’s degree in Business Administration from Foreign Economic and Trade University in 2006.

78

Pursuant to our articles of association as we expect them to be amended and become effective upon completion of this offering, the minimum number of directors shall consist of not less than one person unless otherwise determined by the shareholders in a general meeting. Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if any is held. At any annual general meeting held, our directors will be elected by a majority vote of shareholders eligible to vote at that meeting. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

For additional information see “Description of Share Capital — Directors”.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors upon closing of this offering.

Duties of Directors

Under Cayman Islands law, all of our directors owe three types of duties to us: (a) statutory duties, (b) fiduciary duties, and (iii) common law duties. The Companies Law (2018 Revision) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for reelection. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors.

79

Insider Participation Concerning Executive Compensation

The Board of Directors of the Registrant, which comprises of Director, Mr. Siping Xu was making all determinations regarding executive officer compensation from the inception of the Company up until the time where the three independent directors were installed.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon closing of this offering: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.  Our audit committee will consist of Chunhui Sun, Wei Guan and Liding Sun. Chunhui Sun will be the chairman of our audit committee. We have determined that Chunhui Sun, Wei Guan and Liding Sun will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Chunhui Sun qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•	reviewing with the independent auditors any audit problems or difficulties and management’s response;

•	discussing the annual audited financial statements with management and the independent auditors;

•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•	reviewing and approving all proposed related party transactions;

•	meeting separately and periodically with management and the independent auditors; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.  Our compensation committee will consist of Liding Sun, Chunhui Sun and Wei Guan upon the effectiveness of their appointments. Liding Sun will be the chairman of our compensation committee. We have determined that Liding Sun, Chunhui Sun and Wei Guan will satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•	reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

•	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•	reviewing and recommending to the board with respect to the compensation of our directors;

•	reviewing periodically and approving any long-term incentive compensation or equity plans;

•	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

80

Nominating and Corporate Governance Committee.  Our nominating and corporate governance committee currently consists of will consist of Liding Sun, Chunhui Sun and Wei Guan upon the effectiveness of their appointments. Wei Guan will be the chairperson of our nominating and corporate governance committee. Liding Sun, Chunhui Sun and Wei Guan satisfy the “independence” requirements of Section 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•	identifying and recommending to our board the directors to serve as members of committees;

•	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Corporate Governance

Our board of directors has adopted a code of business conduct and ethics, which is applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2017 and 2016 earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers in 2016 whose total compensation exceeded $100,000 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total ($)

Siping Xu	2017	44,386.79	0	0	0	0	0	0	44,386.79
CEO of the Company and Mingda Tianjin	2016	45,150.71	63,210.99	0	0	0	0	0	108,361.70

Mengnan Wang	2017	22,193.39	0	0	0	0	0	0	22,193.39
CFO of the Company and Mingda Tianjin	2016	21,070.33	45,150.71	0	0	0	0	0	66,221.04

81

Agreements with Named Executive Officers

On May 28, 2018, we have entered into employment agreements with our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.3 to this Registration Statement, we will agree to employ each of our executive officers for a specified time period, which will be renewed upon both parties’ agreement thirty days before the end of the current employment term, and payment of cash compensation and benefits shall become payable when the Company becomes a public reporting company in the US. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Our employment agreement with Mr. Siping Xu, our CEO, provides for a term of 3 years beginning in May 28, 2018, with an annual salary of $44,386.79, the payment of which commences when the Company becomes a public reporting company in the US.

Our employment agreement with Mengnan Wang, our CFO, provides for a term of 3 years beginning in May 28, 2018, with an annual salary of $22,193.39, the payment of which commences when the Company becomes a public reporting company in the US.

Compensation of Directors

For the fiscal years ended December 31, 2017 and 2016, we did not compensate our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for

•	each of our directors and executive officers who beneficially own our Ordinary Shares; and

•	each person known to us to own beneficially more than 5.0% of our Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 10,380,000 Ordinary Shares outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part.

The number and percentage of Ordinary Shares beneficially owned after the offering are based on (i) 11,580,000 Ordinary Shares outstanding following the sale of 1,200,000 Ordinary Shares if minimum offering amount is raised, AND (ii) 11,980,000 Ordinary Shares outstanding following the sale of 1,600,000 Ordinary Shares if minimum offering amount is raised. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of the prospectus, we have 10 shareholders of record, none of which are located in the United States. We will be required to have at least 300 shareholders at closing in order to satisfy the Nasdaq listing standards.

82

	Ordinary shares beneficially owned prior to this offering		Shares beneficially owned after this offering (Minimum offering amount)			Shares beneficially owned after this offering (Maximum offering amount)
Name	Number	%	Number	%		Number	%
Directors and Executive Officers:
Siping Xu(1)	10,200,000	98.27%			%			%

(1)	Mr. Siping Xu, our CEO and chairman of the Board, is also the 100% owner of MDJH Ltd. that holds 10,200,000 Ordinary Shares.

History of Share Capital

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on January 26, 2018. On the date of our incorporation, we issued 10,380,000 ordinary shares to certain founder shareholders in connection with entering into the VIE contractual arrangements.

As of the date of this prospectus, our authorized share capital consists of US$50,000 divided into 50,000,000 Ordinary Shares, par value US$0.001 per share. Holders of Ordinary Shares are entitled to one vote per share. We will issue Ordinary Shares in this offering.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

RELATED PARTY TRANSACTIONS

Upon completion of this offering, Mr. Siping Xu will hold 88% of the combined total of our outstanding Ordinary Shares if the minimum offering is raised, and 85.14% if the maximum offering is raised. Following the completion of this offering, Mr. Siping Xu will continue to have the power to act alone in approving any action requiring a vote of the majority of our Ordinary Shares and to elect all of our directors.

Contractual Arrangements with WFOE, Mingda Tianjin and Its Shareholders

We conduct our real estate services business through Mingda Tianjin, a VIE entity that we control through a series of contractual arrangements between our PRC subsidiary WFOE, Mingda Tianjin and its shareholders including but not limited to our principal shareholder, Mr. Siping Xu. Such contractual arrangements provide us (i) the power to control Mingda Tianjin, (ii) the exposure or rights to variable returns from our involvement with Mingda Tianjin, and (iii) the ability to affect those returns through use of our power over Mingda Tianjin to affect the amount of our returns. Therefore, we control Mingda Tianjin. For a description of these contractual arrangements, see “Business — Our History and Corporate Structure”.

Material Transactions with Related Parties

On January 26, 2018, the Company issued 10,380,000 Ordinary Shares to our Beneficial Owners, including some of our executive officers and directors  indirectly, in connection with entering into the VIE  contractual arrangements, in a private transaction under the Cayman Island laws, with 10,200,000 Ordinary Shares issued to MDJH LTD, an entity 100% controlled by Siping Xu, our CEO, chairman of the board and director, 10,000 Ordinary Shares issued to CANDM LTD, an entity 100% controlled by Yang Li, our director, and 10,000 Ordinary Shares issued to MNCC LTD, an entity 100% controlled by Mengnan Wang, our CFO.

83

Employment Agreements

See “Management — Employment Agreements”.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, which will become effective upon completion of this offering, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Law (2018 Revision) of the Cayman Islands, or the Cayman Companies Law, on January 26, 2018. A Cayman Islands exempted company:

•	is a company that conducts its business mainly outside the Cayman Islands;

•	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•	does not have to hold an annual general meeting;

•	does not have to make its register of members open to inspection by shareholders of that company;

•	may obtain an undertaking against the imposition of any future taxation.

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

Ordinary Shares

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Each holder of our Ordinary Shares will be entitled to receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Our authorized share capital is USD 50,000.00 divided into 50,000,000 Ordinary shares, par value US$0.001 per share. Subject to the provisions of the Cayman Companies Law and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Law. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 11,580,000 (if the minimum offering amount is raised) or 11,980,000 (if the maximum offering amount is raised) Ordinary Shares issued and outstanding held by at least 300 shareholders and beneficial owners which is the minimum requirement by Nasdaq Capital Market. The offering may terminate on the earlier of (i) any time after the minimum offering amount of our Ordinary Shares is raised, or (ii) 90 days from the effective date of this prospectus, or the expiration date. Shares sold in this offering will be delivered against payment from the escrow agent upon the closing of the offering in New York, New York, on or about [●], 2018, subject to extension upon our agreement with the underwriters to no later than  [●], 2018.

84

Listing

We have applied to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “MDJH.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Island Stock Transfer, 15500 Roosevelt Blvd, Suite 301, Clearwater, FL 33760.

Dividends

Subject to the provisions of the Cayman Companies Law and any rights attaching to any class or classes of shares:

(a) the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose.

(b) the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Law regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of share capital

Subject to the Cayman Companies Law, our shareholders may, by ordinary resolution:

(a) increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b) consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

85

(c) convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d) sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e) cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Law and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on shares and forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten per cent. per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)       either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)       whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the calls and forfeiture provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within fourteen days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Untraceable Shareholder

Subject to the Cayman Companies Law, we may sell, subject to certain conditions, any share of a shareholder who cannot be traced if, during a period of twelve years, at least three cash dividends in respect of the share have become payable and no such dividend during that period has been claimed.

Forfeiture or surrender of shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than fourteen clear days' notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

86

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share premium account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Law.

Redemption and purchase of own shares

Subject to the Cayman Companies Law and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Law, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to the restrictions contained in our articles, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors, executed by or on behalf of the transferor (and, if in respect of a nil or partly paid up share, or if so required by our directors, by or on behalf of the transferee).

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

87

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days' notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. However, the registration of transfers may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Law to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten per cent. of our paid up voting share capital deposited in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days' after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least fourteen days’ notice of an extraordinary general meeting and twenty-one days' notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Law and with the consent of the shareholders who, individually or collectively, hold at least ninety per cent. of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

The presence of one third of the shareholders, whether in person or represented by proxy, shall constitute a quorum at a general meeting.

If, within fifteen minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

88

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten per cent. of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, we are required to have a minimum of one director.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The remuneration of the directors shall be determined by the shareholders by ordinary resolution, except that the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a) he is prohibited by the law of the Cayman Islands from acting as a director;

(b) he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c) he resigns his office by notice to us;

(d) he only held office as a director for a fixed term and such term expires;

(e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

89

(h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Powers and duties of directors

Subject to the provisions of the Cayman Companies Law, our memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles. However, to the extent allowed by the Cayman Companies Law, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise then by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a) the giving of any security, guarantee or indemnity in respect of:

(i) money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

90

(ii) a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b) where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c) any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one per cent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d) any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e) any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Law) indemnities in favour of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of any thing to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalisation of profits

The directors may resolve to capitalise:

(a) any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b) any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalised must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Law, pass a special resolution allowing the liquidator to do either or both of the following:

(a) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Law, we must keep a register of members and there should be entered therein:

•	the names and addresses of our shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;

•	the date on which the name of any person was entered on the register as a shareholder; and

•	the date on which any person ceased to be a shareholder.

91

Under the Cayman Companies Law, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Law to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Law is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Law and the current Companies Act of England. In addition, the Cayman Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Law applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

92

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a) the statutory provisions as to the required majority vote have been met;

(b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Law.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

93

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Law, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owe three types of duties to the company: (a) statutory duties, (b) fiduciary duties, and (iii) common law duties. The Cayman Companies Law imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

94

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than five per cent of our paid up voting share capital deposited in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days' after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Law, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles, the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

95

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Law does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Law and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Law and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Law, our articles may only be amended by special resolution of our shareholders.

96

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been a public market for our Ordinary Shares. We are in the process of applying to list our Ordinary Shares on the Nasdaq Capital Market under the symbol MDJH. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have outstanding Ordinary Shares representing approximately 10.36% of our Ordinary Shares in issue if the Ordinary Shares are offered and sold at the minimum offering amount, and approximately 13.36% of our Ordinary Shares in issue if the Ordinary Shares are offered and sold at the maximum offering amount. This number excludes any issuance of aggregate of additional Ordinary Shares that could occur in connection with the conversion or exercise of our outstanding convertible promissory notes, options and warrants.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates without restriction or further registration under the Securities Act.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or
•	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

TAXATION

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Beijing Jingsh Law Firm, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of People’s Republic of China Enterprise Taxation below.

97

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although MDJM LTD does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of MDJM LTD and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

98

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of MDJM LTD, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that MDJM LTD and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because Beijing Jingsh Law Firm, our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because they do not meet some of the conditions out lined in SAT Notice. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors — Risks Related to Doing Business in China — Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Our company pays an EIT rate of 25% for Mingda Tianjin (or approximately $338,108 and $382,980 in the years ended December 31, 2017 and 2016). The EIT is calculated based on the entity's global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that Mingda Tianjin a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

99

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company. The Cayman Islands is not a party to any double tax treaties that are applicable to any payments made to us by the Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAXADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAXCONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	persons that elect to mark their securities to market;

•	U.S. expatriates or former long-term residents of the U.S.;

•	governments or agencies or instrumentalities thereof;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

•	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or

•	persons holding our Ordinary Shares through partnerships or other pass-through entities.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

100

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

101

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating Mingda Tianjin as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with Mingda Tianjin, and as a result, we are treating Mingda Tianjin as our wholly-owned subsidiary for U.S. federal income tax purposes.  If we are not treated as owning Mingda Tianjin for United States federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

•	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

102

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

103

UNDERWRITING

Network 1 Financial Securities, Inc. is serving as the underwriter (the “Underwriter”). Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell a minimum offering amount of 1,200,000 Ordinary Shares and a maximum offering amount of 1,600,000 Ordinary Shares on a best efforts basis. The offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any securities. The Underwriter is not required to sell any specific number of dollar amount of Ordinary Shares but will use its best efforts to sell the Ordinary Shares offered.

We do not intend to close this offering unless we sell at least the minimum number of Ordinary Share, at the price per Ordinary Share set forth on the cover page of this prospectus, to result in sufficient proceeds to list our Ordinary Shares on the Nasdaq Capital Market. We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “MDJH”. Because this is a best efforts offering, the Underwriter does not have an obligation to purchase any securities, and, as a result, we may not be able to sell the minimum number of Ordinary Shares. The offering may close or terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount of our Ordinary Shares is raised, or (ii) 90 days from the date of this prospectus, or the expiration date. If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us.

We expect that delivery of the ordinary shares will be made to investors through the book-entry facilities of The Depository Trust Company.

The underwriting agreement provides that the obligation of the Underwriter to sell the ordinary shares, on a best efforts basis, is subject to certain conditions precedent, including but not limited to (1) obtaining listing approval on NASDAQ, (2) delivery of legal opinions and (3) delivery of auditor comfort letters. The Underwriter is under no obligation to purchase any ordinary shares for its own account. As an offering on a best efforts basis, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The Underwriter may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Discounts, Commissions and Expenses

We have agreed to pay the Underwriter a fee equal to 7% of the gross proceeds of the offering from investors introduced by the Underwriter and a fee equal to 5% of the gross proceeds of the offering from investors introduced by us. We have agreed to pay the Underwriter a corporate finance fee equal to 2% of the gross proceeds of the offering. We have also agreed to reimburse the Underwriter’s reasonable out-of-pocket expenses relating to this offering up to $75,000, including but not limited to (i) reasonable travel and out-of-pocket expenses, (ii) reasonable fees of Underwriter’s counsel incurred by the Underwriter in connection with this offering, (iii) the cost of due diligence meetings; and (iv) preparation of printed documents for closing and deal mementos. As of August 2018, we have paid an advance of $45,000 to the Underwriter to be applied to the Underwriter’s anticipated out-of-pocket expenses. Such advance payments will be returned to us to the extent such out-of-pocket expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

The table below shows the per share and total commissions that we will pay to the underwriter, assuming a maximum commission fee of 7% of the offering price.

		Minimum offering amount				Maximum offering amount
		Per ordinary share		Total		Per ordinary share		Total
Initial public offering price	US$		US$		US$		US$
Commissions to the underwriter (7%) for sales to investors introduced by the underwriter	US$		US$		US$		US$
Proceeds to our company before expenses(1)(2)	US$		US$		US$		US$

(1)       Does not include (i) the warrant to purchase Ordinary Shares equal to 10% of the number of Ordinary Shares sold in the offering, (ii) a 2% corporate finance fee, or (iii) certain out-of-pocket expenses, each as described below.

In addition, we have agreed to grant the Underwriter non-redeemable warrants to purchase an amount equal to ten percent (10%) of the ordinary shares sold in the offering. The underwriter warrants will be exercisable, in whole or in part, during a period commencing on a date that is six months after the closing of the offering and will expire on the five-year anniversary of the effective date of the registration statement. Such warrants are exercisable at a price of 125% of the public offering price of the ordinary shares offered pursuant to this offering. We will register the shares underlying the underwriter warrants and will file all necessary undertakings in connection therewith. The underwriter warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any member participating in the offering and the officers or partners thereof, and that all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The underwriter warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise. The total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately US$[ ]. Expenses include the SEC and the FINRA filing fees, the NASDAQ listing fee, and printing, legal, accounting and miscellaneous expenses.

Each of our directors, executive officers and existing beneficial owners of 5% or above of our outstanding ordinary shares has agreed that, subject to certain exceptions, such director, executive officer or beneficial owner of our outstanding ordinary shares will not, without the prior written consent of the Underwriter, during the restricted period:

●	offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares; or

●	make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares;

whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

104

Prior to this offering, there has been no public market for the ordinary shares. The initial public offering price will be determined by negotiations between us and the Underwriter. In determining the initial public offering price, we and the Underwriter expects to consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Underwriter;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the Underwriter and us.

Neither we nor the Underwriter can assure investors that an active trading market will develop for our ordinary shares, or that the shares will trade in the public market at or above the initial public offering price.

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Underwriter may be required to make for these liabilities.

Deposit of Offering Proceeds

The proceeds from the sale of the ordinary shares in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing bank account at the branch of JPMorgan Chase Bank, N.A. established by the Escrow Agent (the “Escrow Account”). We have appointed Continental Stock Transfer & Trust Company, an independent third party, as our Escrow Agent. The purpose of the Escrow Account is for (i) the deposit of all subscription monies (checks or wire transfers) which are received by the Underwriter from prospective purchasers of our offered Ordinary shares and are delivered by the Underwriter to the Escrow Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds.

The Underwriter shall promptly deliver to the Escrow Agent all funds in the form of checks or wire transfers which it receives from prospective purchasers of our Ordinary shares by noon the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and funds are received. Simultaneously with each deposit to the Escrow Account, the Underwriter shall inform the Escrow Agent about the subscription information for each prospective purchaser. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “Continental Stock Transfer & Trust Company AAF MDJM LTD Escrow”. The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Escrow Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the raising of the minimum offering amount and no funds will be released to us until the completion of the offering. Release of the funds to us is based upon the Escrow Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through checks or wire transfers should be delivered to the Escrow Agent. Failure to do so will result in subscription funds being returned to the investor. In the event that the minimum offering amount is not raised by        , 2018 or the offering is otherwise terminated, all subscription funds from the escrow account will be returned to investors by noon the next business day after termination of the offering. Prior to        , 2018, in no event will funds be returned to you unless the offering is terminated. You will only be entitled to receive a refund of your subscription price if we do not raise a minimum of $6,000,000 by        , 2018.

Electronic Offer, Sale and Distribution of Ordinary shares

A prospectus in electronic format may be made available on websites maintained by the Underwriter, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations. In addition, ordinary shares may be sold by the Underwriter to securities dealers who resell Ordinary shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by any underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

105

Pricing of the Offering

Prior to this offering, there has been no public market for the ordinary shares. The initial public offering price is determined by negotiations between us and the representatives. Among the factors considered in determining the initial public offering price are our future prospects and those of our industry in general, our sales, earnings, certain other financial and operating information in recent periods, the price-earnings ratios, price-sales ratios and market prices of securities and certain financial and operating information of companies engaged in activities similar to ours, the general condition of the securities markets at the time of this offering, the recent market prices of, and demand for, publicly traded common share of generally comparable companies, and other factors deemed relevant by the representatives and us. Neither we nor the Underwriter can assure investors that an active trading market will develop for the ordinary shares, or that the ordinary shares will trade in the public market at or above the initial public offering price.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)       you confirm and warrant that you are either:

(b)       “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii) “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) person associated with the company under section 708(12) of the Corporations Act; or

(iv) “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance;

(b) you warrant and agree that you will not offer any of the ordinary shares issued to you pursuant to this document for resale in Australia within 12 months of those ordinary shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada.  The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations . Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Ordinary Shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares in the Cayman Islands.

106

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the Underwriter to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the Underwriter to produce a prospectus for such offer. Neither we nor the Underwriter has authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the Underwriter which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

•	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong. The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan. The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and ordinary shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

107

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our ordinary shares may not be circulated or distributed, nor may our ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our ordinary shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

LEGAL MATTERS

The validity of the Ordinary Shares and certain other legal matters as to United States Federal and New York State law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Bejing Jingshi Law Firm. Mei & Mark LLP is counsel for the underwriter. Mei & Mark LLP may rely upon Dahui Lawyers with respect to matters governed by PRC law.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016, and for the years ended December 31, 2017 and 2016 included in this prospectus have been so included in reliance on the report of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of RBSM LLP is located at 805 Third Avenue, Suite 1430, New York, NY 10022.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

108

MDJM, LTD

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

MDJM Ltd. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MDJM Ltd. and Subsidiaries (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditors since 2018.

New York, New York
May 29, 2018, except for Note 3, as to which the date is July 11, 2018.

F-2

MDJM Ltd and Subsidiaries

Consolidated Balance Sheets

As of December 31,

	2017	2016

Assets

Current Assets
Cash and cash equivalents	$3,117,740	$1,662,346
Accounts receivable, net of allowance for doubtful accounts $201,647 and $0, respectively	1,633,550	2,222,491
Other receivables	83,053	67,312
Prepaid expenses	299,666	27,955
Prepaid income tax	166,990	303,090
Total Current Assets	5,300,999	4,283,194

Property and Equipment, net	34,067	21,011

Other Assets
Other receivable	-	71,999
Total Other Assets	-	71,999

Deferred tax assets	50,412	-

Total Assets	$5,385,478	$4,376,204

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued liabilities	$473,685	$856,869
Other taxes payable	124,799	166,338
Total current liabilities	598,484	1,023,207

Other payable	-	3,024

Total liabilities	598,484	1,026,231

Stockholders’ Equity:
Ordinary shares: 50,000,000 shares authorized, 10,380,000 shares issued and outstanding, par value: $0.001 per share *	10,380	10,380
Additional paid in capital	2,562,057	2,562,057
Statutory reserve	232,542	108,982
Retained earnings	2,042,081	998,639
Accumulated other comprehensive loss	(60,066)	(330,085)
Total stockholders’ equity	4,786,994	3,349,973

Total liabilities and Stockholders’ Equity	$5,385,478	$4,376,204

*	Prior to the formation of MDJM, Mingda Tianjin issued 10,380,000 founder shares to its shareholders. Each shareholder of Mingda Tianjin received MDJM's ordinary share at one to one ratio in connection with entering into the VIE agreements or restructuring. On January 26, 2018, MDJM issued 10,380,000 Ordinary Shares to entities controlled by the shareholders of Mingda Tianjin. All references to numbers of ordinary shares and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect such issuance of shares on a retrospective basis.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MDJM Ltd and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

For the Years Ended December 31,

	2017	2016

Revenue	$5,532,244	$5,302,030

Operating Expenses:
Selling expenses	263,797	424,824
Payroll and payroll taxes	3,067,837	3,580,791
Rent expenses	115,615	111,708
Depreciation and amortization	7,232	5,590
Provision for doubtful accounts	194,149	-
Other general and administrative	293,931	305,810
Total Operating Expenses	3,942,561	4,428,723

Income from Operations	1,589,683	873,307

Other Income (Expenses):
Government grants	-	436,458
Interest income	32,112	19,015
Other expenses	(58,241)	-
Total Other Income (Expenses) - net	(26,129)	455,473

Income before income tax	1,563,554	1,328,780
Income tax	(396,552)	(332,230)

Net Income	$1,167,002	$996,550

Net income per share
Basic and Diluted	$0.11	$0.10
Weighted Average Shares *
Basic and Diluted	10,380,000	10,380,000

Comprehensive income:
Net Income	$1,167,002	$996,550
Other comprehensive income, net of tax:
Change in foreign currency translation adjustments	270,019	(210,781)
Total other comprehensive income	$1,437,021	$785,769

*	Prior to the formation of MDJM, Mingda Tianjin issued 10,380,000 founder shares to its shareholders. Each shareholder of Mingda Tianjin received MDJM's ordinary share at one to one ratio in connection with entering into the VIE agreements or restructuring. On January 26, 2018, MDJM issued 10,380,000 Ordinary Shares to entities controlled by the shareholders of Mingda Tianjin. All references to numbers of ordinary shares and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect such issuance of shares on a retrospective basis.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MDJM Ltd and Subsidiaries

Consolidated Statements of Changes in Stockholders' Equity

For the Years Ended December 31, 2017 and 2016

	Common Stock				Retained	Accumulated Other	Total
	Number of Shares *	Amount	Additional Paid in Capital	Statutory Reserve	Earnings (Deficit)	Comprehensive Loss	Stockholders' Equity
Balance - December 31, 2015	10,380,000	$10,380	$2,535,561	$606	$110,465	$(119,304)	$2,537,708
Issuance of 80,000 ordinary shares of VIE for cash			26,496				26,496
Comprehensive income:
Net income				108,376	888,174		996,550
Other comprehensive income, net of tax:							-
Change in foreign currency translation adjustment						(210,781)	(210,781)
Balance - December 31, 2016	10,380,000	10,380	2,562,057	108,982	998,639	(330,085)	3,349,973
Comprehensive income:
Net income				123,560	1,043,442		1,167,002
Other comprehensive income, net of tax:							-
Change in foreign currency translation adjustment						270,019	270,019
Balance -December 31, 2017	10,380,000	$10,380	$2,562,057	$232,542	$2,042,081	$(60,066)	$4,786,994

*	Prior to the formation of MDJM, Mingda Tianjin issued 10,380,000 founder shares to its shareholders. Each shareholder of Mingda Tianjin received MDJM's ordinary share at one to one ratio in connection with entering into the VIE agreements or restructuring. On January 26, 2018, MDJM issued 10,380,000 ordinary shares to entities controlled by the shareholders of Mingda Tianjin. All references to numbers of ordinary shares and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect such issuance of shares on a retrospective basis.

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MDJM Ltd and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2017	2016

Cash Flows from Operating Activities:
Net income	$1,167,002	$996,550
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,232	5,590
Provision for doubtful accounts	194,149	-
Loss on disposal of assets	1,213	-
Change operating assets and liabilities
Decrease (increase) in accounts receivables	516,593	(520,116)
Decrease (increase) in other receivables	103,603	(69,312)
Decrease (increase) in prepaid expense	(297,392)	(19,184)
Increase in deferred tax assets	(48,537)	-
Increase (decrease) in accounts payable and accrued expenses	(430,286)	309,566
Increase (decrease) in income tax payable	150,636	(205,787)
Increase (decrease) in other tax payable	(50,753)	(2,167)
Increase (decrease) in other payable	-	3,161
Net Cash Provided by Operating Activities	1,313,460	498,301

Cash Flows from Investing Activities:
Purchase of office equipment and software	(19,659)	(18,283)
Net Cash Used in Investing Activities	(19,659)	(18,283)

Cash Flows from Financing Activities:
Proceeds from issuance of shares	-	27,692
Net Cash Provided by Financing Activities	-	27,692

Effect of exchange rate changes on cash and cash equivalents	161,593	(105,204)

Net increase in cash and cash equivalents	1,455,394	402,506
Cash and cash equivalents - beginning of year	1,662,346	1,259,840
Cash and cash equivalents - end of year	$3,117,740	$1,662,346

Supplemental Disclosure Cash Flow Information:
Cash paid for:
Interest	$-	$-
Income taxes	$294,454	$538,017

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MDJM LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization

MDJM LTD (the “Company” or “MDJM”) was incorporated on January 26, 2018 under the laws of the Cayman Islands as an exempted company under the name of MDJLEAD LTD. Effective on May 7, 2018, the Company’s corporate name changed to MDJM LTD. The Company through its subsidiaries and consolidated variable interest entity (“VIE”), is principally engaged in providing end-to-end services in the life cycle of a residential real estate project, including primary real estate agency services, real estate consulting services, and training and evaluation with respect to primary agency sales services in the People’s Republic of China (“PRC”). The Company or MDJM, its subsidiaries and consolidated VIE are also collectively referred to as the “Group”, or where appropriate, the terms the “Group”, “we”, “our, or “us” are also referred to as MDJM or the Company and its subsidiaries and the consolidated VIE as a whole. The Company’s subsidiaries and the consolidated VIE are also referred to as “Subsidiaries”.

MDJCC Limited (“MDJH Hong Kong”) was incorporated on February 9, 2018 under the laws of Hong Kong. MDJM owned 100% interest of MDJH Hong Kong.

Beijing Mingda Jiahe Technology Development Co. Ltd. (“Mingda Beijing”), was a limited liability company organized on March 9, 2018 under the laws of the PRC, a wholly-foreign owned entity (“WFOE”) and 100% owned by MDJH Hong Kong. Mingda Beijing is also referred to as WFOE.

Tianjin Mingda Jiahe Real Estate Co. Ltd. (“Mingda Tianjin” or “VIE”), was a limited liability company organized on September 25, 2002 under the laws of the PRC.

The following table lists the wholly-owned subsidiaries and the consolidated VIE of the Company as of April 30, 2018:

Name of the Company	Date of Incorporation	Place of Incorporation	Percentage of Ownership
MDJCC Limited	2/9/2018	Hong Kong	100%
Beijing MingdaJiahe Technology Development Co. Ltd	3/9/2018	PRC	WFOE
Tianjin Mingdajiahe Real Estate Co., Ltd.	9/25/2002	PRC	VIE

VIE Arrangements

PRC regulations currently prohibit or restrict foreign ownership of companies that provide services in certain industrials. To comply with these regulations, on April 28, 2018, Mingda Beijing, a WFOE entered into a series of contractual arrangements with Mingda Tianjin, a VIE. The Agreements provide WFOE effective control over and the ability to receive substantially all of the economic benefits of its VIE.

Agreements that Transfer Economic Benefits of the VIE to the Group

On April 28, 2018, Mingda Beijing, the WFOE entered innto an “Exclusive Business Cooperation Agreement” (“Business Agreement”) with Mingda Tianjin.  Pursuant to the Business Agreement, Mingda Beijing, the WFOE will provide with a series of consulting and technical support services to Mingda Tianjin and are entitled to receive 100% of Mingda Tianjin’s net income after deduction of the required PRC statutory reserve. The service fee is paid annually or at any such time agreed by WFOE and Mingda Tianjin. The term of this Business Agreement is valid for ten years upon execution of the agreement and may be extended or terminated prior to the expiration date at will of Mingda Beijing. Unless expressly provided by this Business Agreement, without prior written consent of the WFOE, the Mingda Tianjin may not engage any third party to provide the services offered by the WFOE under this agreement.

F-7

Agreements that Provide Effective Control over VIE

On April 28, 2018, each of the shareholders of the Minda Tianjin has entered into an “Exclusive Call Option Agreement” (“Option Agreement”) with Mingda Beijing. Pursuant to the Option Agreements, each of the shareholders of the Mingda Tianjin has granted an irrevocable and unconditional option to the Mingda Beijing or their designees to acquire all or part of such shareholder’s equity interests in Mingda Tianjin at its sole discretion, to the extent as permitted by PRC laws and regulations then in effect. The consideration for such acquisition of all equity interests in the Mingda Tianjin will be equal to the registered capital of the Mingda Tianjin, and if PRC law requires the consideration to be greater than the registered capital, the consideration will be the minimum amount as permitted by PRC law. The term of this Option Agreement is valid for ten years upon execution of the agreement and may be extended prior to the expiration date at will of Mingda Beijing.

On April 28, 2018, each of the shareholders of the Mingda Tianjin has also entered into an “Equity Pledge Agreement” (“Pledge Agreement”) with Mingda Beijing. Pursuant to which these shareholders pledged their respective equity interest in the Mingda Tianjin to guarantee the performance of the obligations of the VIE. Mingda Beijing, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. Pursuant to the Pledge Agreement, each shareholder of the Mingda Tianjin cannot transfer, sell, pledge, dispose of or otherwise create any new encumbrance on their respective equity interest in the Mingda Tianjin without the prior written consent of Mingda Beijing. The equity pledge right will expire when the termination of exclusive business cooperation and all service fees be paid. The equity pledges of the Mingda Tianjin have been registered with the relevant local branch of the State Administration for Industry and Commerce, or SAIC.

Risks in relation to the VIE structure

The Company believes that the Foreign Owned Subsidiaries’ contractual arrangements with the VIE are in compliance with the PRC law and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce these contractual arrangements and the interests of the shareholders of the VIE may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing the VIE not to pay the service fees when required to do so.

The Company’s ability to control the VIE also depends on the power of attorney the Foreign Owned Subsidiaries have to vote on all matters requiring shareholder approval in the VIE. As noted above, the Company believes this power of attorney is legally enforceable but may not be as effective as direct equity ownership.

In addition, if the legal structure and contractual arrangements were found to be in violation of any existing PRC laws and regulations, the Company may be subject to fines or other actions. The Company does not believe such actions would result in the liquidation or dissolution of the Company, the Foreign Owned Subsidiaries or the VIE.

The Company, through its subsidiaries, its WFOE and through the contractual arrangements, has (1) the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and (2) the right to receive benefits from the VIE. Accordingly, the Company is the primary beneficiary of the VIE and has consolidated the financial results of the VIE.

The accompanying consolidated financial statements present the historical financial position, results of operations and cash flows of Tianjin Mingdajiahe Real Estate Co. Ltd. and its subsidiaries, and adjusted for the effects of the corporate restructure as disclosed per above. Accordingly, the accompanying consolidated financial statements have been prepared as if the current corporate structure (“restructuring” or “reorganization”) had been in existence throughout the periods presented (see Note 8 for the 10,380,000 ordinary shares of MDJM issued on January 26, 2018 in connection with the reorganization and anticipation of the initial public offering (“IPO”) of the Company’s equity security).

F-8

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Principles of Consolidation

The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The accompanying consolidated financial statements include the financial statements of VIE, Mingda Tianjin and its subsidiaries and branch offices. All significant inter-company accounts and transactions have been eliminated on consolidation.

The Group evaluates each of its interests in private companies to determine whether or not the investee is a VIE and, if so, whether the Group is the primary beneficiary of such VIE. In determining whether the Group is the primary beneficiary, the Group considers if the Group (1) has power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receives the economic benefits of the VIE that could be significant to the VIE. If deemed the primary beneficiary, the Group consolidates the VIE.

VIE, Mingda Tianjin, has the following branch offices and or subsidiaries that have minimal transactions since incorporation, which have been included in its December 31, 2017 consolidated financial statements except the 51% owned subsidiary, which was formed and incorporated subsequent to December 31, 2017:

Name of the Subsidiaries Owned by VIEs	Date of Incorporation	Place of Incorporation	Percentage of Ownership
Tianjin Mingdajiahe Real Estate Corporation Yangzhou Branch	10/18/2017	Yangzhou, China	100%
Tianjin Mingdajiahe Real Estate Corporation Suzhou Branch	10/13/2017	Suzhou, China	100%
Xishe (Tianjin) Business Management Co. Ltd.	10/20/2017	Tianjin, China	100%
Xishe Xianglin (Tianjin) Business Operations & Management Co. Ltd.	3/9/2018	Tianjin, China	51%

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates. Significant accounting estimates reflected in the Group’s financial statements include useful lives and valuation of long-lived assets, allowance for doubtful accounts, assumptions related to the consolidation of entities in which the Group holds variable interests, valuation allowance on deferred tax.

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures (“ASC 820”). It clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

F-9

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable, other receivables, prepaid expenses, prepaid income tax, deferred tax assets, accounts payable and accrued liabilities, income tax payable and other taxes payable approximate their fair value based on the short-term maturity of these instruments.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and all highly liquid investments with an original maturity of three months or less.

The Company maintains cash and cash equivalents with various commercial banks within the PRC. At December 31, 2017 and 2016, cash balances held in PRC banks are uninsured. The Company has not experienced any losses in the bank accounts and believes it is not exposed to any risks on its cash held in PRC banks.

Property and Equipment, Net

Property and equipment are carried at cost, less accumulated depreciation. Costs include any incremental costs that are directly attributable to the construction or acquisition of the item of property and equipment. Maintenance and repairs are expensed as incurred, while major maintenance and remodeling costs are capitalized if they extend the useful life of the asset. Depreciation is computed using the straight-line method over the estimated useful lives.

When property and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in the results of operations.

Classification	Estimated Useful Life
Office Equipment and Fixtures	3 or 5 years
Computers	3 years
Software	10 years
Vehicles	5 years

Revenue Recognition

The Group recognizes revenue when there is persuasive evidence of an arrangement, service has been rendered, the sales price is fixed or determinable and collectability is reasonably assured. Revenues are recorded, net of sales related taxes.

The Company accounts for underwriting sales in accordance with ASC 976-605 “Accounting for Sales of Real Estate” (“ASC 976-605”). The commission revenue on underwriting sales is recognized when sales have been consummated, generally when title is transferred, and the Company no longer has substantial continuing involvement with the real estate asset sold. If the Company provides certain rent guarantees or other forms of support where the maximum exposure to loss exceeds the gain, it defers the related commission income by applying the deposit method. In future periods, the commission income are recognized when the remaining maximum exposure to loss is reduced below the amount of income deferred.

F-10

Commission revenue from property brokerage is recognized when the property developer and the buyer complete a property sales transaction, and the property developer grants confirmation to us to be able to invoice them accordingly. The time when we receive the commission is normally at the time when the property developer receives from the buyer a portion of the sales proceeds in accordance with the terms of the relevant property sales agreement, or the balance of the bank loan to the buyer has been funded or recognized under the sales schedule or other specific items of agency sales agreement with developer. At no point does the Company handle any monetary transactions nor act as an escrow intermediary between the developer and the buyer.

Revenue from marketing consultancy services is recognized when services are provided to clients, fees associated to services are fixed or determinable, and collection of the fees is assured.

Segment Information

The Group uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Group’s reportable segments. All of the Group's operations are considered by the chief operating decision maker to be aggregated in one reportable operating segment. Currently, all of the Group’s customers are in the People’s Republic of China and all income is derived from commission-based service and minimal consulting and other services, which represented less than 1% of total revenue.

Government Subsidies

Government subsidies include cash subsidies received by the Company’s subsidiaries in the PRC from local governments.

In recognizing the benefit of government subsidies in accordance with U.S. GAAP, the Company considers intended use of and restrictions of the subsidy, the requirements for the receipt of funds, and whether or not the incentive is given for immediate financial support, or to encourage activities such as land development in specified area. Each grant is evaluated to determine the propriety of classification on the consolidated statements of operations and consolidated balance sheets. If the government subsidies are more general in nature or driven by business performance measures, the government subsidies are classified as revenue. Otherwise, the government subsidies are classified as other income (expenses)

During the year of 2016, Tianjin Mingda, a VIE received none refundable government subsidies of $436,458 (RMB 2, 900,000). The subsidies was given by local government as a reward for the Company listed in the Chinese New Over the Counter System successfully in 2015. The Group recorded the subsidies received as other income in the consolidated financial statements.

Marketing and Advertising Expenses

Marketing and advertising expenses consist primarily of marketing planning fees and advertisements expenses used for targeted property sales. The Group expenses all marketing and advertising costs as incurred and records these costs within “Selling expenses” on the consolidated statements of operations when incurred. The Group incurred marketing and advertising expenses of $177,833 and $242,940 for the years ended December 31, 2017 and 2016, respectively.

Income Taxes

The Company is governed by the income tax laws of the PRC.

Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities, and their reported amounts in the financial statements, net operating loss carry forwards and credits by applying enacted statutory tax rates applicable to future years when the reported amounts of the asset or liability are expected to be recovered or settled, respectively. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

F-11

The Group only recognizes tax liabilities related to uncertain tax positions when such positions are more likely than not of being sustained upon examination. For such positions, the amount of tax liabilities that the Group recognizes the largest amount of tax liabilities that is more than fifty percent likely of being sustained upon the ultimate settlement of such uncertain position. There were no such tax liabilities be recognized in the accompanying consolidated financial statements. The Group records interest and penalties as a component of income tax expense. There were no such interest and penalties as of and for the years ended December 31, 2017 and 2016.

Per Share Amounts

The Company computes per share amounts in accordance with ASC Topic 260 “Earnings per Share” (EPS) which requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the net income (loss) available to holders of Ordinary Shares by the weighted-average number of Ordinary Shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Ordinary Shares were exercised or converted into Ordinary Shares or resulted in the issuance of Ordinary Shares that then shared in the earnings of the Company, if any. This is computed by dividing net earnings by the combination of dilutive ordinary share equivalents. There are no dilutive ordinary share equivalents as of December 31, 2017 and 2016. Accordingly, basic and diluted loss per share are the same.

Years Ended December 31,	2017	2016
Numerator for earnings per share:
Net income	$1,167,002	$996,550
Denominator for basic and diluted earnings per share:
Basic weighted average ordinary shares *	10,380,000	10,380,000
Per share amount
Per share - basic and diluted	$0.11	$0.10

* Prior to the formation of MDJM, VIE issued 10,380,000 ordinary shares to its shareholders. Each shareholder of VIE was expected to receive MDJM's share at one to one ratio. On January 26, 2018, MDJM issued 10,380,000 ordinary shares to entities controlled by the shareholders of Mingda Tianjin. All references to numbers of ordinary shares and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect such issuance of shares on a retrospective basis from the earliest period presented.

Comprehensive Income

The Company follows ASC 220-10, “Reporting Comprehensive Income” ASC 220-10 requires the reporting of comprehensive income in addition to net income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income. Comprehensive income generally represents all changes in shareholders’ equity during the period except those resulting from investments by, or distributions to shareholders

Foreign Currency Translation

The functional currency of the Company is the Chinese Renminbi (“RMB”) and the US Dollar (“US$”) is used as the reporting currency of the Group. Monetary assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollar at the rates of exchange ruling at the balance sheet date. Equity accounts are translated at historical exchange rates and revenues, expenses, gains and losses are translated using the average rate for the year or the period. Translation adjustments are reported as foreign currency translation adjustment and are shown as a separate component of other comprehensive income (loss) in the consolidated statements of changes in stockholders’ equity and comprehensive income.

F-12

US$ Exchange Rate	2017	2016	2015

Year end RMB	6.5075	6.9445	6.4855
Annual average RMB	6.7588	6.6444	6.2854

The financial records of certain of the Company’s subsidiaries are maintained in local currencies other than the U.S. dollar, such as Renminbi (“RMB”), which are their functional currencies. Transactions in other currencies are recorded at the rates of exchange prevailing when the transactions occur. Transaction gains and losses are recognized in the consolidated statements of operations. There was no transaction gain and losses recorded in 2017 and 2016.

Concentration Risk

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. All of the Company’s cash is maintained with state-owned banks within the People’s Republic of China of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts

Recently Issued Accounting Pronouncements

We consider the applicability and impact of all Accounting Standards Updates (“ASUs”). The ASUs not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on our consolidated financial position and/or results of operations.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers and supersedes and replaces nearly all existing GAAP revenue recognition guidance, including industry-specific guidance. The authoritative guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. The five steps are: (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations; and (v) recognize revenue when or as each performance obligation is satisfied. The authoritative guidance applies to all contracts with customers except those that are within the scope of other topics in the FASB ASC. The authoritative guidance requires significantly expanded disclosures about revenue recognition and was initially effective for fiscal years and the interim periods within these fiscal years beginning on or after December 15, 2016. In August 2015, the FASB issued ASU 2015-14 “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.” This standard defers for one year the effective date of ASU 2014-09. The deferral will result in this standard being effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017. The Group will implement this standard effective January 1, 2018. We assessed that the adoption of this authoritative guidance will have no material impact on our consolidated financial statements.

February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. This update requires an entity to recognize lease assets and lease liabilities on the balance sheet and to disclose key information about the entity’s leasing arrangements. ASU 2016-02 is effective for annual reporting periods, and interim periods therein, beginning after December 15, 2018, with early application permitted. A modified retrospective approach is required. The Group is in the process of evaluating the impact on its consolidated financial statements upon adoption.

In August 2016, the FASB issued ASU 2016-15, an update to ASC Topic 230, Statement of Cash Flows to provide guidance for areas where there is diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, with early adoption permitted. We are evaluating the impact of ASU 2016-15 but do not believe that the adoption will have a material impact on our consolidated financial statements.

F-13

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable and allowance for doubtful accounts consist of the following at December 31, 2017 and 2016:

	As of December 31,
	2017	2016
Accounts receivable	$1,835,224	$2,222,491
Allowance for doubtful accounts	(201,674)	$-
Accounts receivable, net	$1,633,550	$2,222,491

Accounts receivables are primarily due from the customers - real estate developers and are recognized and carried at the amount billed to a customer, net of allowance for doubtful accounts, which is an estimate for credit losses based on a review of all outstanding amounts on a periodic basis. The Company maintains an allowance for doubtful accounts which required significant judgments by management. The Company establishes a provision for doubtful accounts receivable when there is objective evidence that the Company may not be able to collect the receivables when due. The allowance is based on management's best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on customers’ credit, business, financial status, payment history and ongoing relationship, management makes conclusions on whether any balances outstanding at the end of each reporting period will be deemed uncollectible on an individual basis and on an aging trend analysis basis. Accounts receivable balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

As of December 31, 2017, we reserved 20% of the accounts receivable balance from one customer due to the customer’s delinquent payments since May 2017. As of July 10, 2018, the Company collected zero of the $559,234 outstanding accounts receivable at December 31, 2017 from this customer. We also reserved 20% of accounts receivable from another customer due to the estimation that the sold residence units may not be fully collectible. As of July 10, 2018, the Company collected $43,707 of the $443,057 outstanding accounts receivable at December 31, 2017 from this customer.

As of July 10, 2018, the Company collected $483,043 of the $1,633,550 outstanding accounts receivable balance at December 31, 2017.

All of the 2016 accounts receivable balance have been collected in subsequent periods and therefore, no allowance for doubtful accounts were recorded as of December 31, 2016.

Major Customers

During the year ended December 31, 2017, our top four customers represented approximately 77% of our total net revenues, with 23%, 21%, 19% and 14%, respectively, from Binhai Land Purchase Co., Ltd, Tianjin Jingshang Property Co., Ltd., Tianjin Jiantai Real Estate Development Co., Ltd., and Tianjin Binhai New City Investment Co., Ltd., and the accounts receivable from these four customers were $469,640, $592,788, $22,557 and $196,982, respectively, as of December 31, 2017.

During the year ended December 31, 2016, our top four customers represented approximately 67% of our total net revenues, with 30%, 15%, 12% and 10%, respectively, from Tianjin Chengkai Property Co., Ltd., Binhai Land Purchase Co., Ltd., Tianjin Binhai New City Investment Co., Ltd., Tianjin Taida Development Co., Ltd and the accounts receivable from these four customers were $529,520, $496,084 $0 and $0, respectively as of December 31, 2016.

F-14

NOTE 4 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	As of December 31,
	2017	2016
Office Equipment and Fixtures	$20,055	$9,308
Computers	31,791	29,790
Software	18,459	7,650
Auto	34,493	55,938
Total Assets	104,798	102,686
Less accumulated depreciation	(70,731)	(81,675)
Net Assets	$34,067	$21,011

During the years ended December 31, 2017 and 2016, depreciation expense for property and equipment amounted to $7,232 and $5,590, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:

	As of December 31,
	2017	2016
Payroll and social security payable	$163,397	$280,873
Bonus payable	307,338	575,996
Other payables	2,950	-
Total Accounts Payable and Accrued Liabilities	$473,685	$856,869

NOTE 6 – INCOME TAX PAYABLE

The Group conducts substantially all of its business through its subsidiaries and VIE, the operating entities located in the PRC and they are subject to PRC income taxes. The Group’s subsidiaries and VIE in the PRC are subject to a 25% standard tax rate in the years ended December 31, 2017 and 2016.

The components of deferred tax assets are as follows at December 31, 2017 and 2016:

	December 31,
	2017	2016
Deferred tax assets
Allowance for doubtful accounts	$50,412	$-
Loss on subsidiaries	5,663	35
Valuation allowance	(5,663)	(35)
Deferred tax assets	$50,412	$-

F-15

Reconciliation among income tax payable, the provision for income tax and income tax paid are as follows:

	December 31,
	2017	2016

Income before income tax	$1,563,554	$1,328,780
PRC tax rate	25%	25%
Provision for income tax	390,889	332,195
Deferred tax expense	5,663	35
Income tax expense	$396,552	$332,230

Income tax (prepaid) payable, beginning of the period	$(303,090)	$(113,711)
Income tax - current year	396,552	332,230
Income tax paid	(294,454)	(538,017)
Deferred tax assets	50,412	-
Exchange effects	(16,410)	16,408
Income tax (prepaid) payable, ending of the period	$(166,990)	$(303,090)

The Group adopted ASC 740-10-25 Accounting for Uncertainty in Income Taxes and such adoption did not have any material impact on the accompanying consolidated financial statements. The Group through its Chinese subsidiaries and VIE is principally engaged in the business located in PRC and therefor, is subject to income taxes in the PRC. Tax regulations are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. All tax positions taken, or expected to be taken, continue to be more likely than not ultimately settled at the full amount claimed. The Company’s tax filings are subject to the PRC tax bureau’s examination for a period up to 5 years. The Company is not currently under any examination by the PRC tax bureau.

NOTE 7 – OTHER TAXES PAYABLE

Other taxes payable consists of the following:

	As of December 31,
	2017	2016
VAT payable	$105,623	$148,642
Other additions and fees	5,912	5,491
Withholding taxes	13,264	12,205
Total Other Taxes Payable	$124,799	$166,338

In May of 2016, the Business Tax has been incorporated into Value Added Tax in China, which means there will be no more business / sales tax and accordingly some business operations previously taxed in the name of business tax will be taxed in the manner of VAT thereafter. The Company is subject to 5% of VAT for all its commission income.

Other additions and fees payable referred to urban maintenance and construction tax payable, 7% of VAT tax paid; additional education tax payable, 3% of VAT tax paid; and local education tax payable 2% of VAT tax paid,

Withholding taxes payable referred to individual income tax payable and social security taxes payable.

F-16

NOTE 8 – STOCKHOLDERS’ EQUITY

Ordinary Shares

The Company is authorized to issue up to 50,000,000 shares of ordinary share, par value $0.001 per share. Prior to the formation of the Company, its VIE, Mingda Tianjin issued 10,380,000 founders’ shares to its shareholders. Mr. Siping Xu, chief executive officer, and chairman is currently owned 10,200,000 shares, or 98.27% of outstanding ordinary shares. In connection with the corporate restructuring and anticipation of the IPO of the Company’s equity security, each shareholder of VIE received MDJM's ordinary share at one to one ratio. On January 26, 2018, MDJM issued 10,380,000 ordinary shares to entities controlled by the shareholders of Mingda Tianjin. All references to the numbers of ordinary shares and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect the issuance of 10,380,000 shares on a retrospective basis as if such shares were issued and outstanding throughout the periods presented.

NOTE 9 - STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each yearend). The statutory surplus reserve fund is non-discretionary other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of shares currently held by them, provided that the remaining statutory surplus reserve balance after such issuance is not less than 25% of the registered capital before the conversion.

The statutory reserve of Mingda Tianjin amounted to $232,542 and $108,982 as of December 31, 2017 and 2016, respectively.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Country Risk

As the Group's principal operations are conducted currently in the PRC, it is subject to considerations and risks not typically associated with companies in North America and Western Europe. These risks include, among others, risks associated with the political, economic and legal environments and foreign currency exchange limitations encountered in the PRC. The Group's results of operations may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, among other things.

In addition, all of the Group's transactions in the PRC are denominated in RMB, which must be converted into other currencies before remittance from the PRC. Both conversion of RMB into foreign currencies and remittance of foreign currencies abroad require approval of the PRC government.

Lease Commitments

The Group entered several lease agreements for office spaces located at Tianjin and Yangzhou city in China. Total monthly rent payable is RMB 64,444, or $9,903 per month under operating leases. The detail of each respective lease is summarized as following:

	Address	Location	Usage	From	To	Monthly Rent (RMB)	Monthly Rent ($US)
1	#36 N. Sports Institute	Tianjin	Registered Office	10/1/2016	9/30/2021	¥1,100	$169
2	RM 1304, C. Sandun Center	Tianjin	Office	1/1/2017	12/31/2018	21,314	3,275
3	RM 1305, C. Sandun Center	Tianjin	Office	1/1/2017	12/31/2018	25,216	3,875
4	RM 1306, C. Sandun Center	Tianjin	Office	1/1/2018	12/1/2018	14,721	2,262
5	RM 709, #23, Industrial Center	Yangzhou	Office	11/1/2017	10/31/2018	2,093	322
						¥64,444	$9,903

F-17

As of December 31, 2017, the future minimum rent payable under non-cancelable operating leases were:

For the year ended December 31,	Rental amount
2018	$120,037
2019	2,028
2020	2,028
2021	1,521
Total	$125,614

For the years ended December 31, 2017 and 2016, total rent expense was $98,995 and $92,884, respectively. Property management and utility expenses were $16,620 and $18,824, in 2017 and 2016, respectively.

Legal Proceeding

Except for the following disclosure, we are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

On January 3, 2018, Mingda Tianjin filed a civil complaint in Jizhou District People's Court, Tianjin City (the “Jizhou Court”), alleging a breach of contract against Tianjin Huacheng Century Investment Co. Ltd. (the “Defendant’). Mingda Tianjin and the Defendant entered into a Sales Agency Service Contract on May 1, 2014, as supplemented on November 23, 2015, pursuant to which Mingda Tianjin was expected to provide sales agency services to the Defendant for real estate projects developed by the Defendant. Mingda Tianjin stated that it has performed its duty fully in accordance with the Sales Agency Service Contract and its accompanying agreements signed by both parties. However, since November 2015, the Defendant has defaulted on sales agency fees and retention fees earned by Mingda Tianjin pursuant to the Sales Agency Service Contract, for an aggregate amount of RMB2,792,854, approximately $429,700. Despite Mingda Tianjin’s repeated efforts to demand payment by the Defendant of the outstanding agency sales fees and retention fees, the Defendant had failed to make the relevant payments. Mingda Tianjin then sought relief from the Jizhou Court for the following claims, (a) for the Defendant to pay to Mingda Tianjin’s the accrued sales agency fees, retention fees and loss due to overdue payment in the aggregate of RMB3,050,893.7, approximately $469,368, and (b) for the Defendant to be responsible for the relevant litigation fees. Mingda Tianjin and the Defendant reached a civil mediation agreement as approved by the Jizhou Court by agreeing that the defendant will pay Mingda Tianjin the sales agency fee by installments, with the first installment of RMB 500,000, approximately $76,900 due by or before February 9, 2018, the second installment of RMB1,146,427, approximately $176,400 due by or before October 31, 2018, and the third installment of RMB1,146,427, approximately $176,400 due by or before December 31, 2018. Any delay in payment of any of the three installment will be considered a default and all outstanding installment payments shall be automatically accelerated and due immediately, with Mingda Tianjin’s option to enforce all outstanding payments by the Defendant in the Jizhou Court. Mingda Tianjin agreed to be responsible for the litigation fees for both parties in connection with this claim, in the amount of RMB15,604, approximately $2,400. Mingda Tianjin retains the right to appeal the mediation agreement.

The first installment of $76,900, which was received in 2018, was included in section of accounts receivable of the accompanying consolidated financial statements. The Company did not recognize the second and third installments totaled approximately $352,800, due to the uncertain of the collectability.

NOTE 11 – RESTRICTED NET ASSETS OR PARENT COMPANY’S CONDENSED FINANCIAL STATEMENTS

The parent Company, Mingda Beijing a WFOE was formed on March 9, 2018. There is no reportable transactions as of December 31, 2017.

NOTE 12 – SUBSEQUENT EVENTS

On April 28, 2018, Mingda Beijing, the WFOE signed an “Exclusive Business Cooperation Agreement” (“Business Agreement”) with Mingda Tianjin.  Pursuant to the Business Agreement, Mingda Beijing, the WFOE will provide with a series of consulting and technical support services to Mingda Tianjin and are entitled to receive 100% of Mingda Tianjin’s net income after the deduction of the required PRC statutory reserve. The service fee is paid annually or any such time period agreed by Mingda Beijing and Mingda Tianjin. The term of this Business Agreement is valid for ten years upon execution of the agreement and may be extended or terminated prior to the expiration date at will of Mingda Beijing. Unless expressly provided by this Business Agreement, without prior written consent of the WFOE, the Mingda Tianjin may not engage any third party to provide the services offered by the WFOE under this agreement.

F-18

On April 28, 2018, each of the shareholders of the Mingda Tianjin has entered into an “Exclusive Call Option Agreement” (“Option Agreement”) with Mingda Beijing. Pursuant to the Option Agreements, each of the shareholders of the Mingda Tianjin has granted an irrevocable and unconditional option to the Mingda Beijing or their designees to acquire all or part of such shareholder’s equity interests in Mingda Tianjin at its sole discretion, to the extent as permitted by PRC laws and regulations then in effect. The consideration for such acquisition of all equity interests in the Mingda Tianjin will be equal to the registered capital of the Mingda Tianjin, and if PRC law requires the consideration to be greater than the registered capital, the consideration will be the minimum amount as permitted by PRC law. The term of this Option Agreement is valid for ten years upon execution of the agreement and may be extended prior to the expiration date at will of Mingda Beijing.

On April 28, 2018, each of the shareholders of the Mingda Tianjin has also entered into an “Equity Pledge Agreement” (“Pledge Agreement”) with Mingda Beijing. Pursuant to which these shareholders pledged their respective equity interest in the Mingda Tianjin to guarantee the performance of the obligations of the VIE. Mingda Beijing, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. Pursuant to the Pledge Agreement, each shareholder of the Mingda Tianjin cannot transfer, sell, pledge, dispose of or otherwise create any new encumbrance on their respective equity interest in the Mingda Tianjin without the prior written consent of Mingda Beijing. The equity pledge right will expire when the termination of exclusive business cooperation and all service fees be paid. The equity pledges of the Mingda Tianjin have been registered with the relevant local branch of the State Administration for Industry and Commerce, or SAIC.

F-19

1,200,000 Ordinary Shares

(minimum offering amount)

1,600,000 Ordinary Shares

(maximum offering amount)

MDJM LTD

Prospectus dated           , 2018

109

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon completion of this offering, provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.02 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.01 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On January 26, 2018, the Company issued 10,380,000 Ordinary Shares to the following founders, in connection with entering into the VIE contractual arrangements, in a private transaction under the Cayman Island laws, 10,200,000 Ordinary Shares to MDJH LTD, an entity 100% controlled by Siping Xu, our CEO and chairman and director, 10,000 Ordinary Shares to CANDM LTD, an entity 100% controlled by Yang Li, our director, 10,000 Ordinary Shares to BISMAN LTD, an entity 100% controlled by Xia Ding, 10,000 Ordinary Shares to MQTJ LTD, an entity 100% controlled by Qiang Ma, 100,000 Ordinary Shares to BGHDI LTD, an entity 100% controlled by Liang Zhang, 10,000 Ordinary Shares to YCS LTD, an entity 100% controlled by Zhengyuan Huang, 10,000 Ordinary Shares to TYMH LTD, an entity 100% controlled by Meina Guo, 10,000 Ordinary Shares to MNCC LTD, an entity 100% controlled by Mengnan Wang, our CFO, 10,000 Ordinary Shares to Jessica zz LTD, an entity 100% controlled by Jie Zhang, and 10,000 Ordinary Shares to MDJY LTD, an entity 100% controlled by Lei Cai.

110

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page 114 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

111

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tianjin, People’s Republic of China, September 7, 2018.

MDJM LTD

By:	/s/ Siping Xu
Mr. Siping Xu
Chief Executive Officer,
Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Siping Xu Name: Siping Xu		Chairman and Chief Executive Officer (principal executive officer)	September 7, 2018

/s/ Mengnan Wang Name: Mengnan Wang		Chief Financial Officer	September 7, 2018

/s/ * Yang Li Name: Yang Li		Director	September 7, 2018

* By:	/s/ Siping Xu
Name: Siping Xu Attorney-in-Fact

112

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on September 7, 2018.

Hunter Taubman Fischer & Li LLC.

By:	/s/ Ying Li
Name: Ying Li
Title: Partner and Member

113

EXHIBIT INDEX

Description
1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Association**

3.2	Amended and Restated Memorandum of Association**

4.1	Specimen Certificate for Ordinary Shares**

5.1	Form of opinion of Ogier regarding the validity of the Ordinary Shares being registered**

8.1	Form of opinion of Beijing Jjngsh Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)

10.1	Form of Agency Service Agreement**

10.2	Form of Supplement Agreement to Agency Service Agreement**

10.3	Form of Employment Agreement by and between executive officers and the Registrant**

10.4	Form of Indemnification Agreement with the Registrant’s directors and officers**

10.5	Exclusive Business Cooperation Agreement dated April 28, 2018, between WFOE and Tianjin Mingda**

10.6	Share Pledge Agreement dated April 28, 2018, between WFOE, Beneficial Owners, and Tianjin Mingda**

10.7	Exclusive Option Agreement dated April 28, 2018, between WFOE, Beneficial Owners, and Tianjin Mingda**

10.8	Powers of Attorney dated April 28, 2018, between WFOE, Beneficial Owners, and Tianjin Mingda**

10.9	Lease Agreement dated January 1, 2018 by and between the Registrant and Ping Han**

10.10	Lease Agreement dated January 1, 2017 by and between the Registrant and Ping Han**

10.11	Lease Agreement dated January 1, 2017 by and between the Registrant and Ping Han**

10.12	Lease Agreement dated October 1, 2016 by and between the Registrant and Tianjin Shuidi Yiyuan Business Hotel Co. Ltd.**

10.13	Lease Agreement dated October 24, 2017 by and between the Registrant and Zero Point Information Industry Investment Management Co., Ltd**

21.1	Subsidiaries**

23.1	Consent of RBSM LLP*

23.2	Consent of Ogier (included in Exhibit 5.1)

23.3	Consent of Beijing Jingsh Law Firm (included in Exhibit 99.2)

99.1	Code of Business Conduct and Ethics of the Registrant*

99.2	Form of opinion of Beijing Jingsh Law Firm, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements*

99.3	Consent of Chunhui Sun**

99.4	Consent of Liding Sun**

99.5	Consent of Wei Guan**

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment.

114